UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
TPG INC.

(Name of Registrant as Specified in its Charter)
PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)
:

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of TPG Inc.:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of TPG Inc. (“TPG,” the “Company,” “we” or “us”) to be held on Wednesday, June 3, 2026 at 6:00 p.m. EDT, virtually at www.virtualshareholdermeeting.com/TPG2026, for the following purposes:

1.

To elect to the board of directors the 14 nominees named in the accompanying proxy statement, in each case for a one-year term expiring at the annual meeting of stockholders of TPG to be held in 2027 (Item 1);

2.

To elect to the Executive Committee the nine nominees named in the accompanying proxy statement, in each case for a one-year term expiring at the annual meeting of stockholders of TPG to be held in 2027 (Item 2);

3.	To consider and vote on a non-binding advisory resolution to approve the compensation paid to our named executive officers for our 2025 fiscal year (commonly known as “say-on-pay”) (Item 3);

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Item 4); and

5.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting for various reasons. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders around the world to attend the Annual Meeting and provides cost savings for our stockholders and the Company.

Stockholders of record as of the close of business on April 8, 2026 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class B common stock are currently entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class A and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

In reliance on the Securities and Exchange Commission’s “notice and access” rules and in order to expedite our stockholders’ receipt of materials and to reduce the environmental impact of our Annual Meeting, we will

TPG | 2026 Proxy Statement | i

furnish our proxy materials via the Internet. Unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (a “Notice”) instead of a printed proxy statement, our 2025 annual report to stockholders (the “2025 Annual Report”) and proxy card or voting instruction card (together, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive proxy materials in printed form.

Whether or not you plan to attend, it is important that your shares are represented at the Annual Meeting. We encourage you to read the proxy materials and to submit your votes as soon as possible. You may authorize your proxy via the Internet or telephone or, if you received the proxy materials in printed form, by mail by completing and returning the proxy card. Instructions for voting can be found on your Notice or proxy card. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TPG2026, you must enter the control number found on your proxy card, voting instruction form or Notice. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

If a bank, brokerage firm or other nominee holds your shares, you should also contact your nominee for additional information.

By Order of the Board of Directors

/s/ Jennifer L. Chu
Jennifer L. Chu
Chief Legal Officer, General Counsel and Secretary
April 21, 2026

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on June 3, 2026: Our proxy statement and 2025 Annual Report are available at www.proxyvote.com. On or about April 21, 2026, we will send to certain of our stockholders a Notice of Internet Availability of Proxy Materials. Such Notice includes instructions on how to access our proxy statement and 2025 Annual Report and to vote online. For more information, see Frequently Asked Questions.

TPG | 2026 Proxy Statement | ii

TPG | 2026 Proxy Statement | iii

ANNUAL MEETING

OF

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the board of directors of TPG Inc. for use at the Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/TPG2026 on June 3, 2026, at 6:00 p.m. EDT, and any postponement or adjournment thereof. In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide our stockholders access to our proxy materials on the Internet. This proxy statement, the Notice and the accompanying proxy card, together with a copy of our 2025 Annual Report, which includes our Annual Report on Form 10-K filed for the year ended December 31, 2025 (the “Annual Report on Form 10-K”) with the SEC on February 17, 2026, are first being released to the Company’s stockholders on or about April 21, 2026.

On January 12, 2022, we completed a corporate reorganization (the “Reorganization”), which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with an initial public offering (the “IPO”) of our Class A common stock. The IPO closed on January 18, 2022. Unless the context suggests otherwise, references in this proxy statement to “TPG,” “the Company,” “we,” “us” and “our” are to TPG Inc. and its subsidiaries. As of the date of this proxy statement, the Company operates through its indirect subsidiary TPG Operating Group II, L.P. (“TPG Operating Group”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement may contain forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs, related to the integration of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, including, but not limited to, those described in “Item 1A.—Risk Factors” and “Item 7.—Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this proxy statement. Any forward-looking statement made by us in this proxy statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time,

TPG | 2026 Proxy Statement | 1

and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

WEBSITE REFERENCES

Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this proxy statement, nor does it constitute a part of this proxy statement.

TPG | 2026 Proxy Statement | 2

ITEM 1. ELECTION OF DIRECTORS

Our board of directors is currently composed of 13 directors, including nine management directors and four independent directors. Each of our 13 current directors, as well as Mr. McRaven, who has been appointed as a director effective May 1, 2026, is nominated for election or re-election, as applicable, at the Annual Meeting.

Pursuant to the Nasdaq Global Select Market (“Nasdaq”) listing standards, as a controlled company we are not required to have a majority of independent directors on our board. Our management directors are Mr. Coulter, Mr. Winkelried, Mr. Sisitsky, Ms. Vazquez-Ubarri, Mr. Davis, Mr. Raj, Mr. Rhodes, Mr. Sarvananthan and Mr. Trujillo. Our independent directors are Mr. Bright, Ms. Cranston, Ms. Elsesser, Ms. Messemer, as well as Mr. McRaven following his appointment. One of our founders (“Founders”), Mr. Coulter, serves as the Executive Chair of our board of directors. Consistent with our institutional commitment to good governance, we have established a clear and definite plan for both Founder succession and our long-term corporate governance transition to oversight by a majority independent board of directors. See “Corporate Governance—Corporate Governance Overview—Our Governance Plan.”

Our directors serve for one-year terms and are elected by the plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or removal. See “Corporate Governance—Board Composition—Director Nomination and Election Process.”

Board Recommendation

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the board of directors to determine that he or she should serve as a director. Our board of directors unanimously recommends that stockholders vote “FOR” the election of each of the following 14 director nominees.

TPG | 2026 Proxy Statement | 3

Our Director Nominees

Age 66 Committees Executive Committee

James Coulter

Founder, Executive Chair and Director

James G. (“Jim”) Coulter has been a member of our board of directors since TPG Inc.’s inception. Mr. Coulter has served as a Founding Partner of TPG since 1992, as well as serving, at various points, in roles including Executive Chair and Co-Chief Executive Officer of TPG, Managing Partner of TPG Rise Climate, Co-Managing Partner of The Rise Funds and served on the TPG Holdings Committee (as well as its predecessor committee) from its inception until the IPO. He has been a controlling stockholder of TPG since its formation in 1992.

Mr. Coulter has previously served on various boards including the boards of directors of Seagate Technology Holdings plc and Lenovo Group Limited, both public companies, and Continental Airlines, America West Airlines, Northwest Airlines, J.Crew Group, Inc. and MEMC Electronic Materials, Inc., all then public companies.

Throughout Mr. Coulter’s career, he has served on numerous other private company, advisory, academic and charitable boards. Mr. Coulter received a Bachelor of Arts degree from Dartmouth College, where he graduated summa cum laude, and an M.B.A. from the Stanford Graduate School of Business, where he was named an Arjay Miller Scholar.

TPG | 2026 Proxy Statement | 4

Age 66 Committees Executive Committee (Chair)

Jon Winkelried

Chief Executive Officer and Director

Jon Winkelried has been a member of our board of directors since TPG Inc.’s inception. Mr. Winkelried has been the Chief Executive Officer of TPG since 2021 and has been a Partner and was the Co-Chief Executive Officer of TPG since 2015. In addition, he served on the TPG Holdings Committee (as well as its predecessor committee) from its inception.

Mr. Winkelried has served within the last five years on the board of McAfee Corp, then a public company. Mr. Winkelried also currently serves as a director on the boards of various private companies, including Delos Living LLC, MX Technologies and Creative Planning, LLC. He serves on the board of trustees at Vanderbilt University and previously served on the board of trustees at the University of Chicago.

Beginning in 1982, Mr. Winkelried spent more than 27 years with the Goldman Sachs Group, Inc. in various roles, including as a Partner from 1990 to 2009, President and Co-Chief Operating Officer from 2006 to 2009, as a member of the board of directors from 2006 to 2009, as a longstanding member of Goldman’s management committee, partnership committee and capital committee, and as the Founding Chairman of its business practices committee. Prior to joining TPG in 2015, Mr. Winkelried managed JW Capital Partners with investments across a range of industries including technology, real estate, healthcare and natural resources from 2010 to 2013 and was a Strategic Advisor and Partner at Thrive Capital, a New York-based venture capital firm focused on technology investing, from 2013 to 2015. Mr. Winkelried received a Bachelor of Arts degree from the University of Chicago and an M.B.A. from the Graduate School of Business at the University of Chicago.

TPG | 2026 Proxy Statement | 5

Age 54 Committees Executive Committee

Todd Sisitsky

President and Director

Todd Sisitsky has been a member of our board of directors and has served as our President since TPG Inc.’s inception. Mr. Sisitsky has served as Managing Partner of TPG Capital in the United States and Europe since 2015, where he co-leads the firm’s investment activities in the healthcare services, pharmaceuticals and medical device sectors. He has played leadership roles in connection with TPG’s investments in Allogene Therapeutics, Adare Pharmaceuticals, Aptalis, Biomet, Ellodi Pharmaceuticals, Fenwal, Healthscope, Immucor, IQVIA Holdings, Inc. (and predecessor companies IMS Health and Quintiles), Monogram Health, Par Pharmaceutical and Surgical Care Affiliates.

With respect to public company directorships, Mr. Sisitsky currently serves on the boards of directors of IQVIA Holdings, Inc. and Allogene Therapeutics, Inc. and has, within the last five years, served on the board of Convey Health Solutions, Inc., then a public company. He also serves on the boards of directors of Confluent Medical Technologies and Monogram Health, both private companies.

He received a Bachelor of Arts degree from Dartmouth College, where he graduated summa cum laude, and an M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Sisitsky serves on the board of directors of the international non-profit Grassroot Soccer and the Board of Trustees at Dartmouth College.

Age 49 Committees Executive Committee

Anilu Vazquez-Ubarri

Chief Operating Officer and Director

Anilu Vazquez-Ubarri has been a member of our board of directors since TPG Inc.’s inception. Ms. Vazquez-Ubarri served as Chief Human Resources Officer from TPG Inc.’s inception until September 2023, at which point she transitioned to Chief Operating Officer. Ms. Vazquez-Ubarri is a Partner of TPG and also served on the TPG Holdings Committee until the IPO. She is a founding member and executive sponsor of TPG NEXT, the firm’s strategy to seed and accelerate the growth of investment firms owned by emerging managers.

Ms. Vazquez-Ubarri currently serves on the board of directors of the public company Upwork, Inc. and has, within the last five years, served on the board of directors of TPG Pace Beneficial II Corp, then a public company. Ms. Vazquez-Ubarri also currently serves on the board of directors of Greenhouse Software, Inc., a private company, and certain non-profit organizations, including the Vera Institute of Justice and the Charter School Growth Fund.

Prior to joining TPG in 2018, Ms. Vazquez-Ubarri worked at Goldman Sachs from 2007 until 2018, where she was most recently the firm’s Global Head of Talent and Chief Diversity Officer. Prior to Goldman Sachs, Ms. Vazquez-Ubarri was an associate at Shearman & Sterling LLP in the Executive Compensation & Employee Benefits group from 2002 to 2007. Ms. Vazquez-Ubarri received a Bachelor of Arts degree in History and Latin American Studies, cum laude, from Princeton University and a J.D. from Fordham University School of Law.

TPG | 2026 Proxy Statement | 6

Age 62 Committees Executive Committee

Kelvin Davis

Director

Kelvin Davis has been a member of our board of directors since TPG Inc.’s inception. Mr. Davis has been with TPG since 2000 and is the Chairman of TPG Real Estate and a Partner of TPG. From 2000 to 2009, Mr. Davis led TPG’s North American Buyout Group, encompassing investments in all non-technology industry sectors.

Mr. Davis has, within the last five years, served on the board of TPG RE Finance Trust, Inc., a public company. Mr. Davis has also served on the boards of various private companies, including Catellus Development Corporation and Arlington Business Parks LP.

Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, LLC, a private international real estate investment firm based in Los Angeles, which he co-founded in 1991. Mr. Davis earned a Bachelor of Arts degree in Economics from Stanford University and an M.B.A. from Harvard Business School, where he was a Baker Scholar, a John L. Loeb Fellow and a Wolfe Award recipient. He is also a long-time director, and past chairman, of Los Angeles Team Mentoring, Inc., a charitable mentoring organization, and is a trustee of the Los Angeles County Museum of Art.

Age 47 Committees Executive Committee

Nehal Raj

Director

Nehal Raj has been a member of our board of directors since December 2023.

Mr. Raj is a Co-Managing Partner of TPG Capital, Co-Managing Partner of TPG Tech Adjacencies and Co-Managing Partner of TPG Hybrid Solutions. Mr. Raj co-leads TPG’s investment activities in software and enterprise technology across its private equity platforms.

Mr. Raj has, within the last five years, served on the boards of C3.ai, Inc., a public company, and on the board of AfterNext HealthTech Acquisition Corp., then a public company. Mr. Raj also currently serves on the boards of various private companies, including Boomi, Digital.ai, Kaseya, Lyric, New Relic, Nintex, Planview and WellSky, and previously served on the boards of CCC Information Services, Intergraph, IMS Health, Wind River and Zscaler.

Prior to joining TPG in 2006, Mr. Raj was an investor at Francisco Partners and worked in the Technology M&A group at Morgan Stanley. Mr. Raj received a Bachelor of Arts degree in Economics, with distinction, and a Master of Science degree in Industrial Engineering from Stanford University, where he graduated Phi Beta Kappa, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. He currently serves on Stanford University’s H&S Council and Undergraduate Cabinet, the HBS Fund Council, the Board of Trustees of San Francisco University High School and the Board of the Gasol Foundation.

TPG | 2026 Proxy Statement | 7

Age 51 Committees Executive Committee

Jeffrey Rhodes

Director

Jeffrey Rhodes has been a member of our board of directors since December 2023.

Mr. Rhodes joined TPG in 2005. He is a Co-Managing Partner of TPG Capital and Co-Managing Partner of TPG Healthcare Partners. Mr. Rhodes co-leads TPG Capital’s healthcare group and investment activities in healthcare services, healthcare IT, pharmaceutical and device sectors.

Mr. Rhodes currently serves on the board of directors of LifeStance Health Group, Inc., a public company, and has within the last five years served on the board of AfterNext HealthTech Acquisition Corp., then a public company. He is also on the boards of the following private companies: BVI Medical, Covetrus, Lyric, Pediatric Associates, Troon Golf and WellSky.

Mr. Rhodes received a Bachelor of Arts degree in Economics from Williams College, where he graduated summa cum laude, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. He currently serves on the Governing Council of the Wilderness Society and on the Board of Trustees at Williams College.

Age 51 Committees Executive Committee

Ganendran Sarvananthan

Director

Ganendran (“Ganen”) Sarvananthan has been a member of our board of directors since TPG Inc.’s inception. Mr. Sarvananthan is the Managing Partner, Co-Head of Asia and Head of the Middle East, Co-Managing Partner of TPG Capital Asia, Co-Head of Southeast Asia and served on the TPG Holdings Committee until the IPO.

He joined TPG in 2014 from Khazanah Nasional Berhad, the Government of Malaysia’s strategic investment fund, where he had been since 2004. As the Head of Investments at Khazanah, Mr. Sarvananthan oversaw an investments team based in Kuala Lumpur, Beijing, Mumbai, San Francisco and Istanbul, managed a $31 billion portfolio across the region and was a member of the Management Committee of the firm. Prior to his time at Khazanah, Mr. Sarvananthan worked at UBS Investment Bank in both corporate finance and equity capital markets in its London, Singapore and Hong Kong offices for over seven years.

Mr. Sarvananthan received a Bachelor of Laws (LLB) degree from University College London and is qualified as a Barrister at Law in England and Wales.

TPG | 2026 Proxy Statement | 8

Age 50 Committees Executive Committee

David Trujillo

Director

David Trujillo has been a member of our board of directors since TPG Inc.’s inception. Mr. Trujillo joined TPG in January 2006. He is the Co-Managing Partner of TPG Growth, Co-Managing Partner of TPG Tech Adjacencies, Co-Managing Partner of TPG Hybrid Solutions and Managing Partner of TPG Digital Media. Mr. Trujillo leads TPG’s Internet, Digital Media and Communications investing efforts across the firm. Mr. Trujillo led TPG’s historic investments in Airbnb, Astound Broadband, Creative Artists Agency (CAA), Global Music Rights (GMR), OpenAI and Spotify.

Mr. Trujillo currently serves on the board of directors of Uber Technologies, Inc., a public company. He is also on the boards of the following private companies: Calm, Creative Planning, DirecTV, Entertainment Partners, HB Wealth (fka Homrich Berg), Ipsy, Musixmatch and The Initial Group.

Mr. Trujillo has been a private equity investor in the technology, media and telecom sector for over 25 years, including working at Golder, Thoma, Cressey, Rauner (now known as GTCR, LLC) prior to joining TPG.

Mr. Trujillo received a Bachelor of Arts degree in Economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Age 67 Committees Audit Committee Compensation Committee Conflicts Committee (Chair)

Gunther Bright

Independent Director

Gunther Bright has been a member of our board of directors since July 2022.

Mr. Bright currently serves on the board of directors of Ally Financial, a public company, and has within the last five years served on the boards of McAfee Corp. and Warburg Pincus Capital I-A Corp, both then public companies. Mr. Bright also served on the boards of certain non-profit organizations, including as an executive committee member of the Junior Achievement of New York Board of Directors, vice chairman and executive committee member of the Alvin Ailey American Dance Theater Board of Trustees and a member of the Executive Leadership Council.

Mr. Bright served as Executive Vice President and General Manager of Global and U.S. Large Enterprises at American Express from 2020 through the end of 2023. Prior to this role, he served as Executive Vice President and General Manager of the U.S. Merchant Services business of American Express from 2014 to 2020. Mr. Bright received his Bachelor of Arts degree in Economics from Pace University and completed an advanced executive management program at the Wharton School of the University of Pennsylvania.

TPG | 2026 Proxy Statement | 9

Age 78 Committees Compensation Committee (Chair) Conflicts Committee

Mary Cranston

Independent Director

Mary Cranston has been a member of our board of directors since January 2022.

With respect to public company directorships, Ms. Cranston currently serves on the board of The Chemours Company, and has, within the last five years, served on the boards of directors of Visa Inc., a public company, and McAfee Corp., then a public company. In addition, she serves or has served on several private and non-profit boards, including Go Health Urgent Care, Boardspan, Inc., CSAA Insurance, Aretec Inc., Stanford Children’s Health – Lucille Packard Children’s Hospital, Stanford Hospital, Commonwealth Club of California, Catalyst, Inc. and US Rowing.

In December 2012, Ms. Cranston retired as the Firm Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. Ms. Cranston holds a Bachelor of Arts degree in Political Science from Stanford University, a J.D. from Stanford Law School and a Master of Arts degree in Education from the University of California, Los Angeles.

Age 59 Committees Audit Committee Compensation Committee

Kathy Elsesser

Independent Director

Kathy Elsesser has been a member of our board of directors since January 2025.

Ms. Elsesser currently serves as a member of the Board of Trustees and the Audit Chair of the Sesame Workshop. She is also a member of the Investment Committee and the Human Resources Committee. She was formerly a Trustee of the Brooklyn Children’s Museum and a Director of the Brooklyn Bridge Park Conservancy.

Ms. Elsesser retired from the Goldman Sachs Partnership in 2023 and as a Senior Advisor on January 10, 2025, following more than three decades with the firm, ultimately serving as the Global Chair of the Consumer Retail and Healthcare Groups in the Investment Banking Division (IBD). She was also the Global Chair of Diversity for IBD and a member of the Firmwide Diversity and Partnership Committees. Ms. Elsesser received a Bachelor of Arts degree in management and psychology from Boston College and an M.B.A. in finance and accounting and information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

TPG | 2026 Proxy Statement | 10

Age 70 Committees Compensation Committee* Conflicts Committee*

William H. McRaven

Independent Director

Admiral William H. McRaven has been appointed to our board of directors effective May 1, 2026.

Mr. McRaven currently serves on the board of directors of ConocoPhillips, a public company, and has, within the last five years, served on the advisory board of Palantir Technologies Inc., a public company. He also serves on the advisory board of Haveli Investments and several private and non-profit boards, including the Council on Foreign Relations, the National Football Foundation, the International Crisis Group and The Mission Continues.

Mr. McRaven is a Senior Advisor at Lazard Financial, a preeminent financial advisory and asset management firm, a position he has held since 2021, and a Professor of national security at the Lyndon B. Johnson School of Public Affairs at the University of Texas at Austin. He previously served as Chancellor of the University of Texas System from January 2014 until May 2018. He is also a retired U.S. Navy Four-Star Admiral (SEAL). During his time in the military, he commanded special operations forces at every level, eventually taking charge of all U.S. Special Operations. His military career included combat during Desert Storm and both the Iraq and Afghanistan wars. Mr. McRaven is a recognized national authority on U.S. foreign policy and has advised Presidents George W. Bush and Barack Obama and other U.S. leaders on defense issues. Mr. McRaven received a Bachelor of Arts degree in journalism from the University of Texas at Austin and received a Master’s degree from the Naval Postgraduate School.

*	Mr. McRaven has been appointed to our board of directors effective May 1, 2026 and is expected to serve on the Compensation Committee and the Conflicts Committee following his appointment.

Age 68 Committees Audit Committee (Chair) Compensation Committee

Deborah M. Messemer

Independent Director

Deborah M. Messemer has been a member of our board of directors since January 2022.

Ms. Messemer currently serves on the boards of PayPal Holdings, Inc. and Allogene Therapeutics, Inc., both public companies.

Ms. Messemer is a certified public accountant. She joined KPMG LLP (KPMG), the U.S. member firm of KPMG International, in 1982 and was admitted into the partnership in 1995. Most recently, she served as the Managing Partner of KPMG’s Bay Area and Northwest region until her retirement in September 2018. Ms. Messemer spent the majority of her career in KPMG’s audit practice as an audit engagement partner serving public and private clients in a variety of industry sectors. In addition to her operational and audit signing responsibilities, she has significant experience in SEC filings, due diligence, initial public offerings, mergers and acquisitions and internal controls over financial reporting. Ms. Messemer received a Bachelor of Business Administration degree in accounting from the University of Texas at Arlington.

TPG | 2026 Proxy Statement | 11

CORPORATE GOVERNANCE

Corporate Governance Overview

Our Governance Plan

Consistent with our institutional commitment to good governance, we have established a clear and definite plan for both Founder succession and our long-term corporate governance by a majority independent board of directors. Our approach was developed with the aim of incrementally increasing the participation of senior leaders beyond Messrs. Coulter and Bonderman, our Founders, in our governance and long-term strategic development, and to expand the participation and influence of the next generation of TPG leaders on our growth. Our plan aims to facilitate an orderly transition to oversight by a majority independent board of directors by no later than the annual meeting of stockholders to be held in 2027, consistent with our governing documents, which provide for this transition at the annual meeting following the fifth anniversary of our IPO.

Our governance transition is occurring in three phases, of which we are currently in the second:

Phase One (from IPO to 2024): Expansion of the Control Group and Governance by an Internal Executive Committee

Messrs. Bonderman and Coulter had jointly been controlling stockholders of TPG since its founding in 1992. As part of a deliberate and orderly Founder succession process, Messrs. Bonderman and Coulter named Mr. Winkelried our sole Chief Executive Officer (“CEO”) in early 2021, after Mr. Winkelried had shared the responsibility for managing TPG with Mr. Coulter, our Executive Chair, since 2015. In connection with the IPO, our “Control Group” of Messrs. Bonderman and Coulter expanded to include Mr. Winkelried.

The Control Group, including Mr. Winkelried, generally acted by consensus during Phase One. The Control Group’s principal role has been to select the nominees to our board of directors and the Executive Committee of the board and constitute the other committees of the board of directors, in each case, in accordance with the limited liability company agreement (the “GP LLC LLCA”) of TPG GP A, LLC (“GP LLC”), an entity indirectly owned by the Control Group. The Control Group also has had the ability to elect the members of our board of directors and the Executive Committee by virtue of GP LLC’s voting power over all of our Class B common stock. Each share of Class B common stock is entitled to ten votes per share, as compared to the one vote per share of our Class A common stock.

TPG | 2026 Proxy Statement | 12

Until the Sunset (as defined below), our board of directors will not be comprised of a majority of independent directors. From the time of our IPO through June 2023, our Executive Committee, comprised of certain management directors, had all of the powers and authority of our board of directors, except for a small number of powers required by law to be exercised by the full board, certain general oversight responsibilities reserved to the full board, and those powers that are the exclusive responsibility of another committee of the board of directors. The Executive Committee also delegated certain specific responsibilities to our CEO. Following the approval of the amendment and restatement of our certificate of incorporation at our 2023 annual meeting of stockholders, we furthered our governance transition by providing our board of directors with all the powers and authorities previously reserved for our Executive Committee in our certificate of incorporation.

Phase Two (2024 to current): Further Expansion of the Control Group

In the second phase of our governance evolution, we expanded the Control Group in 2024 to five members from the original three members. In accordance with the GP LLC LLCA, the original members of the Control Group unanimously selected and appointed Mr. Davis and Mr. Sisitsky to join the Control Group. The expanded Control Group generally acts by majority vote. It is anticipated that each new member will serve on the Control Group at least until our board of directors is reconstituted in connection with the Sunset (see “—Phase Three: Transition to Majority Independent Board”), unless removed sooner due to resignation, death, cessation of being an active TPG partner, incapacity, or with or without cause, as determined in the reasonable discretion of a majority of the remaining members of the Control Group (including the unanimous approval of all of the original members of the Control Group who are still members).

Following Mr. Bonderman’s death, the Control Group currently has four members. Our governing documents require that Mr. Bonderman’s former 20% voting interest in Control Group be voted against any action presented to Control Group until a successor member has been appointed.

Phase Three: Transition to Majority Independent Board

The third and final phase of our governance evolution will involve a transition to oversight by a majority independent board of directors that will be elected by our stockholders. The Control Group will nominate and cause the election of a majority of independent directors not later than at the annual meeting of stockholders following the first quarter in 2027. We expect this to occur at the 2027 annual meeting of stockholders.

In addition to reconstituting our board of directors to include a majority of independent directors, at the Sunset, the Control Group will also reconstitute our board committees and phase out our controlled company status. The Sunset could occur earlier if Mr. Coulter ceases to be a member of the Control Group or upon the occurrence of certain other conditions described below (see “—Corporate Governance Overview—The Sunset”), including a decision to accelerate the Sunset by the Control Group. The size and composition of the reconstituted majority independent board of directors and the election of additional independent directors will be determined by the Control Group. As discussed below, at the time of the Sunset, the board of directors will include Messrs. Coulter and Winkelried if they are members of the Control Group.

The Sunset

Our governance plan is subject to a transition that we call the “Sunset.” Under our governing documents, the Sunset will occur on the date that a majority of the independent directors is elected at the first annual meeting of stockholders (or pursuant to a consent of stockholders in lieu thereof) after the earlier of (i) the earliest date specified in a notice delivered to TPG by GP LLC and its members pursuant to the GP LLC LLCA promptly following the earliest of: (a) the date that is three months after the date that Mr. Coulter ceases to be a member of GP LLC, (b) a vote of GP LLC to trigger the Sunset and (c) upon 60 days’ advance notice, the date determined by Mr. Coulter to trigger the Sunset, if, following a period of at least 60 days, the requisite parties are unable to agree on the renewal of Mr. Winkelried’s employment agreement or the selection of a new CEO in the event that

TPG | 2026 Proxy Statement | 13

Mr. Winkelried ceases to serve as our CEO and (ii) the annual meeting of stockholders to be held following the first day of the quarter immediately following the fifth anniversary of the IPO. Unless otherwise accelerated, we expect the Sunset to occur at the annual meeting of stockholders to be held in 2027.

We expect that the Control Group will continue to control the majority of the voting power to elect our directors until immediately after the Sunset. In connection with the Sunset, a majority of the directors will be independent and a nominating and corporate governance committee, composed entirely of independent directors, will be established or reconstituted. Following the Sunset, we will no longer be considered a “controlled company” under Nasdaq rules. See “—Controlled Company Status and Director Independence.” Additionally, upon the Sunset, all of our stockholders will be entitled to one vote per share, including in the election of directors. GP LLC will no longer have the right to vote shares on behalf of the (i) partnerships for which it serves as general partner, with such votes instead being passed through to the applicable partners, or (ii) other entities over whose shares GP LLC currently has a contractual right to vote.

Controlled Company Status and Director Independence

Our Class A common stock is listed on Nasdaq and, as a result, we are subject to its corporate governance listing standards. The Control Group has the ability to elect the members of our board of directors and our Executive Committee by virtue of GP LLC’s voting power over our Class B common stock until the Sunset. The Control Group, therefore, has a significant influence over our governance. As a “controlled company” with the substantial majority of voting power for the election of our directors controlled by GP LLC, we are entitled to rely upon certain exemptions to the Nasdaq corporate governance rules.

In particular, we are not required to have a majority of independent directors on our board of directors or an independent nominating committee, or otherwise have solely independent directors select, or recommend for the board’s selection, director nominees. While not required by Nasdaq as a controlled company, we have, and intend to continue to have, an independent compensation committee at all times. The “controlled company” exemption does not modify the independence requirements for our audit committee, and as a result we comply with the requirements of the Sarbanes-Oxley Act and Nasdaq to have an audit committee composed of only independent members and at least three members. We currently have a board of directors comprised of 13 directors, four of whom are independent under applicable Nasdaq rules, a fully independent Audit Committee and a fully independent Compensation Committee. We also have a Conflicts Committee that is comprised of only independent directors, as further described under “—Board and Committee Structure—Other Board Committees.”

Certain Rights of Our Founders and Our CEO Prior to the Sunset

Prior to the Sunset and so long as Mr. Coulter is a member of the Control Group, he has certain rights, consisting generally of negative consent rights over certain of our actions or strategic decisions, either with respect to senior leadership or to corporate strategy, such as formation of new committees of the board of directors (unless required by applicable law), issuance of preferred stock and amendments to organizational documents of any TPG entity if such amendments are adverse to his interests. Until the Sunset occurs, for so long as Mr. Coulter is a member of the Control Group, he will have a right to serve on our board of directors and on the Executive Committee (as a voting member unless he is no longer an active TPG partner, at which time he would become a nonvoting observer), and other committees of the board of directors (as a voting member unless he is no longer an active TPG partner, at which time he would become a nonvoting observer), other than the Audit Committee, Compensation Committee and Conflicts Committee or such other committee that is comprised solely of independent directors. Mr. Coulter also has certain rights regarding the hiring, firing and terms of employment of Mr. Winkelried, and changes to the delegation of authority to Mr. Winkelried. Additionally, for as long as Mr. Coulter remains our Executive Chair of the board of directors, Mr. Coulter will have an approval right with respect to the compensation to be paid to those active TPG partners who serve on the Executive Committee, except for our CEO, Mr. Winkelried, whose compensation will be determined by the independent directors, as discussed below.

TPG | 2026 Proxy Statement | 14

Generally, decisions prior to the Sunset concerning the hiring, termination and terms of employment of our CEO (other than compensation) will be made by the Control Group (excluding our CEO while he is a member) with the approval of the Compensation Committee. Following the expansion of the Control Group and until the Sunset, Mr. Coulter continues to retain a consent right over the decision regarding whether to renew Mr. Winkelried’s employment as our CEO and the selection of a new CEO if Mr. Winkelried’s employment is not renewed. To the extent Messrs. Coulter and Winkelried remain members of the Control Group immediately preceding the Sunset, they will continue to be board members until the regular annual meeting held for the election of directors following the Sunset and will be nominated and recommended to the stockholders for election to the board of directors at such annual meeting.

Mr. Winkelried has rights comparable to those of Mr. Coulter.

Board Composition

Director Nomination and Election Process

Our directors are nominated and recommended for election by our board of directors and elected by stockholders in accordance with our organizational documents and governance policies, including our certificate of incorporation, bylaws and the GP LLC LLCA. Through the Sunset, the Control Group selects our director nominees for membership on our board of directors and Executive Committee, and our board of directors nominates candidates to our board of directors and Executive Committee for election by stockholders. In light of this arrangement, we currently do not have a policy with respect to the consideration of director candidates recommended by stockholders. We also do not have, nor are we required to have, a standing nominating committee. See “—Corporate Governance Overview—Our Governance Plan.”

Furthermore, prior to the Sunset and pursuant to the GP LLC LLCA, (i) for as long as they are members of the Control Group, each of Messrs. Coulter and Winkelried will be nominated and elected as directors at each annual meeting of stockholders until the Sunset, (ii) each of our management directors will be selected by the Control Group, nominated by the board of directors and elected for two consecutive one-year terms, unless such director ceases to be an active TPG partner, and (iii) each of our independent directors will be selected by the Control Group, nominated by the board of directors and elected at each annual meeting of stockholders. The Control Group may also determine to remove any of the management directors or independent directors for cause.

Notwithstanding the foregoing, if, at any time until the Sunset, the Control Group determines that an independent director engaged in conduct constituting “cause,” such director may be removed (or otherwise not nominated for re-election), and a replacement independent director may be selected upon the approval of the Control Group.

Following the Sunset, the Control Group will no longer have any right to select members of the board of directors or its committees, though members of the Control Group could continue as directors following the Sunset and, therefore, participate in making such determinations.

Director Skills and Experience

We believe that our directors should be open and forthright, possess integrity, develop a deep understanding of our business and exercise judgment in fulfilling their oversight responsibilities. We also encourage our directors to embrace our core values and culture. Our directors have diverse and complementary business, leadership and financial experience and expertise. For example, many of our directors have leadership experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges and strategies that we believe enrich their oversight of the Company.

TPG | 2026 Proxy Statement | 15

The table below provides demographic information about our current directors as of the date of the filing of this proxy statement. The information presented below is based on voluntary self-identification by each director.

Total Number of Directors
Gender
Female	4
Male	9
Demographic Background
African American or Black	1
Asian	2
Hispanic or LatinX	2
White	7
Two or More Races or Ethnicities	1

Age/Term Limits

We have not established term limits or retirement ages for directors at this time as we believe that such limits may have the disadvantage of discontinuing the availability and contributions of directors who are otherwise capable and valuable members of our board of directors.

Board and Committee Structure

We are currently governed by our Executive Committee and a board of directors, which will not be comprised of a majority of independent directors until the Sunset. The Executive Committee has also delegated certain specific responsibilities to our CEO. In addition to the Executive Committee, our board of directors currently has an Audit Committee, Compensation Committee and Conflicts Committee, each of which is comprised solely of independent directors.

Director	Executive Committee	Audit Committee	Compensation Committee	Conflicts Committee

Coulter

Winkelried

Sisitsky

Vazquez-Ubarri

Davis

Raj

Rhodes

Sarvananthan

Trujillo

Bright[1]

Cranston[1]

Elsesser[1]

Messemer[1]

Chair	Member	[1] Independent Director

TPG | 2026 Proxy Statement | 16

Board Leadership and the Role of the Executive Committee

Mr. Coulter, one of our Founders, is a member of our board of directors and serves as Executive Chair, and, until the Sunset, is expected to continue to serve in such role so long as he continues as a director. As discussed under “—Corporate Governance Overview—Our Governance Plan,” our approach to governance and oversight aims to incrementally increase the participation of senior leaders in our governance and long-term strategic development, and to expand the participation and influence of the next generation of TPG leaders on our growth.

Executive Committee

Members Mr. Winkelried (Chair) Mr. Coulter Mr. Sisitsky Ms. Vazquez-Ubarri Mr. Davis Mr. Raj Mr. Rhodes Mr. Sarvananthan Mr. Trujillo

Roles and Responsibilities

Our Executive Committee shares governance authority with our board of directors, other than with respect to certain matters reserved exclusively for the board of directors or one of our committees.

Other Board Committees

In addition to the Executive Committee, our board of directors currently has an Audit Committee, Compensation Committee and Conflicts Committee, each of which is comprised solely of independent directors. Mr. McRaven, who was appointed to our board of directors effective May 1, 2026, is expected to serve on the Compensation Committee and the Conflicts Committee following his appointment.

Audit Committee
Members Ms. Messemer (Chair) Mr. Bright Ms. Elsesser

Roles and Responsibilities

The primary purpose of our Audit Committee is to assist our board of directors in overseeing and monitoring:

•

our accounting and financial reporting processes, including the audits and integrity of our financial statements;

•

in coordination with the Executive Committee, our process relating to risk management, including cybersecurity risk, and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•

our compliance with legal and regulatory requirements;

•

the qualifications, engagement, compensation, independence and performance of our independent auditor; and

•

the performance of our internal audit function.

Independence and Financial Literacy

Our board of directors has affirmatively determined that each of Ms. Messemer, Mr. Bright and Ms. Elsesser qualifies as:

•

an independent director for the purposes of serving on the Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•

an “audit committee financial expert” as such term has been defined in Item 407(d) of Regulation S-K.

TPG | 2026 Proxy Statement | 17

Compensation Committee
Members Ms. Cranston (Chair) Mr. Bright Ms. Elsesser Ms. Messemer

Roles and Responsibilities

The primary purpose of our Compensation Committee is to:

•

determine the compensation of Mr. Winkelried, our CEO, and Mr. Coulter, our Executive Chair, in accordance with, and subject to certain limitations contained in, the executives’ respective employment agreements; and

•

approve, for purposes of Section 16 of the Exchange Act, all other equity awards granted to our directors and officers (as defined under Rule 16a-1(f) under the Exchange Act).

Independence

Our board of directors has affirmatively determined that each of Ms. Cranston, Mr. Bright, Ms. Elsesser and Ms. Messemer qualifies as an independent director for the purposes of serving on the Compensation Committee under applicable Nasdaq rules and as a non-employee director under Rule 16b-3 under the Exchange Act.

Conflicts Committee
Members Mr. Bright (Chair) Ms. Cranston

Roles and Responsibilities

The primary purpose of our Conflicts Committee is to:

•

review conflicts of interest referred to it by the CEO, Executive Committee, General Counsel or Chief Compliance Officer involving a director, our executive officers or any other TPG partner;

•

determine whether the resolution of any conflict of interest is fair and reasonable to the Company; and

•

review and approve or ratify, as appropriate, related person transactions submitted to it in accordance with our related person transaction policy.

Independence

Our board of directors has affirmatively determined that each of Mr. Bright and Ms. Cranston qualifies as an independent director for purposes of serving on the Conflicts Committee pursuant to the committee’s charter, which requires that each member qualify as an “independent” director in accordance with the applicable Nasdaq listing standards.

The charters for our Audit Committee and Compensation Committee are available on our website at https://shareholders.tpg.com. The committee charters may not be modified or expanded prior to the Sunset unless specifically permitted by the GP LLC LLCA.

Board and Committee Meetings and Annual Meeting Attendance

During 2025, the board of directors held seven meetings, the Audit Committee held four meetings and the Compensation Committee held 11 meetings. In 2025, each incumbent director attended at least 75% of meetings of our board of directors and the committees on which such directors served during the period for which they were a director or committee member, respectively. Directors are encouraged to attend our annual meetings of stockholders, and we expect that all of our directors will attend the Annual Meeting virtually. Twelve of our 13 directors attended our 2025 annual meeting of stockholders.

TPG | 2026 Proxy Statement | 18

Executive Sessions

Executive sessions of independent directors were held regularly throughout 2025. Executive sessions of independent directors are held at least twice per year or as otherwise required by applicable law or Nasdaq rules. The independent directors determine the agendas and procedures for the executive sessions and designate which independent director will preside at such sessions.

Board and Committee Oversight of the Firm

Our board of directors and Executive Committee are responsible for overseeing our business and affairs in support of our long-term interests and those of our stockholders and other stakeholders.

Oversight of Strategy

Our board of directors and Executive Committee oversee the establishment and execution of our strategies. Each quarter our CEO and management provide our board of directors and Executive Committee detailed business and strategy updates, including with respect to the competitive landscape and our overall business objectives and plans. Our board of directors and Executive Committee also discuss, among other matters, budgets; financial and operating performance; potential acquisitions, divestitures, investments and partnerships; stockholder interests; risk management overviews; and assessments of legal and regulatory changes.

Oversight of Risk Management

Our board of directors and Executive Committee, together with the committees of our board of directors, oversee our risk management efforts.

Board and Executive Committee Oversight of Risk Management

•

Our Executive Committee coordinates with our board of directors and the other committees of our board of directors, as applicable, to oversee the key risks we face. As discussed above, our Executive Committee, which is comprised of members of our management team, has substantial responsibility for oversight of our business.

•

Our Executive Committee and board of directors address strategic, operational, financial, cybersecurity, legal and regulatory and reputational risks.

•

The board of directors and its committees may retain outside advisors and consultants as they, in their discretion, deem appropriate to advise on operational and business risks, future threats and trends.

Audit Committee

•  Coordinates with our Executive Committee to manage risk, including cybersecurity risk, and to oversee the conduct and systems of internal control over financial reporting and disclosure controls and procedures.

•  Oversees financial reporting and accounting risks and risks associated with business conduct and ethics.

Compensation Committee

•  Coordinates with our Executive Committee to manage risks relating to our compensation programs.

•  Reviews compensation policies and practices to determine whether they encourage excessive risk-taking and to assess alignment with our risk management policies and practices.

Conflicts Committee • Oversees risks relating to conflicts of interest, including related person transactions.

TPG | 2026 Proxy Statement | 19

Management Oversight of Risk Management

Our management is responsible for the day-to-day identification, assessment and monitoring of, and decision-making regarding, the risks we face. Management, including business personnel across various disciplines at the Company, regularly reports on relevant risks to the applicable committees or our board of directors, as appropriate, with additional review or reporting on risks completed as needed or requested. Management and our board of directors and committees also regularly engage third-party subject-matter experts and advisors to provide advice on topics of relevance and strategic importance to our business and its operations, including with respect to risk matters. Joann Harris, who serves as our Chief Compliance Officer and reports directly to our General Counsel, regularly reports to the board of directors on important areas of risk.

Board and Committee Self-Evaluation

Prior to the Sunset, the board of directors from time-to-time conducts evaluations of its performance and effectiveness, but such an evaluation is not required by applicable Nasdaq governance rules or our governance documents. As required by their charters, each of the Audit Committee and Compensation Committee periodically conducts a self-evaluation of its performance, including its effectiveness and compliance with its charter.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our board of directors.

Code of Conduct and Ethics

We have a code of conduct and ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website at http://shareholders.tpg.com. Any amendments or waivers to our code for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be disclosed on our website promptly following the date of such amendment or waiver, as and if required by applicable law.

TPG | 2026 Proxy Statement | 20

Corporate Governance Guidelines
We have adopted corporate governance guidelines that cover a number of areas including director responsibilities, director elections and re-elections,
composition of the board of directors, including director qualifications and diversity and board committees, executive sessions, director access to management and, as necessary and appropriate, independent advisors, director orientation and continuing education, board materials, management succession and evaluations of the board of directors and its committees. A copy of our Corporate Governance Guidelines is available on our website at http://shareholders.tpg.com.
Policy Prohibiting Insider Trading
We have adopted a Policy Prohibiting Insider Trading that governs the purchase, sale and/or other dispositions of our securities applicable to our personnel, including directors, officers, employees and other covered persons. We believe that our Policy Prohibiting Insider Trading is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Policy Prohibiting Insider Trading is filed with our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025 as Exhibit 19.1.
Policies and Procedures on the Timing of Equity Awards in Relation to the Disclosure of Material
Non-Public
Information
We do not grant equity awards in anticipation of the release of material non-public
information (“MNPI”). We do not time the release of MNPI based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take MNPI into account when determining the timing and terms of such awards. We do not have a formal policy with respect to the timing of our equity award grants, however, we have generally granted such awards on a predetermined annual schedule. We did not grant any stock options or stock appreciation rights at any time in 2025.

TPG | 2026 Proxy Statement | 21

ITEM 2. ELECTION OF MEMBERS OF THE EXECUTIVE COMMITTEE

Board Recommendation

After a review of the particular experience, qualifications, attributes and skills possessed by such director nominees to the Executive Committee of the board of directors and their contributions to our board of directors and Executive Committee, our board of directors unanimously recommends stockholders vote “FOR” the election of each of the following nominees.

Mr. Winkelried (Chair)	Mr. Coulter	Mr. Sisitsky

Ms. Vazquez-Ubarri	Mr. Davis	Mr. Raj

Mr. Rhodes	Mr. Sarvananthan	Mr. Trujillo

Background and Nominees

Pursuant to our governance documents, the members of our Executive Committee are elected each year to one-year terms, subject, until the Sunset, to the terms specified in the GP LLC LLCA. Pursuant to the GP LLC LLCA, through the Sunset, the Control Group selects our director nominees for membership on the board of directors and the Executive Committee, and TPG nominates such nominees to our board of directors and Executive Committee. See “Corporate Governance—Board Composition—Director Nomination and Election Process.”

The biographical information and qualifications of each of the Executive Committee nominees are set forth above under “Item 1. Election of Directors—Our Director Nominees.”

TPG | 2026 Proxy Statement | 22

DIRECTOR COMPENSATION

Pursuant to our Independent Director Compensation Policy, our independent directors receive the following annual compensation:

•	an annual cash retainer of $150,000, payable quarterly;

•

an annual equity award in the form of restricted stock units (“RSUs”) with a value of $150,000 pursuant to the Omnibus Plan (as defined below), which will vest on the one-year anniversary of grant or the next annual stockholder meeting after grant if the director remains a director through such anniversary or the day immediately prior to such meeting;

•	an additional annual cash retainer of $15,000 to members of the Audit Committee and $10,000 to members of each of the Compensation Committee and Conflicts Committee; and

•

an additional annual cash retainer of $25,000 to the chair of our Audit Committee, $20,000 to the chair of our Compensation Committee and $15,000 to the chair of our Conflicts Committee. The committee chair retainers are in addition to the annual cash retainer that each committee member receives.

Our independent directors may elect to receive all or a portion of any cash retainer in shares of the Company’s Class A common stock. In February 2026, our board amended the Independent Director Compensation Policy to approve an increase to the annual equity award from $150,000 to $175,000, effective as of February 2026.

Pursuant to our Independent Director Compensation Policy, upon initial election to our board of directors, our independent directors receive an initial grant of RSUs pursuant to the Omnibus Plan with a value of $300,000, which will vest in three annual installments beginning on the first anniversary of the grant date or each of the next three annual stockholder meetings after grant if the director remains a director through such anniversary or the day immediately prior to each such meeting. Pursuant to our Non-Employee Director Deferral Plan, our independent directors may elect to defer settlement of their RSUs.

We reimburse independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors or otherwise in the performance of services to the Company, including travel expenses in connection with their attendance in-person at board and committee meetings and in the performance of services to the Company. Our independent directors in place at the time of the IPO are also entitled to participate in side-by-side investments. For more information about our side-by-side investments, see “Certain Relationships and Related Party Transactions—Certain Other Transactions or Arrangements—Side-By-Side and Other Investment Transactions.”

The Compensation Committee approved a share retention policy for our independent directors that requires our independent directors to retain 25% of RSUs and any other shares of the Company granted to them for a two-year period following vesting.

TPG | 2026 Proxy Statement | 23

Director Compensation for 2025

The following table provides information regarding compensation paid or accrued by us to or on behalf of our independent directors for services rendered to us during 2025. See “—Certain Other Partner Arrangements” for information on compensation paid and distributions of performance allocations to our partners who are also on our board, other than in their capacities as directors.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)	Total ($)
Gunther Bright	200,000	149,728		—	349,728
Mary Cranston	190,000	149,728		—	339,728
Kathy Elsesser	175,000	491,163	(3)	—	666,163
Deborah Messemer	200,000	149,728		—	349,728

(1)

The amounts reported in this column represent the amounts paid or accrued in 2025 of: the annual cash retainer of $150,000 for serving on our board of directors, cash retainers of $15,000, $10,000 and $10,000 for serving on our Audit Committee, Compensation Committee and Conflicts Committee (respectively); and cash retainers of $25,000 for serving as chair of our Audit Committee (in the case of Ms. Messemer), $20,000 for service as chair of our Compensation Committee (in the case of Ms. Cranston) and $15,000 for serving as chair of our Conflicts Committee (in the case of Mr. Bright). All retainers are payable in four quarterly installments.

(2)

On July 15, 2025, Mr. Bright and Mses. Cranston, Elsesser and Messemer each received a grant of 2,762 RSUs that represents their annual grant through the Company’s 2026 annual meeting of stockholders. Each of the annual RSUs were scheduled to settle on July 15, 2026, if the director continues to serve on our board through the day before the annual meeting, however, Mr. Bright and Mses. Elsesser and Messemer elected to defer settlement of the annual RSU grant each received in 2025 until the end of each of their respective service on our board in accordance with our Non-Employee Director Deferral Plan. In accordance with the Director Compensation Table disclosure rules, the grant date fair value of RSUs is determined in accordance with ASC 718 (as defined below). This differs from the value of the RSUs described above, which was determined by dividing the dollar value by the volume weighted average price for the ten-trading day period prior to and including the grant date.

(3)

On February 17, 2025, Ms. Elsesser received a grant of (i) 4,813 RSUs that represent her initial award for joining the board of directors that will vest 33% on each of the first, second and third anniversaries of the date of grant and (ii) 937 RSUs that represent her annual award through TPG’s 2025 annual meeting that vested on January 13, 2026.

As of December 31, 2025, our independent directors held the following outstanding and unvested equity awards:

Name	RSUs
Gunther Bright	2,762
Mary Cranston	2,762
Kathy Elsesser	8,512
Deborah Messemer	2,762

Certain Other Partner Arrangements

Compensatory Arrangements and Distributions of Performance Allocations from our Pool and Platform Programs

Our partners who are also on our board receive compensation in respect of services to us and our affiliates other than in their capacities as directors. For information on compensation paid and distributions of performance allocations to our partners who serve on our board and are also our NEOs, see “Executive Compensation Tables—Summary Compensation Table.” Our partners who serve on our board and are not our NEOs are generally entitled to the same elements of compensation as our NEOs, including perquisites (such as access to aircraft for personal use at no incremental cost to us) and benefits, on consistent terms, and may be entitled to participate in separation benefits. See “Executive Compensation—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity” for descriptions of these compensation components. The amounts indicated below are calculated consistent with our

TPG | 2026 Proxy Statement | 24

determination of compensation in the Summary Compensation Table, using the same assumptions. For information about existing share ownership and pledges of our partners who serve on our board, see “Security Ownership of Certain Beneficial Owners and Management.”

In 2025, each of our partners who serve on our board received $500,000 in base salary. In 2025, these partners also received: (i) RSUs granted as a portion of total annual incentive compensation for services in 2024 with grant date fair values in the following amounts: Mr. Davis, $1,162,478 (in addition to these RSUs, Mr. Davis also received a special purpose RSU award with a grant date fair value of $242,198); Mr. Raj, $2,324,893; Mr. Rhodes, $2,324,893; Mr. Sarvananthan, $813,722 (in addition to these RSUs, Mr. Sarvananthan also received a special purpose RSU award with a grant date fair value of $7,749,542 and a special purpose performance restricted stock unit (“PRSU”) award with a grant date fair value of $8,201,052); Mr. Trujillo, $2,421,736; and Ms. Vazquez-Ubarri, $813,722; (ii) distributions of performance allocations from our platform-level program in the following amounts: Mr. Davis, $3,227,907; Mr. Raj, $11,860,533; Mr. Rhodes, $6,542,234; Mr. Sarvananthan, $8,825,313; Mr. Trujillo, $17,473,507; and Ms. Vazquez-Ubarri, $823,643; (iii) distributions of performance allocations from our pool program (and solely with respect to Mr. Sarvananthan, a mix of performance allocation distributions from our pool program and a cash incentive attributable to realized performance allocation proceeds) in the following amounts: Mr. Davis, $1,000,000; Mr. Raj, $1,100,000; Mr. Rhodes, $1,100,000; Mr. Sarvananthan, $2,850,000; Mr. Trujillo, $1,100,000; and Ms. Vazquez-Ubarri, $3,000,000; (iv) umbrella liability insurance premiums in the following amounts: Mr. Davis, $2,459; Mr. Raj, $2,459; Mr. Rhodes, $2,459; Mr. Sarvananthan, $2,459; Mr. Trujillo, $2,459; and Ms. Vazquez-Ubarri, $2,459; (v) 401(k) plan and defined contribution plan employer contributions in the following amounts: Mr. Davis, $28,000; Mr. Raj, $28,000; Mr. Rhodes, $28,000; Mr. Sarvananthan, $13,276; Mr. Trujillo, $28,000; and Ms. Vazquez-Ubarri, $10,500 and (vi) certain other benefits: Mr. Sarvananthan, for a monthly car lease and driver, $70,491 (amounts reflected for Mr. Sarvananthan’s car lease are for the full year and converted from Singapore dollars to U.S. dollars using an average exchange rate of $0.77 for 2025); and Ms. Vazquez-Ubarri, for financial planning services, $26,140. Certain of these partners also received vintage share awards (Mr. Davis, Mr. Raj, Mr. Rhodes, Mr. Sarvananthan, Mr. Trujillo and Ms. Vazquez-Ubarri) and certain investment-specific awards (Mr. Raj, Mr. Sarvananthan, Mr. Trujillo and Ms. Vazquez-Ubarri), which vest in accordance with the senior partner vesting schedule beginning on June 30, 2025, except with respect to Mr. Davis, who has one award which vests in accordance with the senior partner vesting schedule beginning on June 30, 2025 and a second award which vests in seven equal annual installments beginning on June 30, 2025.

On December 18, 2025, a grant of additional RSUs was approved to each of Ms. Vazquez-Ubarri and Mr. Trujillo for services provided to the Company. These RSUs were granted in 2026 and therefore their grant date fair values do not appear in the paragraph above.

Certain of our partners who serve on our board are party to agreements with respect to their services and compensation arrangements and distributions of performance allocations. Further information with respect to these agreements is provided below. See “Executive Compensation—Executive Compensation Tables—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of NEO Employment Agreements” for a description of the employment agreements for Mr. Winkelried and Mr. Coulter.

Kelvin Davis. Mr. Davis is party to a retention agreement with TPG Partner Holdings that is applicable to TPG and provides for certain good leaver rights such as accelerated vesting of certain equity interests and two-year forward vesting of TPG Partner Holdings interests and certain rights to retain investment interests following termination.

TPG Partner Holdings Interests

Our partners who serve on our board receive distributions based on their ownership of interests in TPG Partner Holdings (“TPG Partner Units”) and interests in Tarrant Remain Co I, L.P., Tarrant Remain Co II, L.P., and Tarrant Remain Co III, L.P. (together, “RemainCo”), which are not considered to be compensation by us. In 2025, they received the following net distributions on their ownership of TPG Partner Units and RemainCo

TPG | 2026 Proxy Statement | 25

interests arising from the Reorganization to the extent these interests were unvested at the time of the distribution: Mr. Davis, $2,723,840; Mr. Raj, $4,947,113; Mr. Rhodes, $5,040,527; Mr. Sarvananthan, $1,181,515; Mr. Trujillo, $2,925,357 and Ms. Vazquez-Ubarri, $1,502,959. These partners also received reallocated TPG Partner Units resulting from forfeitures by other partners and automatic reallocations in accordance with the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings, with reallocation date fair values in the following amounts, which we account for as equity awards under ASC 718: Mr. Davis, $4,472,645; Mr. Raj, $1,365,072; Mr. Rhodes, $2,223,859; Mr. Sarvananthan, $939,696; Mr. Trujillo, $2,529,834 and Ms. Vazquez-Ubarri, $554,661. For further information on these ownership interests, see “Executive Compensation—Executive Compensation Tables—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—TPG Partner Holdings Interests.”

TPG | 2026 Proxy Statement | 26

EXECUTIVE OFFICERS

As of the date of this proxy statement, Jack Weingart, our Chief Financial Officer, Jennifer Chu, our Chief Legal Officer and General Counsel, and Joann Harris, our Chief Compliance Officer, serve as executive officers. Their biographical information is included below. See “Item 1. Election of Directors—Board Composition— Director Nomination and Election Process” for biographies for our other executive officers, Jim Coulter, Jon Winkelried, Todd Sisitsky and Anilu Vazquez-Ubarri, who also serve on our board of directors.

Age 59

Jack Weingart

Chief Financial Officer

Jack Weingart was a member of our board of directors until December 2024, and has served as our Chief Financial Officer since TPG Inc.’s inception. He previously served as the Co-Managing Partner of TPG Capital from 2017 until his appointment as Chief Financial Officer. Between 2006 and 2017, he served as Managing Partner of the Funding Group, which comprised the firm’s fundraising and capital markets activities.

Mr. Weingart currently serves on the board of directors of Viking Holdings, Ltd., a public company. Mr. Weingart has previously served on the boards of directors of several private companies, including J. Crew Group, Inc., Chino Holdings, Inc. and Chobani, and the board of Awaso Hope Foundation, a non-profit organization.

Prior to joining TPG in 2006, Mr. Weingart was a Managing Director at Goldman, Sachs & Co., responsible for managing the firm’s West Coast leveraged finance and financial sponsor business. Mr. Weingart received a Bachelor of Science degree in Electrical Engineering and Computer Sciences from the University of California at Berkeley.

Age 46

Jennifer Chu

Chief Legal Officer and General Counsel

Jennifer (“Jen”) Chu is our Chief Legal Officer, General Counsel, Corporate Secretary and a Partner of TPG. Before joining TPG in March 2025, Ms. Chu served as Deputy Co-Chair of the M&A Group and member of the Private Equity Group and Healthcare & Life Sciences Group at Debevoise & Plimpton LLP in New York, a global law firm she joined in 2006. Ms. Chu has been recognized as a leading lawyer for private equity buyouts and M&A by The Legal 500 US (2024), named one of the “Top Women in Dealmaking” by The Deal (2022), and recognized as a leading M&A and private equity lawyer by IFLR1000 (2022). She serves on the board of directors of Practicing Attorneys for Law Students. Ms. Chu received a Bachelor of Arts degree in History and Literature from Harvard College, magna cum laude, a Master of Arts degree in the History of the Book, with distinction, from the University of London and a J.D. from Harvard Law School, where she served as editor-in-chief of the Harvard International Law Journal.

TPG | 2026 Proxy Statement | 27

Age 56

Joann Harris

Chief Compliance Officer

Joann Harris is our Chief Compliance Officer and a Partner of TPG. Prior to joining TPG in 2015, Ms. Harris was an Assistant Director with the SEC where she supervised investigations involving all key enforcement program areas. During her time at the SEC from 2003 until 2015, in addition to serving as an Assistant Director, Ms. Harris was a member of the SEC’s Asset Management Unit, a national specialized unit focused on investment advisers, investment companies and private funds. While an enforcement attorney, she conducted a wide array of investigations covering financial fraud, insider trading, market manipulation and other conduct that violated the federal securities laws. Prior to joining the SEC, she was a corporate attorney in private practice and a certified public accountant and auditor before attending law school. Ms. Harris received a Bachelor of Science degree in Accounting from the University of Arkansas and a J.D. from the SMU Dedman School of Law.

TPG | 2026 Proxy Statement | 28

EXECUTIVE COMPENSATION

The following is a discussion of our executive compensation program for our named executive officers for 2025 (our “NEOs”):

•	Jim Coulter, Founder and Executive Chair

•	Jon Winkelried, Chief Executive Officer

•	Todd Sisitsky, President

•	Jack Weingart, Chief Financial Officer

•	Jennifer Chu, Chief Legal Officer, General Counsel and Secretary

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes compensation paid to our NEOs with respect to their services provided to TPG in 2025.

Overview of Compensation Philosophy

As a global alternative asset manager with obligations to our stockholders and our fund investors, we are focused on achieving sustainable growth while avoiding excessive risk-taking. Our compensation and benefits programs are designed with these objectives in mind, and with the goal of providing compensation that is competitive, performance-based and aligned with our culture. Our success as a firm is dependent upon the talents, commitment and services of our people in all areas of our business. We operate as a team, leverage each other’s talents and collaborate to deliver value for the benefit of our stockholders, our fund investors, our people and the businesses we invest in.

Our executive compensation philosophy is based on the following principles:

•

Economic Alignment and Risk Mitigation. Our compensation program is substantially tied to the success of the firm, our funds and our investments. Our people have meaningful personal capital invested in our firm and its funds. Together, these factors mitigate excessive risk-taking, incentivize the proper execution of strategy and align our people’s interests with the interests of our stockholders and our fund investors. Our compensation program and the equity interests through which we and our people share in performance allocations generally include forfeiture and clawback provisions that align with our overall risk mitigation strategy. We monitor our compensation program and our practices to determine whether our risk management objectives are being met with respect to incentivizing our people.

•

Remaining Competitive. Our compensation program is designed to recruit, incentivize and retain top talent. In making compensation determinations, we consider the market, compensation practices of companies with which we compete for talent and other relevant factors to help ensure we are attracting and retaining the best people in every role.

•

Pay-for-Performance. Our compensation program is intended to yield significant value for our people if our performance and growth expectations are met. We follow a “value-for-performance” philosophy with total compensation weighted toward long-term incentive-focused components. In furtherance of that philosophy, our incentive compensation program in 2025 included equity awards granted after a comprehensive assessment of firm, fund and individual performance.

TPG | 2026 Proxy Statement | 29

•

Culture Alignment. We aim to ensure our compensation program is aligned with our culture, mission and values, key components of which include collaboration, innovation and inclusion. Elements of our incentive compensation program are designed to incentivize our people to collaborate on investment opportunities broadly for the firm, including across investment platforms or service areas. As part of our compensation program, we generally use a 360-degree annual performance review process that includes robust feedback from colleagues at all levels. This process enables goal setting, encourages feedback throughout the year and allows us to make holistic compensation determinations that foster a welcoming and inclusive work environment with opportunities for growth and development.

Board Oversight and Compensation Governance

Role of Management in Compensation Process

As described under “Item 1. Election of Directors—Corporate Governance Overview—Our Governance Plan,” we have established a plan for our long-term corporate governance, including compensation decision-making and approval. Our CEO manages the annual incentive compensation decision-making process for our people (other than himself and our Executive Chair), including administration of the TPG Inc. Omnibus Equity Incentive Plan, or the “Omnibus Plan,” as described below, taking into account the recommendations of our President, product leaders and function heads, where appropriate, in a manner consistent with the compensation budget approved by the Executive Committee of our board of directors. As part of this role, our CEO proposes the equity awards granted to our executive officers under the Omnibus Plan, other than any special purpose equity awards to the CEO or Executive Chair. Awards proposed by the CEO are subsequently approved by the Compensation Committee or the full board of directors (however, although not utilized in 2025, the Executive Committee retains authority to approve awards without Compensation Committee or board approval). The compensation of our partners who are on the Executive Committee (other than our CEO and Executive Chair) is determined by the joint approval of our CEO and Executive Chair. See “—Role of Compensation Committee” regarding determination of the total annual incentive compensation of our CEO and our Executive Chair.

Our board of directors, or any committees designated by our board of directors, administers the Omnibus Plan (referred to as the “Administrator”) and has delegated its authority as Administrator to our CEO. The Administrator is authorized to, among other things, select eligible participants, grant awards in accordance with the Omnibus Plan, determine the number of shares granted pursuant to each award, approve the form and terms and conditions of awards, and employ other individuals as may reasonably be necessary to assist in the administration of the Omnibus Plan. For further details on compensation decisions made for our NEOs with respect to 2025, see “—Determination of 2025 Annual Incentive Compensation of Named Executive Officers.”

Role of Compensation Committee

Our Compensation Committee, among other things, has responsibility for determining the annual incentive compensation of Mr. Winkelried, our CEO, and Mr. Coulter, our Executive Chair, including certain equity awards in accordance with and subject to certain limitations contained in each of their respective employment agreements. Our Compensation Committee also has the responsibility for determining any special purpose equity awards to our CEO and Executive Chair. For further discussion of the determination of compensation for our CEO and Executive Chair, see “—Determination of 2025 Annual Incentive Compensation of Named Executive Officers.” Additionally, our Compensation Committee is responsible for approving, for purposes of Section 16 of the Exchange Act, all other equity awards with respect to the Company granted to our directors and executive officers (as defined under Rule 16a-1(f) under the Exchange Act). Our Compensation Committee also reviews, together with our Executive Committee, our compensation arrangements to determine whether they encourage excessive risk-taking and to evaluate potential risk mitigants. For further discussion, see “Item 1. Election of Directors—Board and Committee Oversight of the Firm—Oversight of Risk Management” and “—Risk Oversight.”

TPG | 2026 Proxy Statement | 30

In 2025, our Compensation Committee was composed of Ms. Cranston, who served as chair, Mr. Bright, Ms. Elsesser and Ms. Messemer. Our board of directors has affirmatively determined that each of Ms. Cranston, Mr. Bright, Ms. Elsesser and Ms. Messemer qualifies as an independent director for the purposes of serving on the Compensation Committee under applicable Nasdaq rules and as a non-employee director under Rule 16b-3 promulgated under the Exchange Act. For further discussion of the independence of Ms. Cranston, Mr. Bright, Ms. Elsesser and Ms. Messemer, see “Item 1. Election of Directors—Board Composition—Director Nomination and Election Process.” The Compensation Committee is governed by a charter that complies with the rules of Nasdaq, which is available on our website at https://shareholders.tpg.com.

Role of Compensation Consultant

In 2025, our Compensation Committee engaged Semler Brossy to assist with its compensation review of our CEO and Executive Chair and to provide independent input, analysis and guidance on various components of our compensation program. In connection with such review, Semler Brossy provided our Compensation Committee with market compensation data and information on best practices, including with respect to business and talent strategy, review of total annual incentive compensation for our CEO and Executive Chair, updates on key governance and stakeholder considerations, compensation risk assessment, stock ownership policies and equity award design.

We did not benchmark or set our NEO compensation for 2025 by reference to the compensation of a peer group of companies, and we do not expect to start benchmarking or setting our NEO compensation by reference to the compensation of a peer group of companies.

Risk Oversight

Our Executive Committee has an oversight role with respect to risk management and coordinates with our board of directors and other individual board committees to oversee our enterprise risk management. Our Audit, Compensation and Conflicts Committees support our risk management oversight by addressing risks specific to their respective areas of oversight. See “Item 1. Election of Directors—Board and Committee Oversight of the Firm—Oversight of Risk Management.” In addition, our Compensation Committee, together with our Executive Committee, assesses and monitors whether our compensation program and our practices have the potential to encourage excessive risk-taking and how to appropriately manage and mitigate such risks.

Our compensation program is targeted to incentivize investing in a risk-controlled fashion and is intended to discourage undue risk. We focus on the grant of equity that is subject to multi-year vesting, particularly as employees become more senior in the organization and assume greater leadership, and distributions of performance allocations that have been realized on partnership interests. Our equity awards include transfer and forfeiture restrictions, and our fund interests are subject to meaningful clawbacks. We maintain a clawback policy compliant with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related Nasdaq listing rules, as well as a clawback policy that goes beyond the requirements of the Dodd-Frank Act and those rules. For more information about these policies, see “—Recoupment Policies.” Our people also have meaningful personal capital invested in our firm and its funds. We believe our approach encourages long-term thinking and protects against excessive risk and investing for short-term gain.

We engaged Korn Ferry to conduct a risk review of our compensation programs for 2025. Based on this risk review conducted by Korn Ferry, as well as our own assessment of our programs, we do not believe that our compensation program and our practices create risks that are reasonably likely to have a material adverse effect on the Company.

Elements of 2025 Compensation of Named Executive Officers and Return on Equity

Our NEOs are compensated through a combination of base salary, equity awards and distributions and certain benefits and perquisites. Prior to the IPO, our equity awards have been in the form of partnership

TPG | 2026 Proxy Statement | 31

interests. In 2025, our NEOs participated in programs with respect to both partnership interests and stock awards with respect to shares of the Company. Our NEOs also hold TPG Partner Units and RemainCo interests, both deriving from TPG Partner Holdings interests as part of our Reorganization in conjunction with the IPO. We consider the distributions on these interests as an ownership entitlement rather than as an element of our compensation program. For information on these distributions, see “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—TPG Partner Holdings Interests.”

The table below summarizes the elements of compensation paid to our NEOs for 2025, as well as return on equity opportunities for our NEOs. We believe that these elements serve the objectives of our compensation philosophy. However, we periodically review the compensation of our key people, including our NEOs, and, from time to time, we may implement new plans or programs or otherwise make changes to the compensation elements relating to our key people, including our NEOs.

ELEMENTS OF 2025 NEO COMPENSATION:

FIXED COMPONENT	• Base Salary

VARIABLE COMPONENTS

•  Partnership interest grants (including vintage share awards and investment-specific awards)

•  Distributions of performance allocations from partnership interests

•  TPG Inc. stock awards, including RSUs and other long-term incentives, under the Omnibus Plan

•  Cash compensation

BENEFITS AND PERQUISITES	• Health and welfare plans • Retirement (401(k) plan) • Umbrella liability plan • Additional perquisites • Side-by-side investment opportunities

RETURN ON EQUITY

RETURN ON EQUITY	• Side-by-side investment distributions • Distributions on and reallocations of TPG Partner Units • Distributions on RemainCo interests • Dividends and dividend equivalents on equity

Fixed Component

During 2025, our NEOs received the base salaries included in the Summary Compensation Table. The base salaries of our NEOs are intended to reflect their positions and responsibilities and represent a competitive salary (within the market in which we compete for talent).

Variable Components: Partnership Interests and Performance Allocations

TPG funds generally allocate a share of gains, income and distributions to their general partners (which are affiliated with us) above the returns on such general partners’ invested capital if specified returns and performance goals are achieved. We refer to such allocations as “performance allocations.” The general partners make performance allocations to their partners in accordance with the terms and conditions of the governing partnership agreements. We refer to the terms and conditions pursuant to which such sharing occurs as programs, and we have two such programs: our “platform-level program” and our “pool program.” Because the amount of performance allocations available for distribution on partnership interests pursuant to these programs is directly tied to the performance of the underlying funds, the distributions partners receive may vary significantly year-over-year. As a result, we believe that the opportunity to participate in performance allocations through the ownership of these equity interests fosters a strong alignment of our people (including our NEOs) with the

TPG | 2026 Proxy Statement | 32

interests of our stockholders and our fund investors through our success as a whole. Apportionment among our people of performance allocations is based on several factors, including each person’s role, individual performance and seniority.

We account for distributions of performance allocations on partnership interests as profits interests under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 710 Compensation—General. Accordingly, distributions of our performance allocations appear in the Summary Compensation Table in the “All Other Compensation” column for the year to which the distribution relates, and grants of the partnership interests from which the performance allocations derive do not appear in the Summary Compensation Table (as these interests are not accounted for under FASB Accounting Standards Codification Topic 718, Equity Compensation (“ASC 718”)).

Platform-Level Program

Our platform-level program is composed of three components of partnership interests: “vintage share” awards, “investment-specific” awards and “discretionary allocations.” Eligibility to participate in performance allocations generally requires a side-by-side investment into the funds generating the performance allocations in the platform-level program. For more information about our side-by-side investments, see “Certain Relationships and Related Party Transactions—Certain Other Transactions or Arrangements—Side-By-Side and Other Investment Transactions.”

•

Vintage Share Awards. Vintage share awards are issued to our people (including our NEOs) annually and provide for eligibility to receive distributions of performance allocations generated by investments made during that calendar year, including related follow-on investments made in subsequent years. Eligibility to receive distributions of performance allocations with respect to vintage share awards is subject to the recipient’s continued provision of services through the applicable vesting or distribution date (whichever is earlier). Vintage share awards generally vest in five equal annual installments, beginning on June 30th of the year of issuance. Vintage share awards issued to our people who have been partners for five or more years at the time of issuance vest in five annual installments, beginning on June 30th of the year of issuance, with 40% vesting during the year of issuance and 15% vesting each year thereafter (referred to as the “senior partner vesting schedule”). Vintage share awards made to Mr. Coulter are fully vested upon issuance. Vintage share awards are subject to the terms of the governing partnership agreements to which they relate.

•

Investment-specific Awards. Investment-specific awards are issuances of interests providing eligibility to receive distributions of performance allocations generated by designated investments and strategic partnerships in which our people (including our NEOs) are involved. Investment-specific awards are a smaller component of our overall platform-level program and are intended to incentivize our people to collaborate on investment opportunities broadly for the firm, even if the applicable pool of capital is outside of a person’s typical investment area. The amount and terms (including vesting) of such investment-specific awards are specific to each issuance and may vary across investments. Investment-specific awards are subject to the terms of the governing partnership agreement to which they relate.

•

Discretionary Allocations. Equity interests related to our platform-level program provide for discretionary distributions of performance allocations to holders of such equity interests (including our NEOs) for amounts not otherwise allocated under vintage share awards or investment-specific awards, which arise as a result of reserves, forfeitures or cutbacks. These distributions can be discretionary in a number of ways, including as to amount and terms (including vesting), although there is typically not a separate vesting schedule or a side-by-side investment requirement. In certain instances, discretionary allocations may be reallocated to

TPG | 2026 Proxy Statement | 33

partnership interest holders on a pro rata basis. Distributions may be subject to service conditions that will not be met until future years, and portions of performance allocations realized from investments in a year may be reserved for distribution with respect to compensation decisions to be made in future years. Determinations as to the allocation and distribution of these performance allocations from our platform-level program are generally made by our CEO, taking into consideration team and individual contributions to the business, provided that discretionary allocations to our CEO and Executive Chair in the context of our annual incentive compensation are determined by the Compensation Committee in accordance with their employment agreements. Discretionary allocations are subject to the terms of the governing partnership agreements to which they relate.

Unvested partnership interests from the platform-level program are generally subject to immediate forfeiture upon termination of service (with or without cause) and distributions pursuant thereto cease. The vesting of partnership interests may be accelerated on a discretionary basis in connection with separations. We also have the right to “cutback” up to 20% of any holder’s potential distributions of performance allocations under the platform-level program at our discretion. Generally, this has only been applied with respect to performance allocations that would be distributed following termination of a holder’s services. Further, holders of partnership interests from our platform-level program are subject to restrictive covenants, violation of which can result in forfeiture of partnership interests and the termination of distributions of performance allocations.

Distributions received under the platform-level program are generally subject to “clawback” in the event that a fund has made distributions of performance allocations to its general partner in excess of the general partner’s ultimate entitlement based on the performance of the fund as a whole. In the event of a clawback triggering event, holders who received distributions of performance allocations that are subject to clawback are generally required to return such distributions to the applicable general partner and fund. Our NEOs (and, generally, all of our partnership interest holders) are personally subject to the clawback obligation for any distributions of performance allocations they directly receive under the platform-level program.

In 2025, vintage share awards were made to each of our NEOs, certain investment-specific awards were made to Mr. Winkelried, Mr. Coulter and Mr. Sisitsky, and discretionary allocations from our platform-level program (which in most cases were made on a pro rata basis) were received by all of our NEOs with the exception of Ms. Chu. Vintage share awards were issued with the following vesting schedules: Mr. Coulter (fully vested at grant); and Messrs. Winkelried, Weingart and Sisitsky (the senior partner vesting schedule beginning on June 30, 2025) and Ms. Chu (five equal annual installments beginning on June 30, 2025). See the Summary Compensation Table for the distribution amounts to our NEOs with respect to 2025 under the platform-level program, including specific non-pro rata allocations under the discretionary allocation component.

Pool Program

Pursuant to our pool program, a portion of performance allocations from profitable fund investments is distributed to our partners (including our NEOs) on a discretionary basis, subject, in each case, to the recipient’s continued provision of services on the distribution date (which may be in the year the investment is realized or a later year) and the terms and conditions of the equity interests on which such performance allocations are distributed. Performance allocations from our pool program are primarily distributed to indirect holders of Promote Units (see “Certain Relationships and Related Party Transactions—Related Persons Transactions—The TPG Operating Group Limited Partnership Agreement” for additional details regarding Promote Units).

Similar to discretionary allocations under our platform-level program, the allocation and distribution of performance allocations from our pool program are discretionary in a number of ways, including as to amount and terms (including vesting of the underlying partnership units that provide for the eligibility to participate in the performance allocations). Decisions regarding allocations and distributions may be made throughout a year subject to the availability of previously undistributed realized amounts and the terms of the governing partnership

TPG | 2026 Proxy Statement | 34

agreements. It is not required that amounts realized with respect to a particular year are distributed with respect to such year, and such amounts may be reserved for distribution with respect to a later year. The total dollar value available to be distributed to the NEOs and other of our people is limited by the total amount of performance allocations available from the performance of our investments, and NEOs and other of our people may or may not be distributed all of the available performance allocations in a given year.

As with all other distributions by TPG Operating Group, and unlike distributions of discretionary allocations under our platform-level program, those who receive distributions of performance allocations under the pool program are generally not required to return such distributions in the event that a fund has made distributions of performance allocations to its general partner in excess of the general partner’s ultimate entitlement based on the performance of the fund as a whole (i.e., under a “clawback” scenario), with TPG Operating Group being responsible for satisfying any clawback requirement.

Determinations as to the allocation and distribution of performance allocations from our pool program, other than with respect to the total annual incentive compensation decision-making for our CEO and Executive Chair, are made by our CEO, taking into consideration team and individual contributions to the business.

Our NEOs received distributions of performance allocations from our pool program with respect to 2025. For further discussion on pool program determinations for our NEOs, see “—Determination of 2025 Annual Incentive Compensation of Named Executive Officers.” In accordance with the Summary Compensation Table disclosure rules, distributions of performance allocations from the pool program are reported with respect to the year in which both performance and service obligations are first satisfied. See the Summary Compensation Table for the distribution amounts to our NEOs with respect to 2025 under the pool program.

Variable Components: TPG Inc. Stock Awards under the Omnibus Plan

RSU Awards

In January 2026, our NEOs received grants of RSUs under the Omnibus Plan with respect to a portion of each NEO’s total annual incentive compensation for services in 2025. These RSUs generally vest in three equal annual installments beginning on the first anniversary of the grant date, subject to the recipient’s continued provision of services to the Company or its affiliates through the vesting date, except in instances of death, disability or termination by the Company or its affiliates without cause. We believe that requiring service-based vesting of a portion of annual compensation through the use of RSUs further aligns the interests of our NEOs with the interests of our stockholders. In accordance with the Summary Compensation Table disclosure rules, the grant date fair value of annual grants of RSUs made in 2026 with respect to 2025 performance (determined in accordance with ASC 718, which may differ from the value of RSUs that are determined by dividing the dollar value of an award by the volume weighted average price for the ten-trading day period prior to and including the grant date) will be reported in the proxy statement for the 2027 annual meeting of stockholders.

Potential for Additional Equity Awards

The Company may make certain additional equity awards to our NEOs, as permitted under the Omnibus Plan, with terms determined in the Company’s discretion.

Executive Chair Special Award. On August 19, 2025, Mr. Coulter was granted a long-term performance incentive award in the form of RSUs and PRSUs under the Omnibus Plan (the “Executive Chair Special Award”). The Compensation Committee designed and approved the Executive Chair Special Award in order to incentivize Mr. Coulter to drive stockholder value in a manner that is aligned with stockholder interests, including by recognizing his role in the establishment of the Firm’s Impact platform and incentivizing his continued leadership of the platform. The Compensation Committee has studied the market for executive compensation in our industry across various roles that cover the full scope of Mr. Coulter’s role and

TPG | 2026 Proxy Statement | 35

responsibilities, including founders, executive chairs and certain other business leaders for which data are publicly available. The Compensation Committee has undertaken this study with the assistance of its outside advisors at Semler Brossy, and it seriously considered the issues over the past 12 months during numerous meetings and other discussions. The RSUs granted to Mr. Coulter generally service vest 25% on each of July 15, 2026, 2027, 2028 and 2029, subject to Mr. Coulter’s continued provision of services to the Company or its affiliates through the applicable service vesting date. The PRSUs generally service vest 20% on each of July 15, 2026, 2027, 2028, 2029 and 2030, and are only earned upon the achievement of the following stock price hurdles, subject to Mr. Coulter’s continued provision of services to the Company or its affiliates through the vesting date: $90.98, $101.29, $110.99 and $121.30. Vested RSUs will settle promptly following the applicable RSU vesting date. Any PRSUs that vest prior to July 15, 2030 will be settled promptly following July 15, 2030, and any PRSUs that vest after July 15, 2030 will be settled promptly following July 15, 2031. Upon a termination of service, any unvested portion of the award will be automatically forfeited; provided that in the case of an involuntary termination without cause, resignation for good reason or termination due to death or disability, Mr. Coulter will receive credit for service vesting through the next scheduled service vesting date after his termination for both RSUs and PRSUs, and service-vested PRSUs (including those credited at termination) will remain eligible to vest if the applicable performance hurdle is achieved during the applicable performance period. Dividend equivalents are paid on vested but unsettled RSUs and unvested RSUs when the dividend occurs. Dividend equivalents accrue for PRSUs prior to settlement and are paid only if and when both the applicable service and/or market-based performance vesting conditions are satisfied.

Chief Legal Officer New Hire Award. Pursuant to the Chu Agreement (as defined below), on April 14, 2025, Ms. Chu was granted a long-term performance incentive award in the form of RSUs and PRSUs under the Omnibus Plan (the “Chief Legal Officer New Hire Award”). The Chief Legal Officer New Hire Award includes two awards of RSUs. The RSUs with respect to the first award generally service vest 25% on each of April 14, 2026, 2027, 2028 and 2029, and the RSUs with respect to the second award generally service vest 20% on each of April 14, 2026, 2027, 2028, 2029 and 2030, with each award subject to Ms. Chu’s continued provision of services to the Company or its affiliates through the applicable service vesting date. The PRSUs service vest on April 1, 2026 and are only earned upon the achievement of the following stock price hurdles, subject to Ms. Chu’s continued provision of services to the Company or its affiliates through the vesting date: $55.65, $66.78 and $77.91. Vested RSUs and PRSUs will settle promptly following the applicable vesting date. In the event of Ms. Chu’s termination for cause, the number of shares underlying vested RSUs and PRSUs and all dividends or dividend equivalents will immediately terminate, be forfeited or be repaid. Dividend equivalents are paid on vested but unsettled RSUs and unvested RSUs when the dividend occurs. Dividend equivalents accrue for PRSUs prior to settlement and are paid only if and when both the applicable service and/or market-based performance vesting conditions are satisfied.

CEO and CFO Special Awards. On December 18, 2025, a grant of additional RSUs was approved to each of Mr. Winkelried (the “CEO Special Award”) and Mr. Weingart (the “CFO Special Award”) under the Omnibus Plan. These RSUs were granted in 2026 and therefore do not appear in the Summary Compensation Table for 2025. For more information about these awards, see our Current Report on Form 8-K filed with the SEC on December 22, 2025.

Variable Components: Cash Compensation

Executive Chair Special One-Time Bonus. On December 29, 2025, a special one-time cash payment in the amount of $500,000 was approved for Mr. Coulter in recognition of extraordinary performance results attained in 2025 with respect to investment activities in the Firm’s Impact platform. The bonus was paid on January 15, 2026 with respect to services and performance in 2025. In accordance with the Summary Compensation Table disclosure rules, this payment is reported in the bonus column of the Summary Compensation Table with respect to 2025.

TPG | 2026 Proxy Statement | 36

Chief Legal Officer Cash Incentive. Pursuant to the Chu Agreement, on December 19, 2025, Ms. Chu was paid a cash incentive in the amount of $2,475,000. The cash incentive was derived from performance allocations in our pool program that our other partners are eligible to receive.

Benefits and Perquisites

We provide our executives, including our NEOs, with a competitive benefits program that includes:

•

Health & Welfare Benefits. We provide comprehensive benefits to support our people’s well-being. Our people (including our NEOs) generally are invited to participate in the firm-sponsored health and welfare benefit plans. Certain of our partners are eligible for access-only retiree medical benefits.

•

Retirement Plans. Our people (including our NEOs) generally are eligible to participate in our tax-qualified 401(k) defined contribution plan as of the date of hire. Our 401(k) plan provides alternatives for contributing to a traditional pre-tax 401(k), a Roth 401(k) or a combination of both, up to the applicable IRS limits. We match 100% of the first 5% of a participant’s earnings contributed to the plan, up to the applicable individual IRS limits. We also provide an additional nonelective employer contribution determined by a discretionary formula (which in 2025 was 3% of a participant’s earnings), up to the applicable employer IRS limits. The employer match (including the nonelective employer contribution determined by a discretionary formula) vests in equal annual installments over the first five years of employment, after which employer contributions are fully vested. We do not sponsor or provide access to a defined benefit pension plan for our people (including our NEOs).

•

Umbrella Liability Group Coverage. Our partners (including our NEOs) participate in the firm-sponsored umbrella liability insurance program. We provide an initial minimum coverage amount for all partners at a nominal premium, and the partners are able to elect additional amounts of coverage through the firm’s annual open enrollment process.

•

Other Perquisites. Tickets to sporting and other entertainment events are provided to employees and partners, including our NEOs, without charge, to attend for business purposes. From time to time, these tickets are made available at no incremental cost to the Company to certain of our people, including our NEOs (and their guests), for personal use when not needed for business purposes. For information about family office services arrangements, see “Certain Relationships and Related Party Transactions—Related Persons Transactions—Family Office Services.” Certain of our NEOs may use aircraft or private travel service arrangements or programs (such as NetJets or car services) that we have access to for reasonable personal use for which they bear the cost. From time to time, we may provide our NEOs with legal fees in connection with certain business objectives and benefits related to working outside of our office spaces. We also generally make available to our people (including our NEOs) parking or transit assistance, one meal daily in each of our offices, to our partners, financial planning services and, to Mr. Winkelried, executive security services. The executive security services to Mr. Winkelried, which may include personal security services, are provided for our benefit. We consider the related expenses disclosed in this column to be appropriate business expenses rather than personal benefits for Mr. Winkelried.

•

Side-By-Side Investment Opportunities. Our people who participate in performance allocations (including our NEOs) are permitted to invest their personal capital side-by-side with our funds. Generally, these are made on similar terms as other investors but are generally made on a “no management fee, no performance allocation” basis; however, we may decide (in our sole discretion) to charge our people (including our NEOs) reduced or full management fees or performance allocations for certain investments or funds. In certain instances, when our people (including our NEOs) participate

TPG | 2026 Proxy Statement | 37

in side-by-side investments, they may receive tandem rights providing for additional value. All our NEOs, as well as our people who meet certain business, legal and regulatory requirements to make such investments, are generally permitted to make such investments, subject to certain caps and other legal and commercial limitations. For more information about our side-by-side investment program, see “Certain Relationships and Related Party Transactions—Certain Other Transactions or Arrangements—Side-By-Side and Other Investment Transactions.”

The perquisites provided to our NEOs in 2025 are described in the Summary Compensation Table. Our perquisites and benefits programs are designed to support the health and well-being of our people and further our goal of providing compensation that is competitive and aligned with our culture.

Compensation of Chief Executive Officer and Executive Chair

Pursuant to Mr. Winkelried’s employment agreement (referred to as the “Winkelried Agreement”), Mr. Winkelried determines the total annual incentive compensation of all TPG partners other than TPG partners who are on the Executive Committee. Total annual incentive compensation for TPG partners who are on the Executive Committee is determined by approval of Mr. Winkelried, Mr. Coulter or our Compensation Committee.

For each fiscal year of the term of the Winkelried Agreement, our Compensation Committee calculates Mr. Winkelried’s total annual incentive compensation, which will be between 85% and 115% of the Baseline Total Annual Incentive Compensation (as described below), subject to the ability of our Compensation Committee to pay above or below these percentages in the event of extraordinary circumstances having a materially favorable or materially adverse impact on the business of TPG. Pursuant to Mr. Coulter’s employment agreement (referred to as the “Coulter Agreement”), Mr. Coulter’s total annual incentive compensation will be set at between 85% and 100% of Mr. Winkelried’s total annual incentive compensation for the applicable year. Following a recommendation by Mr. Winkelried that includes input from our Chief Operating Officer, the Compensation Committee has discretion to select the elements of incentive compensation used to deliver to Messrs. Winkelried and Coulter each of their total annual incentive compensation, provided that for any year, and absent extraordinary circumstances having a materially adverse impact on the business of TPG, neither of their annual incentives from the pool program will be less than the highest standard annual incentive determined for any TPG partner for that year. See “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of NEO Employment Agreements” for a further description of the Winkelried Agreement and the Coulter Agreement.

Mr. Winkelried’s total annual incentive compensation to be determined by the Compensation Committee may be sourced from and includes non-pro rata performance allocations under the discretionary allocation component of our platform-level program and other similar sources, performance allocations from our pool program and grants of RSUs or other equity awards under the Omnibus Plan. Mr. Winkelried’s total annual incentive compensation to be determined by the Compensation Committee excludes: (i) formulaic or pro rata distributions on partnership interests from the platform-level program; (ii) distributions, dividends and dividend equivalents from equity awards under the Omnibus Plan and TPG Partner Units; (iii) the grant date value of TPG Partner Units previously granted to him; and (iv) the reallocation of forfeited TPG Partner Units that are part of a pro rata reallocation to active partners. The Baseline Total Annual Incentive Compensation is the sum of (x) the highest annual incentive from the pool program determined for any TPG Partner (including equity awards granted under the Omnibus Plan as a portion of such annual incentive but excluding any incentive in excess of the standard amounts that are determined in accordance with our customary annual incentive-setting practices); (y) 120% of the average Benchmark Compensation (as described below) of the four highest compensated TPG partners other than Mr. Winkelried and Mr. Coulter; and (z) any other annual award paid to any such four TPG partners that is intended to replace or supplement either or both of DAWPY (as described below) or annual incentives from the pool program. The Benchmark Compensation for each of the four highest paid TPG partners other than Mr. Winkelried and Mr. Coulter consists of, for each partner in a given year: (i) 50% of the average DAWPY received in that year; (ii) 100% of the average combined value of (a) the grant date value of RSUs or other equity awards granted under the Omnibus Plan with respect to that year (but excluding grants made

TPG | 2026 Proxy Statement | 38

for special, non-recurring reasons, special initial grants of equity awards made to our NEOs and equity awards granted as a portion of standard annual incentive distributions from the pool program) and (b) the ASC 718 expense of any long-term incentive award intended to replace or supplement awards under the Omnibus Plan over a multi-year compensation period; and (iii) any incentive from the pool program to a broad-based group of TPG partners that are in excess of the standard allocations. “DAWPY” refers to the actual “dollars at work” for a TPG partner, as applicable, in the performance allocations of TPG Funds as of the end of a year, calculated in accordance with customary TPG practices. If the Baseline Total Annual Incentive Compensation is calculated prior to the results of the fourth quarter in a given year, DAWPY will be calculated based on the results of the first three quarters and an estimate of the fourth quarter.

Determination of 2025 Annual Incentive Compensation of Named Executive Officers

Annual incentive compensation decisions are based on a range of factors, including an assessment of individual, team and firm performance, fund profitability and potential to contribute to long-term stockholder value. In late 2025, our CEO assessed the performance of each of our NEOs (other than himself and our Executive Chair), and the Compensation Committee assessed the performance of our Executive Chair and our CEO, in order to determine each NEO’s total annual incentive compensation for 2025. The summaries that follow describe the assessment of performance during 2025 and the resulting total annual incentive compensation decisions. In addition to the performance measures noted below, as an overall indicator of our firm profitability and financial performance, we examine key financial metrics, which inform the total annual incentive compensation for our people, including our NEOs. These metrics include our assets under management (“AUM”), after-tax distributable earnings per share, fee-related earnings (“FRE”), FRE margin (“FRE Margin”) and fund performance. FRE, FRE Margin and after-tax distributable earnings per share are not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Please see Appendix 1: Reconciliation of Non-GAAP Measures for more information about these metrics. For information on platform-level awards and discretionary allocations from our platform-level program other than as determined by our Compensation Committee, see “—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: Partnership Interests and Performance Allocations—Platform-Level Program.”

Compensation of Chief Executive Officer

The Compensation Committee determined that, during 2025, Mr. Winkelried’s leadership, strategic vision, commercial instincts and decision-making improved the quality of our team and enhanced both our brand and the quality of our investment portfolio. The Compensation Committee also considered overall firm profitability and financial performance (as indicated by strong measures of certain key financial metrics such as AUM, after-tax distributable earnings per share, FRE, FRE Margin and fund performance), investment activity, capital formation, external stakeholder engagement, growth of our firm and stewardship of our values, including collaboration, innovation and inclusion. As a result, the Compensation Committee determined that Mr. Winkelried’s total annual incentive compensation would be 115% of the Baseline Total Annual Incentive Compensation, calculated in accordance with the Winkelried Agreement and including the components in the table set forth below.

	Performance Allocations	Restricted Stock Units(3)
Annual Incentive Process	— (1)	$4,250,000
Compensation Committee Process	$13,000,000 (2)	$3,877,432

(1)	Mr. Winkelried did not receive any performance allocations from our pool program as part of the year-end partner compensation process.

(2)

Represents performance allocations to Mr. Winkelried in accordance with his employment agreement from our pool program ($5,000,000) and from the discretionary allocation component of our platform-level program ($8,000,000).

(3)

These RSUs and the CEO Special Award were granted in 2026 and therefore do not appear in the Summary Compensation Table for 2025. For information about these RSUs, see “—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—RSU Awards.”

TPG | 2026 Proxy Statement | 39

Compensation of Executive Chair

The Compensation Committee determined that, during 2025, Mr. Coulter was instrumental to our success as a result of his fundraising efforts, his engagement as a subject matter expert in our industry, his management over the Firm’s Impact platform, his thought leadership in the industry and his role as an impactful brand ambassador. The Compensation Committee also considered year-over-year comparisons of key performance indicators and certain financial performance measures (including AUM, after-tax distributable earnings per share, FRE, FRE Margin and fund performance) demonstrating the overall financial success of the Company. As a result, the Compensation Committee determined that Mr. Coulter’s total annual incentive compensation would be 98% of the Baseline Total Annual Incentive Compensation, calculated in accordance with the Coulter Agreement and including the components set forth in the table below.

	Performance Allocations	Restricted Stock Units(3)
Annual Incentive Process	— (1)	$4,250,000
Compensation Committee Process	$5,000,000 (2)	$5,797,568

(1)	Mr. Coulter did not receive any performance allocation from our pool program as part of the year-end partner compensation process.

(2)	Represents performance allocations to Mr. Coulter in accordance with his employment agreement from our pool program.

(3)

These RSUs were granted in 2026 and therefore do not appear in the Summary Compensation Table for 2025. For information about these RSUs, see “—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—RSU Awards.” These RSUs do not include the RSUs or PRSUs granted as part of the Executive Chair Special Award. For a description of the Executive Chair Special Award, see “—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

On December 29, 2025, a special one-time cash payment in the amount of $500,000 was approved for Mr. Coulter in recognition of extraordinary performance results attained in 2025 with respect to investment activities in the Firm’s Impact platform. The bonus was paid on January 15, 2026 with respect to services and performance in 2025.

Compensation of Other NEOs

Our CEO assessed the performance of each of our NEOs (other than himself and our Executive Chair) in order to determine each NEO’s total annual incentive compensation for 2025. Our CEO considered a range of factors as part of his assessment process, including company-wide, business unit and individual performance and contributions. As a result, our CEO determined the following total annual incentive compensation for our NEOs, calculated in accordance with Company practice and including the following components:

NEO	Performance Allocations	Restricted Stock Units(3)
Mr. Weingart	$1,100,000 (1)	$3,000,000
Mr. Sisitsky	$1,100,000 (1)	$3,250,000
Ms. Chu	$2,475,000 (2)	$ 825,000

(1)	Represents performance allocations to the NEO as part of the year-end partner compensation process from our pool program.

(2)	This cash incentive was derived from performance allocations in our pool program that our other partners are eligible to receive.

(3)

These RSUs and the CFO Special Award were granted in 2026 and therefore do not appear in the Summary Compensation Table for 2025. These amounts represent dollar values awarded to the NEO, which were each converted into a number of RSUs determined by dividing the dollar value by the volume weighted average price for the ten-trading day period prior to and including the grant date. For information about these RSUs, see “—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—RSU Awards.” These RSUs do not include the RSUs or PRSUs granted as part of the Chief Legal Officer New Hire Award. For a description of the Chief Legal Officer New Hire Award, see “—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

TPG | 2026 Proxy Statement | 40

Recoupment Policies

In addition to a recoupment policy that is compliant with the SEC and Nasdaq requirements under Section 954 of the Dodd-Frank Act, we have adopted a discretionary recoupment policy with respect to incentive compensation, including service-vesting incentive compensation, received by our directors and officers, as well as individuals who receive grants under our Omnibus Plan, under specified recoupment triggers, which include an accounting restatement resulting from a material error to previously issued financial statements or resulting from detrimental conduct, as well as other recoupment triggers tied to individual misconduct, including material failure to supervise.

Tax and Accounting Considerations

In making compensation decisions, the impact of accounting implications and tax treatment of significant compensation decisions are considered. We believe that accounting and tax considerations are only one aspect of determining compensation and should not unduly influence compensation program designs that are consistent with our overall compensation philosophy and objectives. We retain the discretion to modify, design and implement elements of our compensation program that may not be tax efficient or that could have adverse accounting consequences, as well as designing such elements with tax and accounting efficiencies in mind.

Hedging and Pledging Policy

We have adopted a policy prohibiting the hedging and pledging of shares of the Company by our employees, executive officers and directors without prior approval. The policy applies to securities issued by the Company (and therefore does not extend to TPG Partner Units, which are governed by that private partnership’s separate transfer, hedging and pledging restrictions, until the TPG Partner Units are exchanged for shares of Class A common stock). Any transaction involving the Company’s securities also remains subject to the transfer restrictions set forth in the Investor Rights Agreement (as defined below), as well as the terms of the Exchange Agreement (as defined below) and other agreements, as applicable. For further information, see “Certain Relationships and Related Party Transactions—Related Persons Transactions—Investor Rights Agreement.”

TPG | 2026 Proxy Statement | 41

COMPENSATION COMMITTEE REPORT

Our Compensation Committee members and other individuals who participated in compensation decisions of our NEOs for 2025 are listed below. Each has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, has determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Mary Cranston, Chair

Gunther Bright

Kathy Elsesser

Deborah Messemer

Jim Coulter*

Jon Winkelried*

*

Messrs. Coulter and Winkelried did not participate in any of the decisions made by our Compensation Committee described in the Compensation Discussion and Analysis provided above. Our Compensation Committee has no role or responsibility in determining compensation for our NEOs (other than Messrs. Coulter and Winkelried) other than approving equity awards for the purpose of exempting them from Section 16(b) of the Exchange Act.

TPG | 2026 Proxy Statement | 42

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation paid to our NEOs for the years ending December 31, 2025, 2024 and 2023.

In addition to the amounts reflected in the table below, our NEOs receive distributions from us based on their ownership of TPG Partner Units and RemainCo interests, which are not considered to be compensation by us. For information on these distributions and changes in accounting treatment of TPG Partner Units and RemainCo interests following the IPO, see “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—TPG Partner Holdings Interests.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	All other compensation ($)(4)	Total compensation ($)
Jim Coulter	2025	500,000	500,000	62,436,698	9,318,283	72,754,980
Founder and Executive Chair	2024	500,000	—	32,280,473	14,272,783	47,053,256
	2023	509,615	—	11,587,981	24,090,606	36,188,202
Jon Winkelried	2025	500,000	—	13,607,777	15,789,984	29,897,761
Chief Executive Officer	2024	500,000	—	17,052,695	15,202,021	32,754,716
	2023	509,615	—	184,999,271	13,177,040	198,685,926
Jack Weingart	2025	500,000	—	3,809,591	13,653,071	17,962,662
Chief Financial Officer	2024	500,000	—	6,760,927	10,374,815	17,635,742
	2023	509,615	—	1,867,989	11,023,249	13,400,853
Todd Sisitsky	2025	500,000	—	6,785,469	7,513,296	14,798,765
President	2024	500,000	—	11,953,165	9,028,332	21,481,497
	2023	509,615	—	2,576,733	13,251,351	16,337,699
Jennifer Chu	2025	376,894	2,475,000	11,538,647	10,500	14,401,041
Chief Legal Officer, General Counsel and Secretary

(1)

We do not pay, and do not expect to pay, discretionary cash bonuses to our NEOs. In 2025, Mr. Coulter was paid a one-time cash payment and Ms. Chu was paid a cash incentive pursuant to the Chu Agreement. For information about these bonuses, see “—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: Cash Compensation.” NEOs are eligible to receive performance allocations on partnership interests through our platform-level program and pool program. The distributions of performance allocations for services in 2025 are disclosed in the “All Other Compensation” column of the Summary Compensation Table.

(2)

With respect to 2025, this column reflects the aggregate grant date fair value, as determined in accordance with ASC 718, of: (i) RSUs granted in 2025 as a portion of total annual incentive compensation for services in 2024 (for Mr. Coulter, $2,906,132; for Mr. Winkelried, $2,906,132; for Mr. Weingart, $2,131,147; and for Mr. Sisitsky, $2,906,132), (ii) additional RSUs granted in 2025 for services in 2024 (for Mr. Coulter, $8,776,379; and for Mr. Winkelried, $4,680,046) in the discretion of the Compensation Committee, and (iii) the special purpose long-term performance incentive award (RSUs and PRSUs) for Mr. Coulter ($37,940,362) and the sign-on long-term performance incentive award (RSUs and PRSUs) for Ms. Chu ($11,538,647). The grant date fair value of RSUs was determined based on the closing stock price of TPG’s common stock on the date of grant. For further information about the awards granted in 2025, see the Grants of Plan-Based Awards table, below. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, please see the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The value of the RSUs reported in this Summary Compensation Table differs from the value of these RSUs as described in the Compensation, Discussion & Analysis in our proxy statement for 2024, which was not a representation of the ASC 718 value but instead a description of the dollar value awarded, which was converted into a number of RSUs determined by dividing the dollar value by the volume weighted average price for the ten-trading day period prior to and including the grant date. RSUs granted as a portion of total annual incentive compensation to our NEOs for services in 2025 and additional RSUs granted to Mr. Winkelried and Mr. Coulter in the discretion of the Compensation Committee for services in 2025 as described in the Compensation Discussion and Analysis were granted in 2026 and will be reported in the Summary Compensation Table included in our 2027 proxy statement. For information about the RSUs granted to each of our NEOs for 2025, see “—Compensation Discussion and Analysis—Determination of 2025 Annual Incentive Compensation of Named Executive Officers.”

(3)

In accordance with SEC rules, with respect to 2025, this column also reflects the reallocation date fair value, as determined in accordance with ASC 718, of TPG Partner Units that were forfeited by partners and reallocated automatically to our NEOs and other active partners in 2025 in accordance with the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings in the

TPG | 2026 Proxy Statement | 43

following amounts: for Mr. Coulter, $12,813,825; for Mr. Winkelried, $6,021,598; for Mr. Weingart, $1,678,444; and for Mr. Sisitsky, $3,879,337. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, please see the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(4)

This column reflects distributions of performance allocations from our platform-level program for 2025 to our NEOs as follows: for Mr. Coulter, $4,167,070; for Mr. Winkelried, $10,583,648 (including $8,000,000 from the discretionary allocation component and other similar sources as determined by the Compensation Committee); for Mr. Weingart, $12,522,612; and for Mr. Sisitsky, $6,382,837. This column also includes distributions of performance allocations from our pool program for services in 2025 in the following amounts: for Mr. Coulter, $5,000,000 (as determined by the Compensation Committee); for Mr. Winkelried, $5,000,000 (as determined by the Compensation Committee); for Mr. Weingart, $1,100,000; and for Mr. Sisitsky, $1,100,000. This column also includes the following amounts related to perquisites in 2025, calculated as the aggregate incremental cost to the Company for each perquisite: for Mr. Coulter, $120,754 for legal services; and for Mr. Winkelried, $26,140 for financial planning services and $149,737 for executive security services. The executive security services to Mr. Winkelried, which may include personal security services, are provided for our benefit. We consider the related expenses disclosed in this column to be appropriate business expenses rather than personal benefits for Mr. Winkelried. In 2025, our NEOs had access to aircraft and car services for personal use at no incremental cost to us because they bore the cost. This column also includes the following amounts in 2025 related to umbrella liability insurance premiums: for Mr. Coulter, $2,459; for Mr. Winkelried, $2,459; for Mr. Weingart, $2,459; and for Mr. Sisitsky, $2,459. This column includes 401(k) plan employer contributions for 2025 in the following amounts: for Mr. Coulter, $28,000; for Mr. Winkelried, $28,000; for Mr. Weingart, $28,000; for Mr. Sisitsky, $28,000; and for Ms. Chu, $10,500. In certain instances, the Company may provide resources to family offices of our people, including off-site information technology services, which are at no incremental cost to the Company. For information about family office services arrangements, see “Certain Relationships and Related Party Transactions—Related Person Transactions—Exchange Agreement.”

Grants of Plan-Based Awards

The following table contains information about the equity awards accounted for under ASC 718 granted to our NEOs in 2025, including awards that subsequently have been transferred.

	Grant Date	Estimated future payouts under equity incentive plan awards					All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value or Modification Date Incremental Fair Value of Stock and Option Awards ($)(5)
Name		Threshold (#)	Target (#)		Maximum (#)
Jim Coulter	1/13/2025	—	—		—		188,793(1)	$11,682,511
	2/14/2025	—	—		—		10,346 (2)	$599,033
	8/8/2025	—	—		—		196,189(2)	$11,440,250
	8/19/2025	—	—		—		321,389(3)	$19,492,243
	8/19/2025	—	482,083	(3)	482,083	(3)	—	$18,448,119
	11/4/2025	—	—		—		14,875(2)	$774,541
Jon Winkelried	1/13/2025	—	—		—		122,595(1)	$7,586,179
	2/14/2025	—	—		—		4,886(2)	$282,899
	8/8/2025	—	—		—		92,181(2)	$5,375,302
	11/4/2025	—	—		—		6,979(2)	$363,397
Jack Weingart	1/13/2025	—	—		—		34,440(4)	$2,131,147
	2/14/2025						1,352(2)	$78,281
	8/8/2025	—	—		—		25,700(2)	$1,498,627
	11/4/2025	—	—		—		1,950(2)	$101,537
Todd Sisitsky	1/13/2025	—	—		—		46,964(4)	$2,906,132
	2/14/2025	—	—		—		3,132(2)	$181,343
	8/8/2025	—	—		—		59,396(2)	$3,463,523
	11/4/2025	—	—		—		4,503(2)	$234,471
Jennifer Chu	4/14/2025	—	—		—		160,699(3)	$7,154,319
	4/14/2025	—	137,742	(3)	137,742	(3)	—	$4,384,328

(1)

Represents RSUs granted as part of total annual incentive compensation for 2024 and RSUs granted to Mr. Winkelried and Mr. Coulter in accordance with their employment agreements, see “—Compensation Discussion and Analysis—Compensation of Chief Executive Officer and Executive Chair.” These interests will vest in three equal installments on each of the first, second and third anniversaries of the date of grant.

TPG | 2026 Proxy Statement | 44

(2)

Represents TPG Partner Units reallocated in accordance with the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings upon their forfeiture by a former partner of Partner Holdings.

(3)

Represents RSUs and PRSUs granted to Mr. Coulter pursuant to the Executive Chair Award and to Ms. Chu pursuant to the Chief Legal Officer New Hire Award. For the service vesting and market-based performance vesting conditions of the RSUs and the PRSUs, respectively, see “Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

(4)

Represents RSUs granted as part of total annual incentive compensation for 2024. These interests will vest in three equal installments on each of the first, second and third anniversaries of the date of grant.

(5)

Represents the aggregate grant date fair value of all TPG Partner Units reallocated in 2025 and RSUs and PRSUs granted to NEOs in 2025, calculated in accordance with ASC 718. The grant date fair value of each award was determined based on the closing stock price of TPG’s common stock on the date of grant, except that the fair value of each PRSU was estimated using a Monte Carlo simulation valuation model. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, please refer to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Summary of NEO Employment Agreements

TPG Global, LLC (“TPG Global”) entered into offer letters with each of our NEOs other than Mr. Winkelried and Mr. Coulter upon the commencement of their employment that are materially consistent with our form of offer letter used in the United States. These offer letters indicate the individual’s initial title, base salary and, if applicable, sign-on bonus and relocation benefits, as well as eligibility for discretionary incentives and the health and welfare benefit programs of TPG Global and its affiliates. These offer letters generally require compliance with company policy and may contain standard confidentiality covenants. Our NEOs may also receive partnership interests or other incentive awards upon joining us. The offer letter TPG Global entered into with Ms. Chu (the “Chu Agreement”) also provides for the Chief Legal Officer New Hire Award, a sign-on long-term performance incentive award to Ms. Chu in the form of RSUs and PRSUs. For a description of the Chief Legal Officer New Hire Award, see “—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

The Company and certain affiliates of the Company entered into an employment agreement with each of Messrs. Winkelried and Coulter, each dated as of December 15, 2021, and approved by our board of directors on December 14, 2021, that each provides for the terms of Messrs. Winkelried’s and Coulter’s employment with the Company. Pursuant to the agreements, each of Messrs. Winkelried and Coulter is entitled to coverage under TPG employee benefit programs, plans and practices commensurate with his position and that are generally made available to the Founders, including rights to make side-by-side investments in TPG Funds consistent with opportunities available at the relevant time to TPG’s senior active partners and on the same terms and conditions as such senior active partners. Messrs. Winkelried and Coulter are entitled to reimbursement for all reasonable expenses for travel, lodging, entertainment and other business expenses at a “first class” level as consistent with TPG’s reimbursement policies, and perquisites commensurate with their positions, including private aircraft services for business travel. Messrs. Winkelried and Coulter are generally indemnified under their employment agreements for any and all costs, expenses, liabilities and losses with respect to actions taken in connection with their services to TPG. See “—Compensation Discussion and Analysis—Compensation of Chief Executive Officer and Executive Chair” for a further description of the Winkelried Agreement and the Coulter Agreement. Pursuant to these agreements, Messrs. Winkelried and Coulter have certain payment and benefit rights upon a termination of employment, including orderly retirement provisions (in Mr. Winkelried’s case not effective until 2025), contingent upon execution of a mutual release of claims and compliance with the restrictive covenants set forth in the GP LLC limited liability company agreement. For a discussion of the potential severance benefits payable under the Winkelried Agreement and the Coulter Agreement in the event of a termination of employment as of December 31, 2025, see “—Potential Payments upon Termination or Change in Control.”

TPG | 2026 Proxy Statement | 45

TPG Partner Holdings Interests

In addition to the amounts reflected in the Summary Compensation Table, certain of our NEOs receive distributions from us based on their ownership of TPG Partner Units and RemainCo interests (prior to our Reorganization, their ownership of TPG Partner Holdings interests), which are not considered to be compensation by us. In 2025, 2024 and 2023, respectively, our NEOs received the following net distributions on their ownership of TPG Partner Units and RemainCo interests arising from the Reorganization to the extent the interests were unvested at the time of the distribution: Mr. Coulter ($139,834, $688,961, $1,120,085); Mr. Winkelried ($987,868, $2,289,640, $2,627,287); Mr. Weingart ($1,898,027, $3,491,006, $2,684,353); and Mr. Sisitsky ($1,987,711, $6,065,408, $4,964,848). Further information on the TPG Partner Units and RemainCo interests is provided below.

TPG Partner Units

TPG Partner Holdings is the indirect majority unitholder of the TPG Operating Group. All TPG Partner Holdings interests are held by our current and former senior people (or related parties, such as estate planning vehicles). Prior to the IPO, the outstanding TPG Partner Holdings interests were converted into “TPG Partner Units” and “Promote Units.” TPG Partner Units, whether vested or unvested, entitle the holders to current distributions sourced from Common Units (as defined in both the Existing Charter and the Amended Charter) (the “Common Units”) in TPG Operating Group, on a similar basis to the stockholders of the Company (except on a pre-tax basis) and the Promote Units are a component of our pool program, see “—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: Partnership Interests and Performance Allocations—Pool Program.” At the time of the IPO, all TPG Partner Holdings interests converted into TPG Partner Units and to the extent unvested retained the vesting schedule that was affixed to the TPG Partner Holdings interests from which they derived. Following the IPO, no additional TPG Partner Holdings interests have been (or are anticipated to be) granted, although the pro rata reallocations of TPG Partner Units described below may be treated as new grants for accounting purposes. For more information regarding the conversion of TPG Partner Holdings interests into TPG Partner Units, see “Certain Relationships and Related Party Transactions—Related Persons Transactions—Reorganization and Certain Related Transactions.”

TPG Partner Units align our NEOs’ interests with the overall success of the TPG Operating Group and allow them to participate in the profits of our activities. TPG Partner Units that are unvested are subject to immediate forfeiture upon termination of service although they may be accelerated on a discretionary basis or otherwise in accordance with executive employment agreements. Upon forfeiture, TPG Partner Units are reallocated to active partners in good standing on a generally pro rata basis dependent upon their ownership percentage of TPG Partner Units prior to the IPO, but in some circumstances may be cancelled rather than reallocated. The reallocations upon forfeiture and any distributions made on TPG Partner Units in 2025 were not considered part of our current compensation decision-making. These interests are also subject to restrictive covenants (as described under “—Potential Payments upon Termination or Change in Control—Restrictive Covenants”). In the event of a holder’s termination of service due to death or disability, any unvested TPG Partner Units held by such person would receive two years of accelerated forward vesting, as may be modified by executive employment agreements. The prior two years of vesting on certain TPG Partner Units are subject to forfeiture if the applicable holder is terminated with cause or breaches his or her restrictive covenants. Certain TPG Partner Units that remain outstanding following a termination are subject to repurchase rights of TPG Partner Holdings in the event of a termination for cause or breach of restrictive covenants. TPG Partner Units are generally subject to transfer restrictions, except with respect to customary permitted transfers. For more information about these transfer restrictions, see “Certain Relationships and Related Party Transactions—Related Person Transactions—Exchange Agreement.”

After TPG Partner Units vest, pursuant to the Exchange Agreement and subject to the terms of the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings, each Common Unit

TPG | 2026 Proxy Statement | 46

indirectly held by the holder of the vested TPG Partner Units (as a result of its ownership of the vested TPG Partner Units) will be exchangeable for cash equal to the value of one share of Class A common stock from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such future public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, for one share of our Class A common stock (or, in certain cases, for shares of nonvoting Class A common stock).

As a private company, we accounted for issuances of TPG Partner Holdings interests, which provided holders of these partnership interests eligibility to participate in performance allocations and management fees, as equity allocations. However, following the IPO, we are accounting for the TPG Partner Units as equity awards under ASC 718. Forfeiture reallocations to our NEOs in 2025 are reported in the “Stock Awards” column of the Summary Compensation Table for the year in which the reallocation occurs. Details regarding the NEOs’ unvested TPG Partner Units are included in the Outstanding Equity Awards at Fiscal Year-End table.

RemainCo Interests

As part of our Reorganization in conjunction with the IPO, the TPG Operating Group transferred certain assets to RemainCo. The transferred assets primarily include: (i) minority interests in certain sponsors unaffiliated with TPG; (ii) the right to certain performance allocations from partnership interests in TPG funds; (iii) certain side-by-side investment interests; and (iv) cash. When the TPG Operating Group transferred these assets to RemainCo, the owners of the TPG Operating Group received an interest in RemainCo proportionate to their then-current interest in TPG Operating Group (which, for our partners, including our NEOs, was their TPG Partner Holdings interests). RemainCo interests, whether vested or unvested, entitle the holders to current distributions sourced from the transferred assets to RemainCo as described above. Following the IPO, no additional RemainCo interests have been (or are anticipated to be) granted. For more information regarding the issuance of RemainCo interests, see “Certain Relationships and Related Party Transactions—Related Persons Transactions—Reorganization and Certain Related Transactions.”

RemainCo interests that are unvested are generally subject to immediate forfeiture upon termination of service although they may be accelerated on a discretionary basis or otherwise in accordance with executive employment agreements. Upon a termination of service due to death or disability, RemainCo interest holders are entitled to receive two years of accelerated forward vesting on these interests. Any distributions made on RemainCo interests are not considered part of our current compensation decision-making process.

The RemainCo interests were subject to the vesting schedule that was affixed to the TPG Partner Holdings interests from which they derived. For further details on the vesting of these interests, see “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table—TPG Partner Holdings Interests—TPG Partner Units.”

As a private company, we accounted for the issuance of the RemainCo interests as an equity allocation. However, following the IPO, we are accounting for the RemainCo interests as equity awards under ASC 718. Details regarding each NEO’s unvested RemainCo interests are included in the Outstanding Equity Awards at Fiscal Year-End table.

TPG | 2026 Proxy Statement | 47

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about the unvested equity awards accounted for under ASC 718 that are outstanding and held by our NEOs as of December 31, 2025.

		Stock Awards
Name	Grant Date	Number of shares of stock or units that have not vested (#)		Market value of shares of stock or units that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Jim Coulter	—	829,318	(2)	51,421,094
	1/13/2023	72,511	(3)	4,629,102
	1/13/2024	134,518	(4)	8,587,629
	1/13/2025	188,793	(5)	12,052,545
	8/19/2025	321,389	(6)	20,517,474	482,083	(7)	30,776,179
Jon Winkelried	—	266,667	(8)	16,597,354
	—	389,685	(9)	24,168,609
	1/13/2023	98,251	(3)	6,272,344
	11/30/2023	1,946,066	(10)	124,236,853
	11/30/2023	2,335,282	(11)	149,084,403	973,030	(11)	62,118,235
	1/13/2024	95,402	(4)	6,090,464
	1/13/2025	122,595	(5)	7,826,465
Jack Weingart	—	524,591	(12)	32,538,883
	—	108,626	(13)	6,730,408
	—	3,429	(14)	1,130,781
	1/13/2022	127,118	(15)	8,115,213
	1/13/2023	12,899	(16)	823,472
	1/13/2022	127,117	(17)	8,115,149
	1/13/2024	19,408	(18)	1,239,007
	1/13/2024	46,653	(19)	2,978,328
	1/13/2025	34,440	(20)	2,198,650
Todd Sisitsky	—	398,157	(21)	24,717,888
	—	251,078	(22)	15,568,919
	—	2,357	(23)	777,268
	1/13/2022	169,491	(15)	10,820,305
	1/13/2023	12,899	(16)	823,472
	1/13/2022	169,491	(17)	10,820,305
	1/13/2024	19,906	(18)	1,270,799
	1/13/2024	65,315	(19)	4,169,710
	1/13/2025	46,964	(20)	2,998,182
Jennifer Chu	4/14/2025	68,871	(24)	4,396,725
	4/14/2025	91,828	(25)	5,862,300
	4/14/2025	45,914	(26)	2,931,150	91,828	(26)	5,862,300

(1)

The market value reported for TPG Partner Units has been derived utilizing a per unit value of $63.84, TPG’s closing stock price on December 31, 2025, the last trading day of the 2025 fiscal year, and adjusting it for factors unique to TPG Partner Units, multiplied by the number of unvested TPG Partner Units held by each NEO. The market value reported for RemainCo interests has been derived utilizing a discounted cash flow valuation approach, multiplied by the number of unvested RemainCo interests held by each NEO. The market value of RSUs and PRSUs has been calculated by multiplying the number of unvested RSUs or PRSUs, as applicable, as of December 31, 2025 by $63.84, TPG’s closing stock price on December 31, 2025, the last trading day of the 2025 fiscal year. The unearned PRSUs are shown assuming full performance is satisfied.

(2)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 242,054 on January 13, 2026; 259,705 on January 13, 2027; 218,594 on January 13, 2028; 56,207 on January 13, 2029; and 52,758 on January 13, 2030.

(3)

Represents RSUs granted as part of total annual incentive compensation for 2022 and RSUs granted in accordance with employment agreements, see “—Compensation Discussion and Analysis—Compensation of Chief Executive Officer and Executive Chair.” 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

TPG | 2026 Proxy Statement | 48

(4)

Represents RSUs granted as part of total annual incentive compensation for 2023 and RSUs granted in accordance with employment agreements, see “—Compensation Discussion and Analysis—Compensation of Chief Executive Officer and Executive Chair.” 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

(5)

Represents RSUs granted as part of total annual incentive compensation for 2024 and RSUs granted in accordance with employment agreements, see “—Compensation Discussion and Analysis—Compensation of Chief Executive Officer and Executive Chair.” 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

(6)

Represents RSUs granted as part of a special purpose equity award. 25% of the RSUs will vest on each of July 15, 2026, 2027, 2028 and 2029, subject to the Mr. Coulter’s continuous service through the vesting date. For additional information on these RSUs see “—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

(7)

Represents PRSUs granted as part of a special purpose equity award. For the service vesting and market-based performance vesting conditions of the PRSUs, see “—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

(8)	Represents TPG Partner Units granted prior to the IPO. These interests vest as follows: 133,334 on December 31, 2026; and 133,333 on December 31, 2027.

(9)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 113,739 on January 13, 2026; 122,039 on January 13, 2027; 102,712 on January 13, 2028; 26,411 on January 13, 2029; and 24,784 on January 13, 2030.

(10)

Represents RSUs granted as part of a special purpose equity award. 25% of the RSUs will vest on each of January 13, 2025, 2026, 2027 and 2028, subject to Mr. Winkelried’s continuous service through the vesting date.

(11)

Represents PRSUs granted as part of a special purpose equity award. The performance conditions lapse as to 25% of the PRSUs on each of the first day following the date on which the 30-day volume weighted average trading price of a share of Class A common stock equals or exceeds a premium of 150%, 167%, 183% and 200% of the closing price of a share of Class A common stock on the date of grant, respectively (each, a “Market Price Hurdle”). The service condition lapses as to 20% of the shares on each of January 13, 2025, 2026, 2027, 2028 and 2029. PRSUs vest when both the applicable service and performance conditions are satisfied. Any PRSUs that vest prior to January 13, 2029 will be settled promptly following January 13, 2029, and any PRSUs that vest after January 13, 2029 will be settled promptly following January 13, 2030.

(12)	Represents TPG Partner Units granted prior to the IPO. These interests vest as follows: 270,264 on December 31, 2026; 230,420 on December 31, 2027; and 23,907 on December 31, 2028.

(13)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 31,735 on January 13, 2026; 34,026 on January 13, 2027; 28,609 on January 13, 2028; 7,352 on January 13, 2029; and 6,904 on January 13, 2030.

(14)	Represents RemainCo interests granted prior to the IPO. These interests vest as follows: 1,858 on December 31, 2026; 1,142 on December 31, 2027; and 429 on December 31, 2028.

(15)	Represents RSUs granted in connection with the IPO. 25% of the RSUs vest on each of the second, third, fourth and fifth anniversaries of January 13, 2022.

(16)	Represents RSUs granted as part of total annual compensation for 2022. 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

(17)

Represents PRSUs granted in connection with the IPO. The service condition on the PRSUs lapses as to 25% of the shares on each of the second through fifth anniversaries of the grant date, provided that the recipient continues to provide services to the Company or its affiliates through the applicable vesting date. In addition, the performance condition lapses as to 50% of the PRSUs on the first day following the date on which the 30-day volume weighted average trading price of a share of Class A common stock equals or exceeds 1.5x the IPO price per share of Class A common stock and as to 50% of the PRSUs on the first day following the date on which the 30-day volume weighted average trading price of a share of Class A common stock equals or exceeds 2.0x the IPO price per share of Class A common stock (1.5x performance was achieved on March 22, 2024 and 2.0x performance was achieved on October 22, 2024). PRSUs vest when both the applicable service and performance conditions are satisfied. The PRSUs are forfeited if the performance measure is not achieved prior to the fifth anniversary of the grant date, in the case of the 1.5x performance condition, and prior to the eighth anniversary of the grant date, in the case of the 2.0x performance condition.

(18)	Represents RSUs granted as part of total annual compensation for 2023. 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

(19)

Represents special purpose RSUs granted for services rendered in 2023. These interests will vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant.

TPG | 2026 Proxy Statement | 49

(20)	Represents RSUs granted as part of total annual compensation for 2024. 33% of these interests vest on each of the first, second and third anniversaries of the date of grant.

(21)	Represents TPG Partner Units granted prior to the IPO. These interests vest as follows: 177,164 on December 31, 2026; 177,163 on December 31, 2027; and 43,830 on December 31, 2028.

(22)

Represents TPG Partner Units allocated in accordance with Partner Holdings’ limited partnership agreement upon their forfeiture by a former partner of Partner Holdings. These interests vest as follows: 73,292 on January 13, 2026; 78,631 on January 13, 2027; and 66,170 on January 13, 2028; 17,015 on January 13, 2029; and 15,970 on January 13, 2030.

(23)	Represents RemainCo interests granted prior to the IPO. These interests vest as follows: 786 on December 31, 2026; 785 on December 31, 2027; and 786 on December 31, 2028.

(24)

Represents RSUs granted as part of a sign-on equity award. 25% of the RSUs will vest on each of April 14, 2026, 2027, 2028 and 2029, subject to Ms. Chu’s continuous service through the vesting date. For additional information on these RSUs see “—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

(25)

Represents RSUs granted as part of a sign-on equity award. 20% of the RSUs will vest on each of April 14, 2026, 2027, 2028, 2029 and 2030, subject to Ms. Chu’s continuous service through the vesting date. For additional information on these RSUs see “—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

(26)

Represents PRSUs granted as part of a sign-on equity award. For the service vesting and market-based performance vesting conditions of the PRSUs, see “—Compensation Discussion and Analysis—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Variable Components: TPG Inc. Stock Awards under the Omnibus Plan—Potential for Additional Equity Awards.”

TPG | 2026 Proxy Statement | 50

Stock Vested

The following table contains information about the equity awards accounted for under ASC 718 held by our NEOs that vested during 2025.

	Stock Awards

Name	Number of shares or units acquired on vesting (#)	Value realized on vesting ($)(1)
Jim Coulter	168,944(2)	10,307,934
	72,512(3)	4,487,043
	67,260(4)	4,162,049
Jon Winkelried	275,789(2)	17,040,726
	98,252(3)	6,079,834
	47,702(4)	2,951,800
	648,689(5)	40,140,875
	583,821(6)	36,126,843
Jack Weingart	304,607(2)	18,862,575
	2,286(7)	753,854
	63,560(8)	3,933,093
	12,900(3)	798,252
	31,780(9)	1,966,546
	31,780(9)	1,966,546
	9,704(4)	600,484
	15,552(10)	962,358
Todd Sisitsky	493,452(2)	30,500,982
	6,024(7)	1,986,534
	84,746(8)	5,244,082
	12,900(3)	798,252
	42,373(9)	2,622,041
	42,373(9)	2,622,041
	9,953(4)	615,892
	21,772(10)	1,347,251
Jennifer Chu	—	—

(1)

The “value realized” upon vesting is based on TPG’s closing stock price on the vesting date, and for TPG Partner Units adjusting it for factors unique to TPG Partner Units, multiplied by the number of vested TPG Partner Units held by each NEO, and for RemainCo interests, utilizing a discounted cash flow valuation approach, multiplied by the number of vested RemainCo interests held by each NEO.

(2)	Represents the number of TPG Partner Units that vested in 2025.

(3)	Represents RSUs granted as part of total annual incentive compensation for 2022 that vested in 2025.

(4)	Represents RSUs granted as part of total annual incentive compensation for 2023 that vested in 2025.

(5)	Represents RSUs granted as part of special purpose equity award in 2023 that vested in 2025.

(6)

Represents PRSUs granted as part of special purpose equity award in 2023 that performance vested in 2024 and service vested in 2025, and that are scheduled to settle promptly following January 13, 2029.

(7)	Represents the number of RemainCo interests that vested in 2025.

(8)	Represents RSUs granted in connection with the IPO that vested in 2025.

(9)	Represents PRSUs granted in connection with the IPO that performance vested in 2024 and service vested in 2025.

(10)	Represents special purpose RSUs granted for services in 2023 that vested in 2025.

TPG | 2026 Proxy Statement | 51

Nonqualified Deferred Compensation Plans

The following table contains information about PRSUs previously granted to our NEOs that have fully vested during the 2025 fiscal year but that, pursuant to the terms of the applicable award agreement, will finally settle at a later date. During such deferred settlement period, dividend equivalents are paid on these PRSUs, consisting of a cash amount equal to the number of the PRSUs held by the NEO times any per share dividend payment made to holders of Class A common stock.

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(2)	Aggregate withdrawals/distributions ($)(3)	Aggregate balance at last FYE ($)(4)
Jim Coulter	—	—	—	—	—
Jon Winkelried	36,126,843	—	3,263,559	2,119,270	37,271,133
Jack Weingart	—	—	—	—	—
Todd Sisitsky	—	—	—	—	—
Jennifer Chu	—	—	—	—	—

(1)

Represents the value of Mr. Winkelried’s PRSUs that fully vested on January 13, 2025 and are scheduled to settle promptly following January 13, 2029. The market value of the PRSUs has been calculated by multiplying the number of PRSUs that fully vested on January 13, 2025 by $61.88, TPG’s closing stock price on January 13, 2025. For more information on vesting and settlement features of these PRSUs, see the Compensation Discussion and Analysis of our 2024 Proxy Statement.

(2)

Represents the change in value based on (i) the change in TPG’s closing stock price on December 31, 2025 compared to January 13, 2025 and (ii) the dividend equivalents earned and paid in respect of the PRSUs in 2025.

(3)	Represents dividend equivalents earned and paid in respect of the PRSUs in 2025.

(4)

Represents the aggregate balance credited to Mr. Winkelried as of December 31, 2025. The market value reported for the PRSUs has been calculated by multiplying the number of PRSUs that fully vested but have not yet settled for Mr. Winkelried by $63.84, TPG’s closing stock price on December 31, 2025, the last trading day of the 2025 fiscal year. The amounts disclosed in the Summary Compensation Table for 2023 reflected an estimate of the grant date fair value of such PRSUs using a Monte Carlo simulation valuation model.

Potential Payments upon Termination or Change in Control

Jon Winkelried

Pursuant to the Winkelried Agreement, Mr. Winkelried has certain payment and benefit rights upon a termination of employment, contingent upon Mr. Winkelried’s execution of a mutual release of claims and his compliance with the restrictive covenants set forth in the GP LLC limited liability company agreement. Assuming Mr. Winkelried experienced a termination of employment on December 31, 2025, the potential payments and benefits he would have become entitled to receive pursuant to the Winkelried Agreement, as calculated in accordance with SEC rules, would have been valued as follows, which may not be reflective of actual values in the event of an actual termination:

•

Cash Severance. If terminated by TPG without “cause,” by his resignation with “good reason” or “enhanced good reason” (each as defined in the Winkelried Agreement) or due to non-renewal of the term of the Winkelried Agreement by TPG (each, a “qualified termination”), Mr. Winkelried would have received payments equal to: (i) four times the sum of his average total annual incentive compensation and base salary for the two preceding years, $104,313,640 (after the Sunset, the four times multiple will be reduced to a two times multiple and, in the case of an “orderly retirement” (as defined in the Winkelried Agreement), a one times multiple); and (ii) the discretionary allocations under the pool program, including the grant date value of equity awards granted under the Omnibus Plan in connection with such allocation, in the year preceding termination, $4,191,734. Payments pursuant to clause (i) would be made in equal installments over 24 months, unless the termination of employment is within one year following a “change in control” (as defined in the Winkelried Agreement) in which case payment would be in a lump sum on the first regularly scheduled payroll date following the 60th day after the termination date.

TPG | 2026 Proxy Statement | 52

•

Equity Treatment. If Mr. Winkelried had experienced a qualified termination or upon his “disability” (as defined in the Winkelried Agreement) or his death, Mr. Winkelried would have received continued vesting of his TPG Partner Units, $40,765,963, awards from our platform-level program and equity awards granted under the Omnibus Plan (including such equity awards issued in connection with the pool program or any other performance allocation or annual incentive program adopted by us) held by him as of the termination date, as well as the retention of any such award that is vested as of the termination date. If Mr. Winkelried resigned without good reason or enhanced good reason, he would have received continued vesting of equity awards granted under the Omnibus Plan and issued in connection with the pool program or any other performance allocation or annual incentive program adopted by us that were held by him as of the termination date, $20,189,272. If Mr. Winkelried’s employment were terminated by the Company for cause or material breach of his restrictive covenants, all of his outstanding and unvested TPG Partner Units, outstanding and unvested awards from our platform-level program and outstanding and unvested equity interests granted under the Omnibus Plan, including RSUs granted as a portion of total annual incentive compensation, would be forfeited, and Mr. Winkelried would remain subject to the forfeiture provisions of the governing documents relating to such equity interests. In the case of any termination other than by him without good reason or by the Company for cause or material breach of his restrictive covenants, he would be deemed a Type 1 Leaver, as defined in the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings, making him subject to a shorter period of restrictive covenants. In connection with a change in control, unvested TPG Partner Units, unvested awards from our platform-level program and unvested equity interests granted under the Omnibus Plan that are not assumed by the successor or ultimate parent of the Company would vest in full and, if such awards remain outstanding following the change in control, they would vest in full if Mr. Winkelried is terminated within one year following a change in control.

•

Special Purpose Equity Grant Treatment. The long-term performance incentive award granted to Mr. Winkelried on November 30, 2023 includes termination and change in control provisions designed for this award. Specifically, if Mr. Winkelried had experienced a termination of service on December 31, 2025, the entire award would have automatically forfeited; provided that if he had experienced an involuntary termination without cause, resignation for good reason or termination due to death or disability (each as defined in the Winkelried Agreement), he would have received credit for service vesting through the next service vesting date after his termination for both RSUs and PRSUs. Assuming a qualifying termination on December 31, 2025, Mr. Winkelried would have vested into 648,689 RSUs (with a then market value of $41,412,306), 583,821 PRSUs for which the market-price performance goals were achieved (with a then market value of $37,271,133) and he would have remained eligible to vest into 389,212 PRSUs if the applicable market price performance goals were achieved during the applicable performance period (as of December 31, 2025, three of four market price hurdles had been achieved). In the event of a change in control, the performance condition for the unearned PRSUs would have been assessed based on the Class A common stock price at the change in control, and if the RSUs and PRSUs were not assumed, they will be deemed service-vested. Assuming a change in control on December 31, 2025 in which the RSUs and PRSUs were not assumed, Mr. Winkelried would have vested into 1,946,066 RSUs (with a then market value of $124,236,853), 2,335,282 PRSUs (with a then market value of $149,084,403) for which the market performance goals had already been achieved, and 973,030 PRSUs would have been forfeited as the market performance goals would not have been achieved.

•

Health and Transition Benefits. If Mr. Winkelried experienced a qualified termination, resigned or upon his disability or his death, he would have received post-employment benefits and perquisites, including lifetime health benefits for himself and his spouse, $1,687,000, and, for a period of five years, financial planning services, a personal assistant and office space (including IT support), $1,847,800. The estimated value of these amounts was based on certain multi-year assumptions, including annual health care trends, discount rates and mortality rates.

TPG | 2026 Proxy Statement | 53

•

Other Benefits. If Mr. Winkelried experienced a qualified termination, resigned or upon his disability or his death, he would have received: (i) the continued right to make side-by-side investments in TPG Funds consistent with opportunities available at the relevant time to senior active partners (limited, in the event of death, to five years and an allocation of 0.5% of the aggregate commitment to any TPG Fund); (ii) the continued right to indemnification and insurance coverage; and (iii) treatment in the same manner as our Founder in relation to any contractual lock-ups and liquidity tranches that limit his ability to exchange his TPG Partner Units or sell his shares of common stock of the Company.

Jim Coulter

Pursuant to the Coulter Agreement, Mr. Coulter has certain payment and benefit rights upon a termination of employment, contingent upon Mr. Coulter’s execution of a mutual release of claims and his compliance with the restrictive covenants set forth in the GP LLC limited liability company agreement. Mr. Coulter cannot be terminated by the Company prior to the Sunset, and instead his employment with the Company will continue until he ceases being a member of GP LLC, which is only terminable in the event of his resignation, disability, death and limited reasons for cause. Mr. Coulter’s separation entitlements and obligations generally mirror those in Mr. Winkelried’s agreement, including, following the Sunset, upon a termination by the Company (which entitlements and obligations are not described below because Mr. Coulter could not have been terminated by the Company on December 31, 2025). The Coulter Agreement does not provide Mr. Coulter with enhanced good reason. Assuming Mr. Coulter experienced an available termination of employment on December 31, 2025, the potential payments and benefits he would have become entitled to receive pursuant to the Coulter Agreement, as calculated in accordance with SEC rules, would have been valued as follows, which may not be reflective of actual values in the event of an actual termination:

•

Cash Severance. If Mr. Coulter resigned with “good reason” (as defined in the Coulter Agreement), Mr. Coulter would have received payments equal to: (i) two times the sum of his average total annual incentive compensation and base salary for the two preceding years, $46,795,229 (the two times multiple would be reduced to a one times multiple in the case of an “orderly retirement” (as defined in the Coulter Agreement)); and (ii) the discretionary allocations under the pool program, including the grant date value of equity awards granted under the Omnibus Plan in connection with such allocation, in the year preceding termination, $4,191,734. Payments pursuant to clause (i) would be made in equal installments over 24 months, unless the termination of employment is within one year following a “change in control” (as defined in the Coulter Agreement), in which case payment would be in a lump sum on the first regularly scheduled payroll date following the 60th day after the termination date.

•

Equity Treatment. If Mr. Coulter resigned with good reason or upon an orderly retirement, his “disability” (as defined in the Coulter Agreement) or his death, Mr. Coulter would have received continued vesting of his TPG Partner Units, $51,421,094, awards from our platform-level program and equity awards granted under the Omnibus Plan (including such equity awards issued in connection with the pool program or any other performance allocation or annual incentive program adopted by us) held by him as of the termination date, as well as the retention of any such award that is vested as of the termination date. If Mr. Coulter resigned without good reason, continued vesting of equity awards granted under the Omnibus Plan and issued in connection with the pool program or any other performance allocation or annual incentive program adopted by us that were held by him as of the termination date, $25,269,276. In the case of any resignation other than by him with good reason or upon orderly retirement, his disability or his death, he will be deemed a Type 1 Leaver, as defined in the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings, making him subject to a shorter period of restrictive covenants. In connection with a change in control, unvested TPG Partner Units, unvested awards from our platform-level program and unvested equity interests granted under the Omnibus Plan that are not assumed by the successor or ultimate parent of the Company would vest in full and, if such awards remain outstanding following the change in control, they would vest in full if Mr. Coulter is terminated within one year following a change in control.

TPG | 2026 Proxy Statement | 54

•

Health and Transition Benefits. If Mr. Coulter resigned with good reason or upon an orderly retirement, his disability or his death, post-employment benefits and perquisites, including lifetime health benefits for himself and his spouse, $1,665,000, and, for a period of five years, financial planning services, a personal assistant and office space (including IT support), $1,847,800. The estimated value of these amounts is based on certain multi-year assumptions, including annual health care trends, discount rates and mortality rates.

•

Special Purpose Equity Grant Treatment. The long-term performance incentive award granted to Mr. Coulter on August 19, 2025 includes termination and change in control provisions designed for this award. Specifically, if Mr. Coulter had experienced a termination of service on December 31, 2025, the entire award would have automatically forfeited; provided that if he had experienced an involuntary termination without cause, resignation for good reason or termination due to death or disability, he would have received credit for service vesting through the next service vesting date after his termination for both RSUs and PRSUs and service-vested PRSUs (including those credited at termination) would remain eligible to vest if the applicable performance hurdle is achieved during the applicable performance period. Assuming a qualifying termination on December 31, 2025, Mr. Coulter would have vested into 80,348 RSUs (with a then market value of $5,129,416), 0 PRSUs for which the market-price performance goals were achieved (with a then market value of $0.00) and he would have remained eligible to vest into 96,417 PRSUs if the applicable market price performance goals were achieved during the applicable performance period (as of December 31, 2025, none of the market price hurdles had been achieved). In the event of a change in control, the performance condition for the unearned PRSUs would have been assessed based on the Class A common stock price at the change in control, and if the RSUs and PRSUs were not assumed, they will be deemed service-vested. Assuming a change in control on December 31, 2025 in which the RSUs and PRSUs were not assumed, Mr. Coulter would have vested into 321,389 RSUs (with a then market value of $20,517,474) and the PRSUs would have been forfeited (as of December 31, 2025, none of the market price hurdles had been achieved).

•

Other Benefits. If Mr. Coulter resigned with good reason or upon an orderly retirement, his disability or his death, he would have received: (i) the continued right to make side-by-side investments in TPG Funds consistent with opportunities available at the relevant time to senior active partners (limited, in the event of death, to five years and an allocation of 0.5% of the aggregate commitment to any TPG Fund); and (ii) the continued right to indemnification and insurance coverage.

Other NEO Arrangements

None of the offer letters for the NEOs other than Mr. Winkelried or Mr. Coulter provides for benefits upon a termination of employment or change in control. Pursuant to the governing documents for TPG Partner Units and RemainCo interests, in the event of death or “disability” (as defined therein) of a holder of TPG Partner Units or RemainCo interests, including our NEOs, any unvested TPG Partner Units or RemainCo interests held by such person would receive two years of accelerated forward vesting. Assuming our other NEOs experienced a termination of employment on December 31, 2025 due to death or “disability,” this accelerated forward vesting, as calculated in accordance with SEC rules, would have been valued as follows, which may not be reflective of actual values in the event of an actual termination: Mr. Sisitsky, $31,956,197; and Mr. Weingart, $36,132,154.

The annual RSU award agreements include termination provisions. In the event of death of a holder of RSUs, including our NEOs, any unvested RSUs will become immediately vested in full. In the event of “disability” (as defined in the Omnibus Plan) of a holder of RSUs, including our NEOs, any unvested RSUs will remain outstanding and continue to vest. Assuming our other NEOs experienced a termination of employment on December 31, 2025 due to death or “disability,” this accelerated forward vesting and continued vesting, as calculated in accordance with SEC rules, would each have been valued as follows, which may not be reflective of actual values in the event of an actual termination: Mr. Sisitsky, $5,092,453 and Mr. Weingart, $4,261,128.

TPG | 2026 Proxy Statement | 55

Restrictive Covenants

The governing documents for partnership interests held in connection with the platform-level program, TPG Partner Units, RemainCo interests and RSUs include restrictive covenants that impose obligations on our NEOs. Such obligations include a restriction on soliciting our people for 18 months following termination and a restriction on providing services to a competitor or soliciting our investors for a certain period of time depending on the reason for the termination (e.g., for 18 months if terminated with cause and for six months if terminated without cause). In addition, our NEOs are subject to confidentiality (which includes use of “pipeline” and “track records”), work product, non-disparagement and non-publicity covenants.

TPG | 2026 Proxy Statement | 56

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, our stockholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. However, our board of directors and Compensation Committee value the opinions of our stockholders, we will consider our stockholders’ concerns, and the Compensation Committee will consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Assuming that a quorum is present at the Meeting, approval of this proposal requires the affirmative vote of holders of a majority of the shares present and entitled to vote thereon either in person or represented by proxy at the Meeting. Abstentions will be treated as votes cast against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

Our board of directors unanimously recommends the stockholders vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

TPG | 2026 Proxy Statement | 57

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation
S-K,
we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”), using certain permitted methodologies pursuant to SEC rules.
To determine our CEO Pay Ratio and our median employee, we took the following steps:

•
We identified our median employee using data as of December 31, 2024 by examining base salary, annual cash bonus and the dollar value of RSU awards granted for performance year 2024 for all individuals who were employed by us on December 31, 2024, excluding our CEO. We otherwise included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly affect our pay ratio disclosure.

•
We did not make any material assumptions, adjustments or estimates with respect to total compensation, other than, consistent with applicable SEC rules, reasonable estimates in the methodology used for
non-U.S.
employees. We annualized the compensation for all employees hired during 2024.

•
Application of our consistently applied compensation measure, which we believe reasonably reflects annual compensation across our employee base, identified a group of employees with the same total compensation. Among this group, we reviewed the components of each employee’s total compensation and identified as our median employee the employee whose role, tenure and compensation characteristics most reasonably reflects annual compensation across our employee base.

•
After identifying the median employee based on total compensation, we calculated annual total compensation for that employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table in this proxy statement. The annual total compensation of our median employee for 2025 was $302,400.

•	The annual total compensation of our CEO for 2025 was $29,897,761.
Due to the flexibility provided in calculating the CEO Pay Ratio under SEC rules, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies. We believe our methodology most accurately reflects the compensation provided to our people in their roles at our Company. Based on the methodology described above, for 2025, our CEO Pay Ratio is 98.9:1.
Pay Versus Performance Disclosure
Below is information about the relationship between executive “compensation actually paid” to our NEOs and our financial performance, as required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K.
The Company became a reporting company in 2022 following the IPO in January 2022. Consistent with the SEC rules, we are not required to provide disclosure for any previous year.
Pay-for-performance
is a key element of our executive compensation program. The design and philosophy of our program is intended to create a strong link between executive compensation and the interests of our stockholders. A significant portion of the “compensation actually paid” is derived from distributions on equity ownership, including RSUs granted in connection with the IPO to certain of our NEOs. The distributions are aligned with distributions received by our stockholders and other stakeholders on their equity holdings. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with the Company’s performance, including through the grant of RSUs as a meaningful component of our compensation program, refer to “—Compensation Discussion and Analysis.”

TPG | 2026 Proxy Statement | 58

“Compensation actually paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion and Analysis. Instead, it is a nuanced calculation that includes the increase (or decrease) in value of certain elements of compensation over each fiscal year, even if granted in a prior year. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the PVP Table below.
Pay Versus Performance Table (“PVP Table”)

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)	Net Income ($) (in thousands)	FRE ($) (in thousands) (5)
2025	29,897,761	47,634,118	29,979,362	35,608,626	251.57	138.03	184,588	952,572
2024	32,754,716	244,232,465	24,194,631	64,240,415	239.23	131.52	23,483	764,228
2023	198,685,926	298,209,756	17,841,590	55,813,461	158.86	95.30	80,090	606,331
2022 (1)	34,123,944	35,145,544	34,936,014	36,962,900	97.80	77.58	92,426	453,850

(1)
TPG commenced trading in connection with the IPO on January 13, 2022. All changes in fair value as determined pursuant to ASC 718 during the 2022 year and the performance measures of Net Income and FRE are measured from December 31, 2021. The performance measures of total shareholder return and peer group total shareholder return are measured from the date of the IPO through December 31, 2022.

(2)
For each of 2022, 2023 and 2024, the CEO in the compensation columns is Mr. Winkelried, and NEOs in the compensation columns are Mr. Coulter, Mr. Weingart, Mr. Sisitsky and Ms. Vazquez-Ubarri. For 2025, the CEO in the compensation columns is Mr. Winkelried, and NEOs in the compensation columns are Mr. Coulter, Mr. Weingart, Mr. Sisitsky and Ms. Chu.

TPG | 2026 Proxy Statement | 59

(3)
“Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to our other NEOs (excluding the CEO) reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2022				2023				2024				2025
Adjustments to Determine “Compensation Actually Paid”	PEO ($)		All NEOs (Other than PEO) ($)		PEO ($)		All NEOs (Other than PEO) ($)		PEO ($)		All NEOs (Other than PEO) ($)		PEO ($)		All NEOs (Other than PEO) ($)
Total Reported in Summary Compensation Table	34,123,944		34,936,014		198,685,926		17,841,590		32,754,716		24,194,631		29,897,761		29,979,362

Less, for amounts reported under the “stock awards” column in the SCT	1,444,436		9,922,582		184,999,271		4,384,680		17,052,695		14,139,274		13,607,777		21,142,601
Plus, the fair value of awards granted during covered year that remain unvested as of year-end	1,262,816		9,518,617		251,065,762		5,723,910		22,963,765		19,233,386		14,262,204		23,908,186
Plus, the change in fair value from the beginning to end of covered year of awards granted prior to covered year that were outstanding and unvested as of year-end	(2,376,329)		(2,315,637)		17,079,676		24,838,720		181,661,899		21,081,229		5,387,592		504,889
Plus, the change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(1,825,108)		(1,176,438)		10,194,089		8,250,334		9,527,541		9,331,581		(1,109,477)		(211,890)
Plus, the value of any dividends or other earnings paid on stock or option awards in the covered year prior to vesting	5,404,657	(a)(b)	5,922,926	(a)(b)	6,183,574	(a)(b)	3,543,587	(a)(b)	14,377,238	(a)(b)	4,538,862	(a)(b)	12,803,815	(a)	2,570,679	(a)
“Compensation Actually Paid”	35,145,544		36,962,900		298,209,756		55,813,461		244,232,465		64,240,415		47,634,118		35,608,626

(a)
Amount includes the value of dividend equivalents paid on unvested RSUs and accrued on unvested PRSUs and the value of distributions on unvested TPG Partner Units and RemainCo interests, in accordance with SEC rules.

(b)
These amounts have been adjusted from the numbers previously reported in the PVP Table to remove the value of dividend equivalents paid on unvested RSUs and distributions on unvested TPG Partner Units attributable to award grants after the applicable covered fiscal year, as well as the impact of vesting events that occurred after the applicable covered fiscal year.

(4)
We selected the Dow Jones U.S. Asset Managers Index (referred to herein as the “Index”) as our peer group for purposes of this disclosure. This Index is the same performance peer group used in the Company’s stock performance graph reported pursuant to Item 201(e) of Regulation
S-K.

(5)
We have selected
FRE
as the most important financial performance measure (that is not otherwise required to be disclosed in the table). We use FRE to link compensation paid to the Company’s NEOs for 2022, 2023, 2024 and 2025 to the Company’s performance. We believe that measuring FRE is a useful way to analyze Company performance year over year in future pay versus performance disclosure. FRE is not prepared in accordance with U.S. GAAP. For a reconciliation of this non-GAAP
financial measure to the most directly comparable GAAP financial measure and insight into how this non-GAAP
measure is considered by management, please see Appendix 1: Reconciliation of
Non-GAAP
Measures.

Analysis of the Information Presented in the Pay Versus Performance Table
The following discussion illustrates the relationships between the “compensation actually paid” to our PEO and non-PEO
NEOs and the various metrics provided for this PvP analysis. As we became a reporting company in 2022, we are not required to provide disclosure for any years prior to 2022.
Total Shareholder Return
. The Company’s Total Shareholder Return was $97.80, $158.86, $239.23 and $251.57, respectively, for the years ended December 31, 2022, 2023, 2024 and 2025, in each case as measured from the date of the IPO. The PEO’s CAP was $35,145,544, $298,209,756, $244,232,465 and $47,634,118, respectively, for the years ended December 31, 2022, 2023, 2024 and 2025, and the Company’s
non-PEO
named executive officer’s CAP for such years was $36,962,900, $55,813,461, $64,240,415 and $35,608,626, respectively. The Company’s Total Shareholder Return increased from 2022 to 2023, increased from 2023 to 2024 and increased from 2024 to 2025. The CAP to the Company’s PEO increased from 2022 to 2023, decreased from 2023 to 2024 and decreased from 2024 to 2025, and the CAP to the non-PEO
named executive officer increased from 2022 to 2023, increased from 2023 to 2024 and decreased from 2024 to 2025.

TPG | 2026 Proxy Statement | 60

Peer Group Total Shareholder Return
. The Company’s Peer Group Total Shareholder Return was $77.58, $95.30, $131.52 and $138.03, respectively, for the years ended December 31, 2022, 2023, 2024 and 2025, in each case as measured from the date of the IPO. The PEO’s CAP was $35,145,544, $298,209,756, $244,232,465 and $47,634,118, respectively, for the years ended December 31, 2022, 2023, 2024 and 2025, and the Company’s
non-PEO
named executive officer’s CAP for such years was $36,962,900, $55,813,461, $64,240,415 and $35,608,626, respectively. The Company’s Peer Group Total Shareholder Return increased from 2022 to 2023, increased from 2023 to 2024 and increased from 2024 to 2025. The CAP to the Company’s PEO increased from 2022 to 2023, decreased from 2023 to 2024 and decreased from 2024 to 2025, and the CAP to the non-PEO
named executive officer increased from 2022 to 2023, increased from 2023 to 2024 and decreased from 2024 to 2025.
Net Income
. The Company’s net income was $92.4 million, $80.1 million, $23.5 million and $184.6 million, respectively, for the years ended December 31, 2022, 2023, 2024 and 2025. The PEO’s CAP was $35,145,544, $298,209,756, $244,232,465 and $47,634,118, respectively, for the years ended December 31, 2022, 2023, 2024 and 2025, and the Company’s
non-PEO
named executive officer’s CAP for such years was $36,962,900, $55,813,461, $64,240,415 and $35,608,626, respectively. The Company’s net income decreased from 2022 to 2023, decreased from 2023 to 2024 and increased from 2024 to 2025. The CAP to the Company’s PEO increased from 2022 to 2023, decreased from 2023 to 2024 and decreased from 2024 to 2025, and the CAP to the non-PEO
named executive officer increased from 2022 to 2023, increased from 2023 to 2024 and decreased from 2024 to 2025.
FRE
. The Company’s FRE was $453.9 million, $606.3 million, $764.2 million and $952.6 million, respectively, for the years ended December 31, 2022, 2023, 2024 and 2025. The PEO’s CAP was $35,145,544, $298,209,756, $244,232,465 and $47,634,118, respectively, for the years ended December 31, 2022, 2023, 2024 and 2025, and the Company’s
non-PEO
named executive officer’s CAP for such years was $36,962,900, $55,813,461, $64,240,415 and $35,608,626, respectively. The Company’s FRE increased from 2022 to 2023, increased from 2023 to 2024 and increased from 2024 to 2025. The CAP to the Company’s PEO increased from 2022 to 2023, decreased from 2023 to 2024 and decreased from 2024 to 2025, and the CAP to the non-PEO
named executive officer increased from 2022 to 2023, increased from 2023 to 2024 and decreased from 2024 to 2025.
List of Most Important Financial Performance Measures for Fiscal Year 2025
As described in greater detail in “—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a commitment to pay-for-performance.
Listed below are the financial performance measures which in our assessment represent the most important performance measures we used to link compensation actually paid to our NEOs, for the 2025 year, to Company performance.

Fee-Related Earnings (Company Selected Measure)*
Assets Under Management
After-Tax Distributable Earnings per share*
Fee-Related Earnings Margin*
Fund Performance

*
FRE, FRE Margin and
After-Tax
Distributable Earnings per share are not prepared in accordance with GAAP. Please see Appendix 1: Reconciliation of
Non-GAAP
Measures for more information about these metrics.

TPG | 2026 Proxy Statement | 61

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2025 with respect to the shares of Class A common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	27,384,855	(1)	—	31,361,228	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	27,384,855	(1)	—	31,361,228	(2)

(1)

This amount includes RSUs and PRSUs, which are the only grants that have been made under the Omnibus Plan and have no exercise price. These awards, if and when vested, will be settled in shares of Class A common stock. The amounts reported in the table assume target level performance for PRSUs which have not vested as of December 31, 2025.

(2)

The stockholder-approved Omnibus Plan is the only equity compensation plan under which TPG currently issues equity awards with respect to Class A common stock. The Omnibus Plan permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. The Omnibus Plan provides that the number of shares reserved and available for issuance under the Omnibus Plan will automatically increase January 1st of each year beginning in 2023 and ending with a final increase on January 1, 2032, by a number of shares of Class A Common Stock equal to the amount (if any) by which (i) 10% of the aggregate number of outstanding shares of Class A Common Stock on a fully converted and diluted basis (assuming the redemption of all then-outstanding common units and promote units of the TPG Operating Group) on the last day of the immediately preceding fiscal year exceeds (ii) the aggregate number of shares of Class A Common Stock available for issuance under the Omnibus Plan, unless the administrator of the Omnibus Plan should decide to increase the number of shares of Class A Common Stock available under the Omnibus Plan by a lesser amount.

TPG | 2026 Proxy Statement | 62

AUDIT MATTERS

ITEM 4. RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ended December 31, 2026. Representatives of Deloitte are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ended December 31, 2026.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The Audit Committee has selected Deloitte as our independent registered public accounting firm to audit the financial statements of TPG and its subsidiaries for the fiscal year ended December 31, 2026. Deloitte has been our independent auditor since our IPO and Deloitte audited our financial statements for the fiscal year ended December 31, 2025.

In appointing Deloitte, the Audit Committee considered, among other things, the quality and efficiency of the services, including their communications with our board of directors and management; the technical capabilities of the engagement teams; and the engagement teams’ understanding of our business, operations, accounting policies and practices. As a result of this evaluation, the Audit Committee and the board of directors believe that the continued retention of Deloitte to serve as TPG’s independent registered public accounting firm is in the best interests of TPG and its stockholders and have recommended that stockholders ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ended December 31, 2026. Although the ratification of the appointment of Deloitte is not required by law, our board of directors is nevertheless submitting it to our stockholders to ascertain their views and as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee may consider selection of another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and in the best interest of our stockholders.

TPG | 2026 Proxy Statement | 63

Fees Paid to Independent Registered Public Accounting Firm

The following tables summarize the aggregate fees, including expenses, for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2025 and 2024:

	Year Ended December 31, 2025
	TPG Inc.		TPG Entities, Principally Fund and Corporate Related(3)	TPG Funds, Transaction Related(4)	Total
	($ in thousands)
Audit Fees	$6,135	(1)	$31,536	$—	$37,671
Audit-Related Fees	—		1,782	50,043	51,825
Tax Fees
Tax Compliance	280		64,039	—	64,319
Tax Advisory	—		17,295	5,227	22,522

Total Tax Fees(2)	280		81,335	5,227	86,842

All Other Fees	—		—	—	—

Total Fees	$ 6,415		$ 114,652	$ 55,270	$ 176,337

(1)

Audit Fees primarily consisted of fees for (i) the audits of our consolidated financial statements in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q and (iii) services provided in connection with additional transactions and filings.

(2)	Tax Fees consisted of fees for services rendered for tax compliance and tax planning and advisory services.

(3)	The Deloitte Entities also provide audit, audit-related and tax services (primarily tax compliance and related services) to certain TPG Funds and other corporate entities.

(4)

Audit-Related Fees and Tax Fees included merger and acquisition due diligence services provided in connection with potential acquisitions of portfolio companies for investment purposes primarily to certain private equity and real estate funds managed by TPG in its capacity as the general partner. This amount includes $35,717 related to acquisitions of portfolio companies that were completed and $19,553 related to transactions that were in process as of December 31, 2025 or were not completed. In addition, the Deloitte Entities provide audit, audit-related, tax and other services to certain of the portfolio companies, which are approved directly by the portfolio company’s management and are not included in the amounts presented here.

TPG | 2026 Proxy Statement | 64

	Year Ended December 31, 2024
	TPG Inc.		TPG Entities, Principally Fund and Corporate Related(3)	TPG Funds, Transaction Related(4)	Total
	($ in thousands)
Audit Fees	$5,994	(1)	$26,613	$—	$32,607
Audit-Related Fees	—		1,203	41,842	43,045
Tax Fees
Tax Compliance	577		65,069	—	65,646
Tax Advisory	—		6,447	6,660	13,107

Total Tax Fees(2)	577		71,516	6,660	78,753

All Other Fees	—		—	—	—

Total Fees	$6,571		$99,332	$48,502	$154,405

(1)

Audit Fees primarily consisted of fees for (i) the audits of our consolidated financial statements in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q and (iii) services provided in connection with additional transactions and filings.

(2)	Tax Fees consisted of fees for services rendered for tax compliance and tax planning and advisory services.

(3)	The Deloitte Entities also provide audit, audit-related and tax services (primarily tax compliance and related services) to certain TPG Funds and other corporate entities.

(4)

Audit-Related Fees and Tax Fees included merger and acquisition due diligence services provided in connection with potential acquisitions of portfolio companies for investment purposes primarily to certain private equity and real estate funds managed by TPG in its capacity as the general partner. This amount includes $25,852 related to acquisitions of portfolio companies that were completed and $22,650 related to transactions that were in process as of December 31, 2024 or were not completed. In addition, the Deloitte Entities provide audit, audit-related, tax and other services to certain of the portfolio companies, which are approved directly by the portfolio company’s management and are not included in the amounts presented here.

Pre-Approval Policies and Procedures

Our Audit Committee charter requires the Audit Committee to approve in advance all audit and non-audit related services to be provided by our independent registered public accounting firm in accordance with the audit and non-audit related services pre-approval policy. The Audit Committee approved all services reported in the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees categories above.

TPG | 2026 Proxy Statement | 65

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Ms. Messemer (Chair), Mr. Bright and Ms. Elsesser, each of whom is an independent director. The primary purpose of the Audit Committee is to assist the board of directors with oversight of our accounting and financial reporting, including the audits and integrity of our financial statements, our risk management process, the performance of our internal audit function, compliance with legal and regulatory requirements and oversight of the qualifications, engagement, compensation, independence and performance of our independent auditor. The members of our Audit Committee meet the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the federal securities laws and Nasdaq corporate governance listing standards. For more information about our Audit Committee and its responsibilities, see “Corporate Governance—Board and Committee Structure.” The Audit Committee Charter is available on our website at https://shareholders.tpg.com.

Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and disclosure controls and procedures, for preparing our financial statements and for the public reporting process. Our independent auditor, Deloitte, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of our internal control over financial reporting, as applicable.

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2025. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

At least annually, the Audit Committee considers the independence of the independent auditor. Consistent with PCAOB rules, the Company’s independent registered public accounting firm provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by applicable PCAOB requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee has also considered whether Deloitte’s provision of audit and non-audit services, and the amount of fees paid for such services, were compatible with the independence of the independent registered public accountants.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the board of the directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Deborah Messemer, Chair

Gunther Bright

Kathy Elsesser

TPG | 2026 Proxy Statement | 66

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is a summary of certain related person and other transactions involving us or our subsidiaries and our directors, executive officers or holders of 5% or more of our voting securities, which are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore encourage you to review the agreements in their entirety. Copies of the agreements (or forms of the agreements) have been filed as exhibits to the Annual Report on Form 10-K. Capitalized but undefined terms have the meaning set forth in the respective agreements.

Related Persons Transactions

Acquisition of Angelo Gordon

On November 1, 2023, we, the TPG Operating Group and certain of our affiliated entities (collectively, the “TPG Parties”) completed the acquisition (the “Angelo Gordon Acquisition”) of Angelo Gordon & Co., L.P., AG Funds L.P. and AG Partners, L.P. (together, “Angelo Gordon,” and, collectively with certain of Angelo Gordon’s affiliated entities and partners, the “Angelo Gordon Parties”) (the “Closing”) pursuant to the terms and subject to the conditions set forth in the transaction agreement (as amended, the “Angelo Gordon Transaction Agreement”), dated as of May 14, 2023, by and among the TPG Parties and the Angelo Gordon Parties.

In connection with the Angelo Gordon Acquisition, all of the outstanding interests in TPG Operating Group I, L.P., a Delaware limited partnership (“TOG I”), and all of the outstanding interests in TPG Operating Group III, L.P., a Delaware limited partnership (“TOG III”), were (directly or indirectly) contributed to TPG Operating Group (the “Pre-Closing Reorganization”).

On November 1, 2023, in connection with the Closing, we amended and restated the Tax Receivable Agreement, Exchange Agreement and Investor Rights Agreement to, among other things, add certain Angelo Gordon Parties as parties thereto and reflect the Pre-Closing Reorganization. Each of the agreements are defined and further described below.

Reorganization and Certain Related Transactions

In connection with certain transactions as part of the Reorganization and the IPO, we engaged in certain transactions, as described below, with certain of our directors, each of our then executive officers and other persons and entities who were holders of 5% or more of our voting securities. In addition, we acquired from the Pre-IPO Investors (consisting of certain sovereign wealth funds, other institutional investors and certain other parties that entered into a strategic relationship with us prior to the Reorganization) certain Common Units, and, in the case of the Pre-IPO Investors and certain TPG partners that elected to exchange their Common Units, Common Units in exchange for Class A common stock (or nonvoting Class A common stock). We also issued Class B common stock to certain partners of the TPG Operating Group.

In addition, in connection with the Reorganization, TPG Partner Holdings (directly or indirectly) distributed its interest in RemainCo. Further, TPG Partner Holdings was recapitalized, such that the partners of TPG Partner Holdings surrendered their interests in TPG Partner Holdings and were issued TPG Partner Units. Returns on the TPG Partner Units are based on the performance of Common Units. The TPG Partner Units received in exchange for existing shares of TPG Partner Holdings and the distributed interests in RemainCo are not subject to new vesting requirements. Additional TPG Partner Units generally vest in six annual installments beginning on the first anniversary of the IPO.

We also entered into a reorganization agreement (the “Reorganization Agreement”) and certain related agreements from December 2021 to January 2022, pursuant to which (among other things) (i) the TPG Operating

TPG | 2026 Proxy Statement | 67

Group (and various entities through which its direct or indirect partner hold their interest) were restructured and recapitalized, (ii) the assets of the TPG Operating Group were divided between RemainCo and the TPG Operating Group and RemainCo assumed certain liabilities related to the Excluded Assets (as defined in the Annual Report on Form 10-K), (iii) our Founders and certain entities wholly owned or controlled by them agreed to transfer to us the voting interests in certain entities and grant us a proxy to vote such interests until such transfers are effective, (iv) GP LLC (and certain related entities) agreed to cause the performance allocations attributable to the Promote Units to be distributed in the manner determined by the TPG Operating Group and cause certain performance allocations attributed to management to be distributed in the manner determined by the general partner associated with such performance allocations and (v) the TPG Operating Group agreed to indemnify certain persons (including our Founders and certain of their related entities) for (among other things) losses resulting from third-party claims incurred attributable to omissions by our Founders (or their related entities) in their capacity as controlling equity holders, general partners, directors or officers (subject to customary limitations for willful misconduct, gross negligence and similar concepts) or the provision of certain benefits or perquisites to our employees (including to our Founders and other NEOs), including taxes and certain tax related payments.

RemainCo Performance Earnings Agreement

In accordance with the TPG Operating Group’s agreement with RemainCo (the “RemainCo Performance Earnings Agreement”), RemainCo is entitled to distributions from the TPG Operating Group in respect of performance allocations from TPG Funds as described below. For certain existing TPG Funds that are advanced in their life cycles, which we refer to as the “Excluded Funds,” RemainCo is generally entitled to receive distributions from the TPG Operating Group of all performance allocations not previously designated for our people or unaffiliated third parties, and the TPG Operating Group is not entitled to further performance allocations from the Excluded Funds. For TPG Funds of a more recent vintage and for future TPG Funds, which we collectively refer to as the “Included Funds,” RemainCo is entitled to a base performance allocation ranging from 10% to 15% (subject to limited exceptions, including TPG Funds acquired in a business combination or formed with meaningful participation by the counterparty of such business combination) depending upon the Included Fund (the “Base Entitlement”).

With respect to any TPG Fund that holds a first closing involving non-affiliated investors (a “First Closing”) on or after the fifth anniversary of the IPO, the Base Entitlement will step down ratably for each annual period following the fifth anniversary of the IPO through the fifteenth anniversary. RemainCo will not be entitled to distributions of performance allocations with respect to TPG Funds that have not held a First Closing on or prior to the fifteenth anniversary of the IPO. Once determined, RemainCo’s entitlement to a performance allocation percentage with respect to any TPG Fund will remain in effect for the life of the applicable fund.

RemainCo is obligated to fund its pro rata share of clawback obligations with respect to any TPG Fund (in proportion to the Base Entitlement with respect to such TPG Fund) either directly or through indemnity or similar obligations to the TPG Operating Group. The limited partners of RemainCo are not directly liable for any such clawback obligations of RemainCo.

As used herein, a “TPG Fund” is any fund, separately managed account (“SMA”) or other vehicle that pays performance allocations (whether formed before or after the IPO), other than any such fund, SMA or other vehicle (and any successors) that (i) was formed by any business other than the TPG Operating Group, (ii) such business was acquired by, or otherwise combined with, the TPG Operating Group after the IPO and (iii) such fund, SMA or other vehicle had a First Closing prior to such acquisition or other combination.

RemainCo Administrative Services Agreement

The TPG Operating Group has entered into an administrative services agreement (the “RemainCo Administrative Services Agreement”) with RemainCo whereby we provide RemainCo with certain

TPG | 2026 Proxy Statement | 68

administrative services, including maintaining RemainCo’s books and records, tax and financial reporting and similar support. In exchange for these services, RemainCo pays the TPG Operating Group an annual administration fee in the amount of 1% per annum of the net asset value of RemainCo’s assets, with such amount payable quarterly in advance.

Tax Receivable Agreement

On November 1, 2023, in connection with the Closing, certain TPG Parties, including us, the TPG Operating Group, TOG I, TOG III and one of our wholly-owned subsidiaries amended the tax receivable agreement (as amended and restated, the “Tax Receivable Agreement”) with certain of our pre-IPO owners, to, among other changes, add certain Angelo Gordon Parties as parties to the agreement and reflect the Pre-Closing Reorganization, pursuant to which all outstanding limited partnership interests in TOG I and TOG III are now directly or indirectly held by the TPG Operating Group. Pursuant to the Tax Receivable Agreement, among other things, TPG, or its wholly-owned subsidiaries agreed to pay to the beneficiaries thereof 85% of the cash tax savings, if any, that are actually realized, or are deemed to be realized (calculated using certain assumptions) as a result of (i) adjustments to the tax basis of the assets of the TPG Operating Group as a result of certain exchanges of Common Units and (ii) certain other tax benefits, including tax benefits attributable to payments under the Tax Receivable Agreement (the “Covered Tax Items”). We expect to benefit from the remaining 15% of cash tax savings, if any, that we realize from Covered Tax Items. The Covered Tax Items available to us may reduce the amount of U.S. federal, state and local tax that we would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of such Covered Tax Items, and a court could sustain such a challenge. The Covered Tax Items may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Actual tax benefits realized by us may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligation under the Tax Receivable Agreement is our obligation and not an obligation of the TPG Operating Group. For purposes of the Tax Receivable Agreement, cash tax benefits resulting from the Covered Tax Items are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no Covered Tax Items. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreement are calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions).

The term of the Tax Receivable Agreement continues until all Covered Tax Items have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement early, certain changes of control occur (as described in more detail below) or in certain events of bankruptcy or liquidation, in which case all obligations generally will be accelerated and due as if we had exercised our right to terminate the Tax Receivable Agreement. The payment to be made upon an early termination of the Tax Receivable Agreement will generally equal the present value of payments to be made under the Tax Receivable Agreement using certain assumptions. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The increase in our Covered Tax Items upon the purchase or exchange of Common Units for shares of Class A common stock, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•

the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of the TPG Operating Group at the time of each purchase or exchange;

•

the price of shares of our Class A common stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of the TPG Operating Group, is directly proportional to the price of shares of our Class A common stock at the time of the purchase or exchange;

TPG | 2026 Proxy Statement | 69

•

the extent to which such purchases or exchanges do not result in a basis adjustment—if a purchase or an exchange does not result in an adjustment to the existing basis, increased deductions will not be available;

•

changes in tax rates—payments under the Tax Receivable Agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period, so changes in tax rates will impact the magnitude of cash tax benefits covered by the Tax Receivable Agreement and the amount of payments under the Tax Receivable Agreement; and

•

the amount and timing of our income—we (or our subsidiary) are obligated to pay 85% of the cash tax benefits under the Tax Receivable Agreement as and when realized. If we do not have taxable income, we are not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for a taxable year in which we do not have taxable income because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreement.

We expect that, as a result of the size of the Covered Tax Items, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax benefits that we realize in respect of the Covered Tax Items subject to the Tax Receivable Agreement and/or if distributions to us by the TPG Operating Group are not sufficient to permit us to make payments under the Tax Receivable Agreement after it has paid taxes and other expenses. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to a per annum rate of one-month Secured Overnight Financing Rate (“SOFR”) (or its successor rate) plus 400 basis points.

In addition, we may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of all anticipated future cash tax benefits associated with existing or anticipated future Covered Tax Items with respect to all Common Units. In determining such anticipated future cash tax benefits, the Tax Receivable Agreement includes several assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the Covered Tax Items subject to the Tax Receivable Agreement and that we are not subject to any alternative minimum tax. In addition, the present value of such anticipated future cash tax benefits is discounted at a rate equal to the lesser of (i) 6.5% per annum, compounded annually and (ii) a per annum rate of one-month SOFR (or its successor rate) plus 100 basis points. Furthermore, in the event of certain changes of control and in certain events of bankruptcy or liquidation, our obligations would be automatically accelerated and be immediately due and payable, and we would be required to make an immediate payment equal to the present value of the anticipated future cash tax benefit with respect to all Common Units, calculated based on the valuation assumptions described above. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. As a result, we could be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of the actual cash tax benefits that we realize in respect of the Covered Tax Items subject to the Tax Receivable Agreement or that are prior to the actual realization, if any, of such future tax benefits, including in circumstances in which we are subject to an alternative minimum tax and as a result are not able to realize the tax benefits associated with Covered Tax Items. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Changes in law or changes in tax rates following the date of acceleration may also result in payments being made in excess of the future tax benefits, if any.

Decisions made by our pre-IPO owners in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction

TPG | 2026 Proxy Statement | 70

generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we will determine. We will not be reimbursed for any payments previously made under the Tax Receivable Agreement if the validity of the Covered Tax Items is successfully challenged by the IRS, although such amounts may reduce our future obligations, if any, under the Tax Receivable Agreement. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of our cash tax benefits.

The TPG Operating Group Limited Partnership Agreement

One of our indirect wholly-owned subsidiaries holds Common Units and is the general partner of the TPG Operating Group. Accordingly, we indirectly control all of the business and affairs of the TPG Operating Group and consolidate the financial results of the TPG Operating Group and, through the TPG Operating Group and its operating entity subsidiaries, conduct our business.

Pursuant to the TPG Operating Group Limited Partnership Agreement (as amended and restated, the “TPG Operating Group Limited Partnership Agreement”), the general partner of the TPG Operating Group generally has the right to determine when distributions will be made to holders of Common Units and Promote Units and the amount of any such distributions, except that the TPG Operating Group is required to make tax distributions to the holders of Common Units, as further described below. If a distribution is authorized on the Common Units, such distribution will be made to the holders of Common Units based on the number of Common Units held by each partner of the TPG Operating Group.

The holders of Common Units, including us, incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the TPG Operating Group. The TPG Operating Group Limited Partnership Agreement generally requires that cash distributions be made to holders of Common Units on a pro rata basis, including us, at certain assumed tax rates, which we refer to as “tax distributions.”

The TPG Operating Group has issued Promote Units to certain partners of the TPG Operating Group that are owned (directly or indirectly) by individual service partners. The Promote Units are generally entitled to receive a portion of the performance allocations received by the TPG Operating Group.

The TPG Operating Group Limited Partnership Agreement also provides that substantially all expenses incurred by or attributable to us (such as expenses incurred in connection with the IPO), but generally not including obligations incurred under the Tax Receivable Agreement, our income tax expenses, and payments on indebtedness incurred by us, will be borne by the TPG Operating Group. We have reimbursed and will continue to reimburse certain of these expenses on the terms set forth in the TPG Operating Group Limited Partnership Agreement. The TPG Operating Group Limited Partnership Agreement also contains restrictions on transferability.

Investor Rights Agreement

We, the TPG Operating Group, the TPG Partner Vehicles (collectively, the vehicles through which the Founders and current and former TPG partners (including such persons’ related entities and estate planning vehicles) hold their equity in the TPG Operating Group, including TPG Group Holdings, TPG Partner Holdings and Alabama Investments (Parallel), LP), certain pre-IPO investors (the “Pre-IPO Investors”), TPG partners, certain Angelo Gordon Parties and others that have subsequently executed joinders are parties to an investor rights agreement (as amended and restated, the “Investor Rights Agreement”) with respect to all Class A common stock, nonvoting Class A common stock, Class B common stock and Common Units they hold. The parties to the Investor Rights Agreement are subject to certain transfer restrictions and have certain registration rights.

TPG | 2026 Proxy Statement | 71

Pursuant to the Investor Rights Agreement, between the second and third anniversary of the IPO, the TPG Partner Vehicles and the TPG partners were able to transfer or exchange up to one third (1/3) of their Class A common stock, or any shares of Class B common stock or any Common Units owned as of the closing of the IPO, as applicable; between the third and fourth anniversary of the IPO, the TPG Partner Vehicles and the TPG partners were able to transfer or exchange up to two thirds (2/3) of their original holdings of Class A common stock, or any shares of Class B common stock or any Common Units owned as of the closing of the IPO, as applicable; and after the fourth anniversary of the IPO, the TPG Partner Vehicles and the TPG partners may transfer or exchange up to 100% of their original holdings Class A common stock, or any shares of Class B common stock or any Common Units, as applicable (in each case, with respect to Common Units, subject to the terms of the Exchange Agreement). Since the second anniversary of the IPO, the Pre-IPO Investors are allowed to sell 100% of their Class A common stock, Class B common stock or Common Units, in each case, subject to the terms of the Exchange Agreement.

On November 1, 2023, in connection with the Angelo Gordon Acquisition, the Investor Rights Agreement was amended and restated to, among other things, add certain Angelo Gordon Parties as parties thereto and reflect the Pre-Closing Reorganization. Pursuant to the Investor Rights Agreement, as amended, the Angelo Gordon Parties thereto (i) between the first and second anniversary of the Closing, were able to transfer or exchange up to one third (1/3) of the Class A common stock, Class B common stock or Common Units owned, directly or indirectly, by the applicable Angelo Gordon Parties as of the Closing; (ii) between the second and third anniversary of the Closing, may transfer or exchange up to two thirds (2/3) of the Class A common stock, Class B common stock or Common Units owned, directly or indirectly, by the applicable Angelo Gordon Parties as of the Closing; and (iii) after the third anniversary of the Closing, may transfer or exchange up to 100% of the Class A common stock, Class B common stock or any Common Units owned, directly or indirectly, as applicable (in each case, with respect to Common Units, subject to the terms of the Exchange Agreement). For purposes of the foregoing transfer restrictions any additional Common Units received by the Angelo Gordon Parties after the Closing pursuant to any post-Closing adjustments or earnouts will be treated as if such Common Units were received as of Closing.

Upon an exchange of Common Units for Class A common stock, pursuant to the Exchange Agreement, an equal number of Class B common stock will be cancelled for no additional consideration. The foregoing restrictions are subject to customary exceptions, including with respect to certain existing pledges and assignments of distributions from the TPG Operating Group and for transfers to related parties. In addition, we may waive the foregoing restrictions under certain circumstances as contemplated in the Investor Rights Agreement.

The parties to the Investor Rights Agreement have certain registration rights, as set forth below. The registration of our common stock by the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will generally pay the registration expenses, other than underwriting discounts and commissions, relating to the registrations described below. The registration rights described below will generally expire with respect to a holder when such holder’s securities are freely sellable under Rule 144 of the Securities Act without limitations on volume or manner of sale.

Demand Registration Rights. The parties to the Investor Rights Agreement are entitled to certain demand registration rights. At any time beginning six months after January 12, 2022, when holders are eligible to sell securities (whether as a result of the transfer restrictions described above or a waiver by us), the holders may request that we register all or a portion of their securities. Such request for registration must cover shares with an anticipated aggregate offering price of at least $50 million.

Piggyback Registration Rights. In the event that we propose to, subject to limited exceptions, register any of our securities under the Securities Act, either for our own account or for the account of other security holders (including pursuant to the demand registration rights described above), the parties to the Investor Rights

TPG | 2026 Proxy Statement | 72

Agreement are entitled to certain piggyback registration rights allowing holders to include their shares in such registration, subject to certain marketing and other limitations.

Shelf Registration Rights. The parties to the Investor Rights Agreement may request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3 and if the anticipated aggregate offering price (based on the closing price on the trading day immediately prior to the filing of the applicable prospectus supplement) of the securities is at least $50 million.

Block Registration Rights. The parties to the Investor Rights Agreement may request that we file an amendment or supplement to a registration statement on Form S-3 to enable such holders to effect an underwritten block trade if the anticipated aggregate offering price of the securities is at least $25 million.

On May 20, 2025, we conducted an underwritten secondary public offering of 21,000,000 shares of our Class A common stock sold by DB Holdings I, L.P., a holder of more than 5% of our shares of Class A common stock outstanding at the time, as described in the final prospectus supplement filed by us with the SEC on May 21, 2025. DB Holdings I, L.P. is an entity affiliated with the estate of David Bonderman, one of our Founders and the former non-executive chair of our board of directors. The offering resulted in total aggregate gross proceeds of approximately $977.97 million to the selling stockholder. We did not offer any shares of our Class A common stock in the offering and did not receive any proceeds from the sale of the shares of our Class A common stock. We agreed to pay certain expenses related to the offering. We estimated the total expenses of the offering to be approximately $5.5 million. The underwriters agreed to reimburse us for certain expenses incurred in connection with the offering in an amount not to exceed $4.9 million, and we agreed to reimburse the underwriters for expenses relating to clearance of the offering with FINRA for up to $25,000.

Exchange Agreement

We, certain of our wholly-owned subsidiaries, the TPG Operating Group, TOG I, TOG III and certain direct and indirect holders of outstanding Common Units entered into an exchange agreement (as amended and restated, the “Exchange Agreement”) in connection with the IPO. On November 1, 2023, in connection with the Closing and pursuant to the terms of the Angelo Gordon Transaction Agreement, certain TPG Parties and Angelo Gordon Parties amended and restated the Exchange Agreement to, among other things, add certain Angelo Gordon Parties as parties to the agreement and reflect the Pre-Closing Reorganization. Under the Exchange Agreement, such holders of Common Units, and any other holder of Common Units that has executed a joinder to the Exchange Agreement, have the right to have their Common Units redeemed by the TPG Operating Group once each quarter (or, subject to certain limitations, otherwise from time to time) in exchange for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our election, for shares of our Class A common stock on a one-for-one basis (or, in certain cases, for shares of nonvoting Class A common stock). Additionally, in the event of a redemption request by a holder of Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent public offering or private sale (based on the price described above), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that the TPG Operating Group is not treated as a “publicly traded partnership” for U.S. federal income tax purposes or violate laws or regulations (including those applicable to trading while in possession, or deemed to be in possession, of material, non-public information). In addition, GP LLC may limit exchanges in certain limited circumstances prior to the Sunset.

On May 21, 2025, pursuant to the terms of the Exchange Agreement, we issued 21,000,000 shares of our Class A common stock to DB Holdings I, L.P. in exchange for Common Units (the “DB Exchange”) and cancelled 21,000,000 shares of Class B common stock for no additional consideration. As a result of the DB Exchange, DB Holdings I, L.P. became a holder of more than 5% of our shares of Class A common stock

TPG | 2026 Proxy Statement | 73

outstanding at the time. The Class A common stock issued to DB Holdings I, L.P. were registered pursuant to the Company’s registration statement on Form S-3 filed on November 2, 2023. The Company did not receive any cash proceeds from the issuance of the shares in the DB Exchange.

Family Office Services

Tarrant Management, LLC (“TM Management”) historically reimbursed us for use of office space that we rented on behalf of TM Management. We have also historically performed certain administrative and similar functions, including off-site information technology services, on behalf of TM Management for which TM Management has reimbursed us. In January 2022, we entered into a sublease agreement with TM Management, pursuant to which TM Management subleases office space from us. Further, in 2015, we entered into a space license agreement (the “Sublease”) with Wildcat Capital Management, LLC (“Wildcat”), an investment advisor to Mr. Bonderman and a variety of different clients, including certain investment vehicles in which Mr. Bonderman and his family have interests, pursuant to which Wildcat subleases office space from us. Wildcat paid us approximately $815,195 in 2025 under the Sublease. For information about perquisites provided to our NEOs, including use of aircraft services, see “Executive Compensation—Elements of 2025 Compensation of Named Executive Officers and Return on Equity—Benefits and Perquisites.” We have entered into a block charter agreement regarding these aircraft services.

Certain Other Transactions or Arrangements

Indemnification Agreements

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation provides that our directors and certain officers will not be liable for monetary damages for breach of fiduciary duty except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

We have entered into indemnification agreements with each of our officers (as defined under Rule 16a-1(f) under the Exchange Act) and directors. The indemnification agreements provide the Section 16 officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Side-By-Side and Other Investment Transactions

Our partners and certain current and former personnel, including certain of our investment professionals are permitted to invest their own capital in employee funds that invest side-by-side with our funds (“side-by-side investments”). Side-by-side investments are investments in portfolio companies or other assets on the same terms and conditions as those acquired by the applicable fund, except that these side-by-side investments are not subject to management fees or performance allocations. These investment opportunities are available to our partners and certain current and former personnel, including certain of our investment professionals, whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws.

The amount invested in and alongside our investment funds during the year ended December 31, 2025 by our directors and executive officers (and their family members and investment vehicles), including amounts funded pursuant to third-party capital commitments assumed by such persons, was $17,252,575 for Mr. Coulter, $1,318,099 for Mr. Winkelried, $3,953,518 for Mr. Weingart, $8,626,651 for Mr. Sisitsky, $1,287,120 for Ms. Harris, $4,707,683 for Mr. Davis, 6,987,402 for Mr. Raj, $6,362,841 for Mr. Rhodes, $6,645,084 for Mr. Sarvananthan, $3,354,830 for Mr. Trujillo, $791,899 for Ms. Vazquez-Ubarri, $262,218 for Ms. Cranston and $60,121 for Ms. Messemer. During the year ended December 31, 2025, the amounts received by our directors and executive officers (and their family members and investment vehicles) were $21,171,650 for

TPG | 2026 Proxy Statement | 74

Mr. Coulter, $846,663 for Mr. Winkelried, $2,468,282 for Mr. Weingart, $2,708,011 for Mr. Sisitsky, $623,596 for Ms. Harris, $4,189,800 for Mr. Davis, $3,708,829 for Mr. Raj, $1,763,238 for Mr. Rhodes, $6,014,771 for Mr. Sarvananthan, $4,207,273 for Mr. Trujillo, $322,393 for Ms. Vazquez-Ubarri, $48,433 for Ms. Cranston and $484,017 for Ms. Messemer.

The side-by-side investments are facilitated, as an administrative convenience, by TPG GP Services, L.P. (“GP Services”), an entity indirectly owned by the Founders. GP Services, as agent on behalf and for the benefit of certain of our current and former professionals (the “participating individuals”), maintains accounts at one or more third-party insured depository institutions (“GP Services Account”) where it holds, as agent on behalf and for the benefit of the participating individuals, funds received as distributions from, or otherwise related to, the side-by-side investments, TPG Partner Holdings, or from other TPG investment vehicles, including distributions of performance allocations. GP Services also advances funds to TPG entities (which may include certain TPG funds, as well as related co-investment and investment aggregator vehicles) that correspond to the expected capital commitments of the participating individuals in the side-by-side investments or other TPG investment vehicles. GP Services funds these advances as loans using cash on hand (which may include funds held by GP Services as agent in a GP Services Account) or by drawing on the GP Services Credit Facility, an agreement whereby TPG Holdings I, L.P., TPG Holdings II Sub, L.P., TPG Holdings II, L.P., TPG Holdings III, L.P. and certain of our other wholly-owned subsidiaries agreed to guarantee the revolving credit facility entered into between GP Services and a financial institution. Following expiration of the participating individuals’ funding period for the applicable TPG entity, if there remains a residual loan amount which the affiliated TPG entity is unable to repay to GP Services, GP Services may, in its sole discretion: (i) extend the maturity date of the affiliated TPG entity’s repayment obligation under the loan; (ii) make a new loan to the affiliated TPG entity in the amount of the shortfall; or (iii) forgive all or part of the affiliated TPG entity’s repayment obligation under the loan. GP Services also administers the Co-Invest Leverage Facility, which provides loans from an unaffiliated bank to eligible participating individuals that can be used to fund on a long-term basis a participant’s capital commitment to his or her side-by-side investment.

Statement of Policy Regarding Transactions with Related Persons

In connection with our IPO, our board of directors adopted a written policy regarding the review, approval, ratification or disapproval by one or more committees of our board of directors, excluding any directors who may have an interest or involvement, of transactions between us or any of our subsidiaries and any related person (defined in the policy to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock and any immediate family member of any of the foregoing persons) in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one or more of such related persons has a direct or indirect material interest. In approving or rejecting any such transaction, we expect that such committee or committees will consider the relevant facts and circumstances available and deemed relevant. Any member of such committee or committees who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval, ratification or disapproval of the transaction.

TPG | 2026 Proxy Statement | 75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information regarding the beneficial ownership of our Class A common stock and Class B common stock as of April 8, 2026 with respect to:

•	each person or group who is known by us to own beneficially more than 5% of our Class A common stock and Class B common stock;

•	each current member of the board of directors and each of our NEOs; and

•	the current members of the board of directors and our executive officers as a group.

As of April 8, 2026, we had 153,782,054 shares of Class A common stock and 223,852,327 shares of Class B common stock outstanding. The number of shares of Class A common stock listed in the table below assumes no exchange of Common Units or non-voting stock for shares of Class A common stock. Pursuant to the Exchange Agreement, each Common Unit is exchangeable (i) for cash equal to the value of one share of Class A common stock from a substantially concurrent primary equity offering or (ii) at the applicable TPG affiliate’s election, for one share of Class A common stock (or, in certain cases, for shares of non-voting Class A common stock). The number of shares of Class B common stock listed in the table below is equal to the number of Common Units beneficially owned by each person or entity named in the table below. Shares of our non-voting Class A common stock are not presented in the following table because they are not voting securities and because they are generally not convertible into Class A common stock until such time as they are transferred to a third party as and when permitted by the Investor Rights Agreement.

TPG | 2026 Proxy Statement | 76

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable or other common ownership with a spouse, we believe, based on the information provided to us, that the persons and entities named in the table have sole voting and investment power with respect to the shares of our Class A common stock and our Class B common stock shown as beneficially owned by them.

Name and address of beneficial owners(1)	Shares of Class A Common Stock		Shares of Class B Common Stock(11)
5% beneficial owners	Number	%	Number	%	Total Voting Power (%)
TPG GP A, LLC(2)	—	*	223,852,327	100	93.6(12)
Temasek Holdings (Private) Limited(3)	10,028,107	6.5	—	*	*
Managed Account Advisors LLC(4)	9,854,685	6.4	—	*	*
Millennium Management LLC(5)	9,538,528	6.2	—	*	*
Wellington Management Group LLP(6)	9,266,397	6.0	—	*	*
Darlington Partners Capital Management, LP(7)	9,000,000	5.9	—	*	*
Capital International Investors(8)	8,407,928	5.5	—	*	*

Named executive officers and directors(9)
James G. Coulter(2)	2,371,348	1.5	223,852,327	100	93.7(12)
Jon Winkelried(2)	863,541	*	223,852,327	100	93.6(12)
Jack Weingart	621,029	*	—	*	*
Todd Sisitsky	436,688	*	—	*	*
Jennifer L. Chu	59,419	*	—	*	*
Anilu Vazquez-Ubarri	184,965	*	—	*	*
Kelvin Davis	733,219	*	—	*	*
Nehal Raj	1,240,836	*	—	*	*
Jeffrey Rhodes	44,875	*	—	*	*
Ganendran Sarvananthan	1,431,385	*	—	*	*
David Trujillo	68,024	*	—	*	*
Gunther Bright(10)	38,306	*	—	*	*
Mary Cranston	30,777	*	—	*	*
Deborah M. Messemer	16,807	*	—	*	*
Kathy Elsesser	5,304	*	—	*	*
All directors and executive officers as a group (16 persons)	8,158,319	5.3	223,852,327	100	93.9(12)

* Represents less than 1%.

(1)	Unless noted otherwise, the address for each holder listed in this table is 301 Commerce Street, Suite 3300, Fort Worth, Texas, 76102.

(2)

GP LLC is the sole member of TPG Group Advisors (Cayman), LLC (“Advisors LLC”) and the managing member of each of (i) TPG Group Holdings (SBS) Advisors, LLC (“SBS Advisors”), which is the general partner of TPG Group Holdings (SBS), L.P. (“TPG Group Holdings”) and (ii) Alabama Investments (Parallel) GP, LLC, which is the general partner of each of (a) Alabama Investments (Parallel), LP, (b) Alabama Investments (Parallel) Founder A, LP and (c) Alabama Investments (Parallel) Founder G, LP (collectively, the “TPG AG Partnerships”). Advisors LLC is the sole stockholder of TPG Group Advisors (Cayman), Inc. (“Advisors Inc.”), which is the general partner of TPG Partner Holdings and the managing member of TPG New Holdings, LLC (“New Holdings”). TPG Partner Holdings is a member of New Holdings, which is the sole limited partner of TPG Group Holdings, whose general partner is SBS Advisors and which holds 177,126,958 shares of Class B common stock on behalf of its limited partners. All of the directors and executive officers listed in

TPG | 2026 Proxy Statement | 77

this table other than Ms. Chu and our independent directors are limited partners of TPG Partner Holdings, and as such are indirect limited partners of TPG Group Holdings. The TPG AG Partnerships collectively hold 41,353,039 shares of Class B common stock on behalf of their limited partners. GP LLC exercises voting control over 5,372,330 additional shares of Class B common stock collectively held by Pixel HM Holdco LLC, Pixel RL Trust Holdco LLC and Peppertree Capital Management Inc. (collectively, the “Peppertree Vehicles”). GP LLC is controlled by entities owned by each of Messrs. Coulter and Winkelried. Each of GP LLC, Advisors LLC, SBS Advisors, Advisors Inc., TPG Partner Holdings, New Holdings, TPG Group Holdings, the TPG AG Partnerships, Alabama Investments (Parallel) GP, LLC, the Peppertree Vehicles and Messrs. Coulter and Winkelried expressly disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. Messrs. Coulter and Winkelried share beneficial ownership of the shares beneficially owned by GP LLC, and the shares reported as beneficially owned by each of them individually in this table include such shares.

(3)

Pursuant to Amendment No. 4 to Schedule 13G filed on April 17, 2026, the amount reported consists of 10,028,107 shares of Class A common stock beneficially owned, as of March 31, 2026, by Temasek Holdings (Private) Limited. The principal address of Temasek Holdings (Private) Limited is 60B Orchard Road, #06-18, The Atrium@Orchard, Singapore 238891.

(4)

Pursuant to Schedule 13G filed on February 10, 2026, the amount reported consists of 9,854,685 shares of Class A common stock beneficially owned, as of December 31, 2025, by Managed Account Advisors LLC. The principal address of Managed Account Advisors LLC is 101 Hudson Street, 9th Floor, Jersey City, New Jersey, 07302.

(5)

Pursuant to Schedule 13G filed on March 9, 2026, the amount reported consists of 9,538,528 shares of Class A common stock beneficially owned, as of March 2, 2026, by Millennium Management LLC. The principal address of Millennium Management LLC is 399 Park Avenue, New York, New York, 10022.

(6)

Pursuant to Amendment No. 6 to Schedule 13G filed on February 10, 2026, the amount reported consists of 9,266,397 shares of Class A common stock beneficially owned, as of December 31, 2025, by Wellington Management Group LLP. The principal address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts, 02210.

(7)

Pursuant to Schedule 13G filed on March 20, 2026, the amount reported consists of 9,000,000 shares of Class A common stock beneficially owned, as of March 13, 2026, by Darlington Partners Capital Management, LP. The principal address of Darlington Partners Capital Management, LP is 300 Drakes Landing Road, Suite 290, Greenbrae, California, 94904.

(8)

Pursuant to Schedule 13G filed on May 13, 2025, the amount reported consists of 8,407,928 shares of Class A common stock beneficially owned, as of March 31, 2025, by Capital International Investors. The principal address of Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, California, 90071.

(9)

The number of shares of Class A common stock listed for each individual includes shares directly owned by the individual or through an entity controlled by (or that could be deemed to be controlled by) the individual. The number of shares of Class A common stock and the total voting power percentages exclude shares of Class A common stock underlying RSUs that are not scheduled to vest within 60 days of the date of this table.

(10)	Includes 12,000 shares of Class A common stock that have been pledged by Mr. Bright to a third party to secure payment for a loan.

(11)

TPG Group Holdings, the TPG AG Partnerships and the Peppertree Vehicles hold the shares of Class B common stock reflected in this table. TPG Partner Units (which are held by our current and former TPG partners) are exchangeable under certain circumstances for Common Units and shares of Class B common stock held by TPG Group Holdings. Current and former TPG partners who exchange TPG Partner Units for such Common Units in turn will have the right, pursuant to the Exchange Agreement, to have their Common Units redeemed by the TPG Operating Group in exchange for cash or, at our election, shares of Class A common stock on a one-for-one basis (or, in certain circumstances, for non-voting shares of Class A common stock). When a Common Unit is so exchanged, a corresponding share of Class B common stock will be automatically cancelled for no additional consideration. Because a redemption election does not result in an entitlement to any of our voting securities, the TPG partners listed in the table would not be deemed to beneficially own the shares of Class A common stock that they could receive in respect of their TPG Partner Units. The shares of Class B common stock held by TPG Group Holdings, the TPG AG Partnerships and the Peppertree Vehicles are reflected within the beneficial ownership of GP LLC and Messrs. Coulter and Winkelried as described in footnote 2 to this table.

(12)

Article 4.2(a) of our certificate of incorporation stipulates that “Free Float” (as defined under the rules of FTSE Russell relating to the Russell indices) shares of Class A common stock are entitled to at least 5.1% of the aggregate voting power (the “Free Float Threshold”). If on any record date the votes entitled to be cast by Free Float shares of Class A common stock do not equal at least 5.1% of the aggregate voting power, the voting power of the shares of Class B common stock will be reduced proportionately until the Free Float Threshold is met. The votes entitled to be cast on April 8, 2026 by Free Float shares of Class A common stock exceed 5.1% of the aggregate voting power; accordingly, Article 4.2(a) will not reduce the total voting power as of April 8, 2026 of the beneficial owner with respect to its shares of Class B common stock.

TPG | 2026 Proxy Statement | 78

ADDITIONAL INFORMATION

How to Contact the Board of Directors

Stockholders and other interested parties are invited to communicate with the board of directors, Executive Committee and other committees by:

Mail	Email

TPG Inc. Attention: Corporate Secretary 301 Commerce Street Suite 3300 Fort Worth, Texas 76102	TPGBoard@tpg.com

At the direction of the board of directors, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the board of directors should be excluded. Stockholders and interested parties should not send items, including the following, which will be excluded:

• spam	• new product suggestions	• surveys

• junk mail and mass mailings	• resumes	• business solicitations and

• product complaints or inquiries	• job inquiries	advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable will be excluded.

Corporate Governance and Other Materials Available on our Website

On our website (https://shareholders.tpg.com/) under the heading “Corporate Governance,” you can find, among other things, our:

•	Code of Conduct and Ethics

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this proxy statement or any of our other filings with the SEC.

Other Business

As of the date hereof, there are no other matters that our board of directors intends to present, or has reason to believe others will present, at our Annual Meeting. If other matters come before our Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

TPG | 2026 Proxy Statement | 79

FREQUENTLY ASKED QUESTIONS

Information about the Annual Report

When and where is our Annual Meeting?

We will be holding our Annual Meeting virtually on Wednesday, June 3, 2026, at 6:00 p.m. EDT.

While you will not be able to attend the meeting at a physical location, the virtual meeting format will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual Annual Meeting to ensure that stockholders who attend our Annual Meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at www.proxyvote.com. Stockholders (or their authorized representatives) can also access information about how to access the meeting, rules of conduct for during the meeting and resources for technical matters (see “—What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?” and “—Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?” below), at www.proxyvote.com after logging in with your control number found on your proxy card, voting instruction form or Notice.

How can I attend our Annual Meeting?

Stockholders as of the record date of April 8, 2026 may attend, vote and submit questions virtually at our Annual Meeting by logging in at 6:00 p.m. EDT.

To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number, you will not be able to participate. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?

We have taken steps to ensure that the format of the virtual Annual Meeting affords stockholders the same rights and opportunities to participate as they would at an in-person meeting. We have determined to enhance stockholder access, participation and communication by providing stockholders the ability to submit questions in advance of and during the meeting.

Submitting questions in advance of the Annual Meeting:

You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your proxy card, voting instruction form or Notice.

Submitting questions during the Annual Meeting:

Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at www.proxyvote.com with your control number and following the instructions to submit a question.

During the Q&A session of the Annual Meeting, we will address as many appropriate questions that comply with our rules of conduct and are submitted online by stockholders as time permits. Our rules of conduct will be

TPG | 2026 Proxy Statement | 80

made available on the virtual meeting platform and on our Investor Relations website. Questions that are substantially similar may be grouped and answered once to avoid repetition. Questions regarding claims or personal matters, including those related to employment issues, are not pertinent to meeting matters and therefore will not be answered. To allow us to respond to as many questions as possible in the allotted time, we may limit each stockholder to one question.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

Proxy Materials and Voting Information

What is included in our proxy materials?

Our proxy materials, which are available at www.proxyvote.com, include:

•	the Notice of Annual Meeting of Stockholders;

•	this proxy statement; and

•	the 2025 Annual Report.

If you received printed versions of these materials by mail on or after April 21, 2026 (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.

Certain other meeting-related materials will also be available at www.proxyvote.com.

How are we distributing our proxy materials?

In reliance on the SEC’s “notice and access” rules and in order to expedite our stockholders’ receipt of materials and to reduce the environmental impact of our Annual Meeting, we will furnish our proxy materials via the Internet. On or about April 21, 2026, we will send a Notice to certain of our stockholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis.

Who can vote at our Annual Meeting?

If you were a holder of Class A common stock or Class B common stock as of April 8, 2026, the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

As of April 8, 2026, there were 153,782,054 shares of Class A common stock outstanding and 223,852,327 shares of Class B common stock outstanding.

TPG | 2026 Proxy Statement | 81

The holders of shares of Class A common stock and Class B common stock will vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders at the Annual Meeting. Pursuant to the Charter, each share of Class A common stock entitles its holder to one vote per share at the Annual Meeting and each share of Class B common stock entitles its holder to ten votes per share.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares, and the Notice will be sent directly to you. As a stockholder of record, you may vote your shares electronically at the Annual Meeting or by proxy as described below. You may contact our transfer agent by:

•	email to help@equiniti.com; or

•	mail to:

Equiniti Trust Company, LLC

Attn: EQ – Automated Scanning Team

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120-4100

If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm, broker-dealer or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, broker-dealer or similar organization as to how to vote the shares held in your account.

How do I vote?

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting information form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. EDT on June 2, 2026 by calling the toll-free telephone number on your proxy card, 800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 11:59 p.m. EDT on June 2, 2026 by accessing the website listed on the Notice or your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the pre-paid envelope provided (if you received your proxy materials by mail) or return it to TPG. Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on June 2, 2026.

By casting your vote in any of the three ways listed above, you are authorizing the individuals named in the proxy to vote your shares in accordance with your instructions. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

TPG | 2026 Proxy Statement | 82

What are my choices for casting my vote on each matter to be voted on and what vote is required for adoption or approval of each matter to be voted on?

Item	Voting Choices	Board Recommendation	Voting Standard
1. Election of Directors	• FOR • WITHHOLD	FOR

Plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter

This means that the nominees receiving the highest numbers of affirmative “FOR” votes will be elected as directors

Withhold votes have no effect and will be excluded entirely from the vote with respect to the nominee from which they are withheld

Broker discretionary voting not permitted

2. Election of Executive Committee Members	• FOR • WITHHOLD	FOR

Plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter

This means that the nominees receiving the highest numbers of affirmative “FOR” votes will be elected as directors

Withhold votes have no effect and will be excluded entirely from the vote with respect to the nominee from which they are withheld

Broker discretionary voting not permitted

3. Advisory Vote to Approve Executive Compensation (Say-on-Pay):	• FOR • AGAINST • ABSTAIN	FOR

A majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter

Abstentions are counted as AGAINST votes

Broker discretionary voting not permitted

4. Ratification of Deloitte as our Independent Registered Public Accounting Firm	• FOR • AGAINST • ABSTAIN	FOR

A majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter

Abstentions are counted as AGAINST votes

Broker discretionary voting permitted

Can I change my vote after I have voted?

You can revoke your proxy at any time before it is voted at our Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable.

You can revoke your vote:

•	by voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);

•	by signing and returning a new proxy card with a later date;

•	by obtaining a “legal proxy” from your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold shares; or

•	by voting at the Annual Meeting.

TPG | 2026 Proxy Statement | 83

You may also revoke your proxy by giving written notice of revocation to the Corporate Secretary at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, which must be received no later than 11:59 EDT on June 2, 2026. If you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to shareholders@TPG.com.

If your shares are held in street name, we also recommend that you contact your broker, bank or other nominee for instructions on how to change or revoke your vote.

How can I obtain an additional proxy card?

Stockholders of record can contact our Investor Relations team at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attention: Investor Relations, telephone: 212-601-4750, email: shareholders@tpg.com.

If you hold your shares of Class A common stock in street name, contact your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

How will my shares be voted if I do not vote at the Annual Meeting?

Stockholders of Record:

If you indicate that you wish to vote as recommended by our board of directors or if you sign, date and return a proxy card but do not give specific voting instructions, then Mr. Coulter, Mr. Winkelried, Mr. Weingart and Ms. Chu, who are the proxy holders named as proxies on the proxy card, will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement, and the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at our Annual Meeting. Although our board of directors does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs proxies will be voted in favor of such other person or persons as may be recommended by our board of directors. If you provide voting instructions, the proxy holders will vote your shares of Class A common stock in accordance with your instructions at the Annual Meeting (including any adjournments or postponements thereof).

Beneficial Owners of Stocks Held in Street Name:

If your bank, brokerage firm, broker-dealer or other similar organization does not receive specific voting instructions from you, how your shares may be voted will depend on the type of proposal.

•

Ratification of Independent Registered Public Accounting Firm: Nasdaq rules allow your bank, brokerage firm, broker-dealer or other similar organization to vote your shares only on routine matters. Item 4, the ratification of the selection of our independent auditors for fiscal 2026, is the only matter for consideration at the meeting that Nasdaq rules deem to be routine.

•

All other matters: All other proposals are non-routine matters under Nasdaq rules, which means your bank, brokerage firm, broker-dealer or other similar organization may not vote your shares without voting instructions from you. Therefore, you must give your broker instructions in order for your vote to be counted.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this proxy statement, we did not know of any other business to be raised at the Annual Meeting.

TPG | 2026 Proxy Statement | 84

What is a Broker Non-Vote?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of an independent registered public accounting firm but does not vote on non-routine matters because you did not provide voting instructions on these matters.

What is the effect of a broker non-vote, abstention or withhold vote?

Abstentions, withhold votes and broker non-votes are included in determining whether a quorum is present. Withhold votes and broker non-votes are not counted as votes cast and therefore will not affect the outcome of the vote for the election of directors to the board of directors (Item 1) or the Executive Committee (Item 2). On Item 3, abstentions have the same effect as an “AGAINST” vote, and broker non-votes will not be included in vote totals and will not affect the outcome of the vote on Item 3. On Item 4, which is a routine matter, abstentions will be counted as present and have the same effect as an “AGAINST” vote.

What is the quorum requirement for our Annual Meeting?

A quorum is necessary to hold a valid meeting. The presence in person or by proxy of the holders of record of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at such meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting.

Who counts the votes cast at our Annual Meeting?

We retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results. Representatives of Broadridge will tabulate the votes cast at our Annual Meeting, and a designee of Broadridge will act as the independent inspector of election.

Where can I find the voting results of our Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting. The final voting results will be posted on our website and reported in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

How do I obtain more information about TPG?

A copy of our 2025 Annual Report accompanies this proxy statement. You also may obtain, free of charge, a copy of our 2025 Annual Report, including our audited financial statements and schedules thereto, our Corporate Governance Guidelines, our Code of Conduct and Ethics, our Compensation Committee Charter and our Audit Committee charter by writing to: TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attention: Investor Relations, telephone: 212-601-4750, email: shareholders@tpg.com.

These documents, as well as other information about TPG Inc., are also available on our website at https://shareholders.tpg.com/corporate-governance/overview.

How do I inspect the list of stockholders of record?

A list of the stockholders of record as of April 8, 2026 will be available for inspection during ordinary business hours at our headquarters at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 for a period of 10 days prior to the Annual Meeting. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/TPG2026 and enter the control number provided on your proxy card, voting instruction form or Notice.

TPG | 2026 Proxy Statement | 85

Does TPG have a policy about directors’ attendance at the Annual Meeting?

We do not have a policy about directors’ attendance at the Annual Meeting, but directors are encouraged to attend.

How do I sign up for the electronic delivery of proxy materials?

This proxy statement and our 2025 Annual Report are available at: www.proxyvote.com. If you would like to help reduce our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both stockholders of record and beneficial owners who hold shares in street name at www.proxyvote.com.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

Who pays the expenses of this proxy solicitation?

Our proxy materials are being used by our board of directors in connection with the solicitation of proxies for our Annual Meeting. We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our Annual Meeting. We have engaged Sodali & Co. to solicit proxies and for these services we will pay an estimated fee of $10,000. In addition to the solicitation of proxies by mail, certain of our directors, officers or employees may solicit telephonically, electronically or by other means of communication.

Our directors, officers and employees will receive no additional compensation for any such solicitation.

What is “householding”?

As permitted by the Exchange Act, only one copy of this proxy statement and our 2025 Annual Report is being delivered to stockholders residing at the same address, unless we have previously received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for stockholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this proxy statement or our 2025 Annual Report, you may contact us at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attention: Investor Relations, telephone: 212-601-4750, email: shareholders@tpg.com and we will deliver those documents to you promptly upon receiving the request.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares. You may opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days.

Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our amended and restated certification of incorporation.

Shareholder Proposals and Director Nominees, Company Documents and Communications

How can I submit a stockholder proposal or nomination at the 2027 annual meeting of stockholders?

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2027 annual meeting of stockholders must submit their proposals to the Corporate Secretary by mail at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth,

TPG | 2026 Proxy Statement | 86

Texas 76102, or by email at shareholders@tpg.com. Proposals must be received on or before December 22, 2026. We may exclude proposals submitted by stockholders from the proxy statement based on certain grounds permitted by SEC rules.

In accordance with our bylaws, in order to properly bring director nominations or any other business before the 2027 Annual Meeting of Stockholders, a stockholder’s notice of the matter that the stockholder wishes to present must be delivered to the Corporate Secretary by mail at TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, or by email at TPGBoard@tpg.com, in compliance with the procedures and along with the other information required by our bylaws, not earlier than the open of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws must be received no earlier than February 3, 2027 and no later than March 5, 2027. In the event that the 2027 annual meeting of stockholders is held more than 30 days before or more than 60 days after June 3, 2027, notice by the stockholder must be received no earlier than the open of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must also comply with any additional requirements of SEC Rule 14a-19(b).

How can I view or request copies of TPG’s corporate documents and SEC filings, including the Annual Report on Form 10-K?

Our website contains our Corporate Governance Guidelines, Code of Conduct and Ethics and Audit and Compensation Committee Charters. To view these documents, go to http://shareholders.tpg.com/. To view our SEC filings, including Forms 3, 4 and 5 filed by TPG’s Directors and executive officers, go to http://shareholders.tpg.com/, click on “Financial Information,” then “SEC Filings.”

We will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, Code of Conduct and Ethics, or Audit or Compensation Committee Charters to any stockholder requesting a copy. Requests should be directed to the Corporate Secretary as described in the question below.

The 2025 Annual Report includes our Annual Report on Form 10-K and our audited financial statements for the year ended December 31, 2025. We have furnished the 2025 Annual Report to all stockholders. The 2025 Annual Report does not form any part of the material for the solicitation of proxies. We will promptly deliver free of charge, upon request, a copy of the 2025 Annual Report to any stockholder requesting a copy. Requests should be directed to our Investor Relations team at shareholders@tpg.com.

What is the contact information for the Corporate Secretary?

Materials may be sent to the Corporate Secretary:

Mail	Email

TPG Inc. Attention: Corporate Secretary 301 Commerce Street Suite 3300 Fort Worth, Texas 76102	TPGBoard@tpg.com

TPG | 2026 Proxy Statement | 87

How can I communicate with TPG’s directors?

The board of directors has established a process to facilitate communication by stockholders or other interested parties with Directors. Communications can be addressed to Directors in care of the Corporate Secretary, TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 or by email to TPGBoard@tpg.com.

Communications may be distributed to all directors, or to any individual director, as appropriate. At the direction of the board of directors, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the board of directors shall not be distributed. Such items include, but are not limited to: spam; junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is trivial, obscene, unduly hostile, threatening or illegal, or similarly unsuitable, shall not be distributed. However, any communication that is not distributed will be made available to any independent, non-employee director upon request.

TPG | 2026 Proxy Statement | 88

APPENDIX 1: RECONCILIATION OF NON-GAAP MEASURES

Fee-Related Earnings

The Company Selected Measure of Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of distributable earnings and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, (v) amortization and (vi) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein.

The following table reconciles net income calculated and presented in accordance with U.S. GAAP to non-GAAP financial measures for the years ended December 31, 2025, 2024 and 2023:

	Year Ended December 31,
	2025	2024	2023
	($ in thousands)
Net Income (loss)	$599,585	$(76,915)	$23,385
Net income attributable to redeemable interests in Public SPACs	—	—	(12,044)
Net income attributable to other non-controlling interests	(364,226)	(75,529)	(23,662)
Amortization expense	113,196	97,585	26,968
Equity-based compensation	823,610	1,004,925	652,814
Unrealized performance allocations, net	(203,587)	(79,935)	(112,250)
Unrealized investment income	6,018	(77,282)	(11,836)
Unrealized gain on derivatives	—	—	(59)
Income taxes	(1,579)	(5,388)	18,028
Acquisition success fees	4,000	—	20,000
Non-recurring and other	(3,528)	49,814	3,962

After-tax Distributable Earnings	$973,489	$837,275	$585,306

Income taxes	68,260	57,336	42,623

Distributable Earnings	$1,042,109	$894,611	$627,929

Realized performance allocations, net	(204,710)	(194,582)	(74,027)
Realized investment income and other, net	20,660	7,703	47,241
Depreciation expense	20,355	20,387	6,589
Interest expense, net	74,158	36,109	(1,401)

Fee-Related Earnings	$952,572	$764,228	$606,331

Additional important financial performance measures identified by the Company include FRE Margin and after-tax distributable earnings per share, assets under management and fund performance.

Refer to our Results of Operations and Financial Condition included within Exhibit 99.2 of our Form 8-K furnished on February 5, 2026 related to our fourth quarter and full year ended December 31, 2025 earnings for additional information on FRE Margin and after-tax distributable earnings per share, which is not incorporated by reference into this proxy statement.

TPG | 2026 Proxy Statement | 89

Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Operating Metrics-Assets Under Management” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Operating Metrics-Fund Performance Metrics” in our Annual Report on Form 10-K for our definition of Assets Under Management and details of fund performance metrics, respectively.

TPG | 2026 Proxy Statement | 90

TPG INC. ATTENTION: CORPORATE SECRETARY 301 COMMERCE STREET SUITE 3300 FORT WORTH, TEXAS 76102	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TPG2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69574-P31220	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TPG INC.
The Board of Directors recommends you vote FOR:

1.	Election of Directors Nominees:		For	Withhold
	1a. 1b. 1c.	Gunther Bright James Coulter Mary Cranston	☐ ☐ ☐	☐ ☐ ☐	2.	Election of Executive Committee Members Nominees:		For		Withhold
	1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k. 1l. 1m. 1n.	Kelvin Davis Kathy Elsesser William McRaven Deborah Messemer Nehal Raj Jeffrey Rhodes Ganendran Sarvananthan Todd Sisitsky David Trujillo Anilu Vazquez-Ubarri Jon Winkelried	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		2a. 2b. 2c. 2d. 2e. 2f. 2g. 2h. 2i.	James Coulter Kelvin Davis Nehal Raj Jeffrey Rhodes Ganendran Sarvananthan Todd Sisitsky David Trujillo Anilu Vazquez-Ubarri Jon Winkelried	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
					The Board of Directors recommends you vote FOR:			For	Against	Abstain
					3.	Advisory Vote to Approve Executive Compensation (Say-on-Pay)		☐	☐	☐
					4.	Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V69575-P31220

TPG INC. Annual Meeting of Stockholders Wednesday, June 3, 2026 6:00 p.m. EDT This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) James Coulter, Jon Winkelried, Jack Weingart and Jennifer Chu, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and/or Class B common stock of TPG INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 6:00 p.m. EDT, on Wednesday, June 3, 2026, virtually at www.virtualshareholdermeeting.com/TPG2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side